UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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SLM Corporation

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12061 Bluemont Way
Reston, Virginia 20190

April 7, 2009

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
OF SLM CORPORATION
To Be Held On May 22, 2009

To our Shareholders:

The 2009 Annual Meeting of Shareholders of SLM Corporation will be held at the Corporation’s offices, 12061 Bluemont Way, Reston, Virginia 20190 on Friday, May 22, 2009 beginning at 11:00 a.m., local time. At the meeting, holders of the Corporation’s common stock will consider and vote on the following matters:

•	Election of 16 directors for a term of one year and until their successors have been elected or appointed;

•	Adoption of an equity compensation plan for directors, the SLM Corporation Directors Equity Plan;

•	Adoption of an incentive plan for management and employees, the SLM Corporation 2009-2012 Incentive Plan;

•	Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2009; and

•	Any other matters that properly come before the meeting.

All record holders of shares of SLM Corporation common stock at the close of business on March 23, 2009 are entitled to vote at the meeting. If you wish to attend the meeting in person, you must bring evidence of your ownership as of March 23, 2009, or a valid proxy showing that you are representing a shareholder.

Your participation in the Annual Meeting is important. We urge you to take the time to read carefully the proposals described in the proxy statement and vote your proxy at your earliest convenience. You may vote by telephone, Internet or, if you request that proxy materials be mailed to you, by completing and signing the proxy card enclosed with those materials and returning it in the envelope provided. If you plan to attend the Annual Meeting, please advise the Corporate Secretary, Mary Eure, directly at (703) 984-6785.

Thank you for your investment in Sallie Mae.

Sincerely,

Anthony P. Terracciano
Chairman of the Board of Directors

PROXY STATEMENT
PROPOSAL 1--ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
REPORT OF THE AUDIT COMMITTEE
EXECUTIVE AND DIRECTOR COMPENSATION
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS
NARRATIVE DISCUSSION OF COMPENSATION ARRANGEMENTS
OUTSTANDING EQUITY AWARDS AT 2008 FISCAL YEAR END
OPTION EXERCISES AND STOCK VESTED
PENSION BENEFITS
NON-QUALIFIED DEFERRED COMPENSATION FOR FISCAL YEAR 2008
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
DIRECTOR COMPENSATION FOR 2008
ALL OTHER COMPENSATION
PROPOSAL 2--ADOPTION OF THE SLM CORPORATION DIRECTORS EQUITY PLAN
PROPOSAL 3--ADOPTION OF THE SLM CORPORATION 2009-2012 INCENTIVE PLAN

PROXY STATEMENT
Important Notice Regarding the Availability of Proxy Materials For the
Annual Meeting of Shareholders to be Held on May 22, 2009

The proxy statement and annual report on Form 10-K
are available at http://www.salliemae.com/investors/annualreports

The Board of Directors of SLM Corporation (the “Corporation” or “SLM”) solicits your proxy to conduct business at the Corporation’s Annual Meeting to be held at the Corporation’s offices, 12061 Bluemont Way, Reston, Virginia 20190 on Friday, May 22, 2009 at 11:00 a.m., local time.

This proxy statement includes information about the Corporation’s:

•	Annual election of directors;

•	Corporate governance and board matters;

•	Independent registered public accounting firm (the “independent accountant”);

•	Compensation for certain executive officers and directors;

•	Stock ownership of executive officers and directors;

•	Request for shareholders to adopt the SLM Corporation Directors Equity Plan;

•	Request for shareholders to adopt the SLM Corporation 2009-2012 Incentive Plan;

•	Request for shareholders to ratify the appointment of PricewaterhouseCoopers LLP; and

•	Voting procedures.

PROPOSAL 1—ELECTION OF DIRECTORS

At the 2009 Annual Meeting, 16 directors are to be elected to hold office until the 2010 Annual Meeting and until their successors have been elected or appointed. The 16 persons nominated by the Board for election at the 2009 Annual Meeting are listed below, with brief biographies. All of the 16 nominees are currently serving as SLM directors. Mr. J. Terry Strange was recommended for nomination by the Chief Executive Officer and Vice Chairman of the Board, Albert L. Lord.

We do not know of any reason why any of the nominees would be unable to serve. However, if any of the nominees should become unavailable to serve as a director, the Board may designate a substitute nominee or reduce the size of the Board. If the Board designates a substitute nominee, persons named as proxies will vote “FOR” that substitute nominee.

Required Vote

This election is an uncontested election because the number of nominees for election to the Board equals the number of directors to be elected. Accordingly, as set forth in the Corporation’s By-laws, each nominee must receive more “FOR” votes than “AGAINST” votes to be elected to the Board.

As part of the nominations process, each nominee agreed to tender his or her resignation to the Board in the event the nominee fails to receive a majority of votes cast “FOR” his or her election. If any of the 16 nominees fails to receive a majority of the votes cast “FOR” his or her election, the Nominations and Governance Committee of the Board of Directors will make a recommendation to the Board on whether to accept or reject the nominee’s resignation, which will be automatically tendered upon the certification of the election results. The Board will act on the Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results.

You may cumulate your vote and cast all your votes “FOR” one nominee or you may distribute your votes among the nominees in any manner. The persons named as proxies by the Corporation will not exercise discretion to cumulate votes unless another shareholder cumulates its shares when voting for directors.

Unless marked to the contrary, proxies received will be voted “FOR” the nominees named in this proxy statement in order to elect all of the nominees or the maximum number possible.

Board Recommendation

The Board of Directors recommends a vote “FOR” the election of the 16 nominees named below. Proxies will be so voted unless shareholders specify a contrary choice in giving their proxies.

Name and Age	Position, Principal Occupation,
Service as a Director*	Business Experience and Directorships

Ann Torre Bates 51 Director since July 31, 1997	Strategic and Financial Consultant
• Strategic and Financial Consultant—1998 to present
• Executive Vice President, Chief Financial Officer and Treasurer, NHP Incorporated, a national real estate services firm—1995 to 1997
• Vice President and Treasurer, US Airways—1991 to 1995, various finance positions—1988 to 1991
• Directorships of Other Public Companies: Franklin Templeton Funds, Franklin Mutual Series Funds, Franklin Mutual Recovery Fund, Allied Capital Corporation

William M. Diefenderfer, III 63 Director since May 20, 1999	Partner, Diefenderfer, Hoover, Boyle & Wood
• Partner, Diefenderfer, Hoover, Boyle & Wood, a law firm, Pittsburgh, PA—1991 to present
• Chief Executive Officer and President, enumerate Solutions, Inc., a privately owned technology company—2000 to 2002
• Treasurer and Chief Financial Officer, Icarus Aircraft, Inc., a privately owned aviation technology company—1992 to 1996
• Deputy Director of the Office of Management and Budget—1989 to 1991
• Directorships of Other Public Companies: Chairman, U-Store-It Trust

Diane Suitt Gilleland 62 Director since March 25, 1994	Associate Professor of Higher Education, University of Arkansas, Little Rock
• Associate Professor of Higher Education, University of Arkansas, Little Rock—2003 to present
• Deputy Director, Illinois Board of Higher Education—1999 to 2003
• Senior Associate, Institute for Higher Education Policy—1998 to 1999
• Senior Fellow, American Council on Education, Washington, DC—1997
• Director, Arkansas Department of Higher Education—1990 to 1997
• Chief Finance Officer, Arkansas Department of Higher Education—1986 to 1990
• Other Activities: Director, University of Arkansas at Pine Bluff Foundation, University of Arkansas Foundation Board

Name and Age	Position, Principal Occupation,
Service as a Director*	Business Experience and Directorships

Earl A. Goode 68 Director since July 31, 2000	Chief of Staff to the Governor of Indiana
• Chief of Staff to the Governor of Indiana—November 2006 to present, Deputy Chief of Staff to the Governor of Indiana—April 2006 to November 2006
• Commissioner, Department of Administration, State of Indiana—January 2005 to April 2006
• Chairman, Indiana Sports Corporation—2001 to 2006
• President, GTE Information Services and GTE Directories Corporation—1994 to 2000, President, GTE Telephone Operations North and East—1990 to 1994, President, GTE Telephone Company of the Southwest—1988 to 1990
• Other Activities: Trustee, Georgetown College

Ronald F. Hunt 65 Director since July 5, 1995	Attorney
• Attorney—1990 to present
• Chairman, National Student Clearinghouse—1997 to 2004
• Executive Vice President and General Counsel, Student Loan Marketing Association—1984 to 1990, various officer positions—1973 to 1984
• Other Activities: Chairman, Warren Wilson College Board of Trustees

Albert L. Lord 63 Director since July 5, 1995	Vice Chairman and Chief Executive Officer, SLM Corporation
• Vice Chairman (since January 2008) and Chief Executive Officer (since December 2007), SLM Corporation
• Chairman, SLM Corporation—March 2005 to January 2008, Vice Chairman and Chief Executive Officer—1997 to May 2005
• President and principal shareholder, LCL Ltd., an investment and financial consulting firm—1994 to 1997
• Executive Vice President and Chief Operating Officer, Student Loan Marketing Association—1990 to 1994, various officer positions—1981 to 1990
• Directorships of Other Public Companies: BearingPoint, Inc.
• Other Activities: Chairman, Cesar Chavez Charter Schools; Director, Children’s Choice Learning Centers, Inc.

Michael E. Martin 53 Director since March 20, 2008	Partner, Warburg Pincus, LLC
• Partner, Warburg Pincus, LLC, a private investment partnership—2009 to present
• President, Brooklyn NY Holdings LLC, an asset and investment management firm—2006 to 2009
• Vice Chairman and Managing Director, UBS Investment Bank—2002 to 2006
• Managing Director, Credit Suisse First Boston and First Boston Corporation—August 1987 to 2002
• Associate, Wachtell, Lipton, Rosen and Katz—1983 to 1987
• Directorships of Other Public Companies: Chairman, BPW Acquisition Corp.
• Other Activities: Director, Arena Media Networks, LLC

Name and Age	Position, Principal Occupation,
Service as a Director*	Business Experience and Directorships

Barry A. Munitz 67 Director since July 31, 1997	Trustee Professor, California State University, LA
• Trustee Professor, California State University, LA—2006 to present
• Chair, California P-16 Council, an organization that develops strategies to improve education in the State of California—2005 to present
• President and Chief Executive Officer, The J. Paul Getty Trust—1997 to 2006
• Chancellor and Chief Executive Officer, California State University System—1991 to 1997
• Other Activities: Fellow, The American Academy of Arts and Sciences; Director, Leeds Equity Partners Advisory Board, Broad Family Foundations, COTSEN Foundation

Howard H. Newman 62 Director since March 31, 2008	President and Chief Executive Officer, Pine Brook Road Partners, LLC
• President and Chief Executive Officer, Pine Brook Road Partners, LLC, a private equity firm—2006 to present
• Vice Chairman and Senior Advisor, Warburg Pincus LLC, a private equity firm—1984 to 2006
• Morgan Stanley & Co., various officer positions—1974 to 1983
• Directorships of Other Public Companies: Newfield Exploration Company
• Other Activities: Advisory Committee, JEN Partners, LLC; Trustee, Salk Institute for Biological Studies

A. Alexander Porter, Jr. 70 Director since July 5, 1995	Founder and Partner, Porter Orlin Inc.
• Founder and Partner, Porter Orlin Inc. (formerly named Porter Felleman, Inc.), an investment management company—1976 to present
• Other Activities: Founder and Director, Distribution Technology, Inc.; Trustee, Davidson College, The John Simon Guggenheim Memorial Foundation, Queens University of Charlotte, North Carolina, Library of America

Frank C. Puleo 63 Director since March 20, 2008	Attorney
• Attorney—2006 to present
• Co-Chair, Global Finance Group, Milbank, Tweed, Hadley & McCloy LLP—1995 to 2006, Partner—1978 to 2006
• Directorships of Other Public Companies: Apollo Investment Corporation
• Other Activities: Director, Commercial Industrial Finance Corporation, Capital Markets Research and Tracking, LLC

Wolfgang Schoellkopf 76 Director since July 31, 1997	Managing Partner, Lykos Capital Management, LLC
• Managing Partner, Lykos Capital Management, LLC, a private equity management company—2003 to present
• Chief Executive Officer, Bank Austria Group’s U.S. operations—2000 to 2001
• Vice Chairman and Chief Financial Officer, First Fidelity Bancorporation—1990 to 1996
• Executive Vice President and Treasurer, The Chase Manhattan Bank—1979 to 1988, various officer positions—1963 to 1988
• Directorships of Other Public Companies: BPW Acquisition Corp., Sovereign Bank

Name and Age	Position, Principal Occupation,
Service as a Director*	Business Experience and Directorships

Steven L. Shapiro 68 Director since July 5, 1995	Certified Public Accountant and Personal Financial Specialist
• Certified Public Accountant and Personal Financial Specialist, Alloy, Silverstein, Shapiro, Adams, Mulford, Cicalese, Wilson & Co., an accounting firm, Chairman—1995 to present, various positions—1960 to present
• Other Activities: Director, MetLife Bank; Member, Rutgers University Executive Advisory Council, American Institute of Certified Public Accountants, New Jersey and Pennsylvania Societies of CPAs; Trustee, Virtua Health and Hospital Foundation Board

J. Terry Strange 65 Director Since July 31, 2008	Retired Vice Chairman of KPMG, LLP
• KPMG, LLP, a public accounting firm—1968 to May 2002
• Directorships of Other Public Companies: BearingPoint, Inc., Group 1 Automotive, Inc., New Jersey Resources Corp., Newfield Exploration Company

Anthony P. Terracciano 69 Director since January 7, 2008	Chairman, SLM Corporation
• Chairman, SLM Corporation—January 2008 to present
• Chairman, Riggs National Corporation—2004 to 2005
• Vice Chairman, American Water Works Company Inc.—1998 to 2003
• Chairman, Dime Bancorp—2000 to 2002
• Prior to 2000, President, First Union Corporation (now Wachovia); Chairman and CEO, First Fidelity Bancorp; President, Mellon Bank Corp.; Vice Chairman and Chief Financial officer, Chase Manhattan Bank
• Directorships of Other Public Companies: Sovereign Bank
• Other Activities: Trustee, Monmouth Medical Center

Barry L. Williams 64 Director since July 31, 2000	Founder, President, Williams Pacific Ventures, Inc.
• President, Williams Pacific Ventures, Inc., a consulting and investment company—1987 to present
• Interim President and CEO, the American Management Association International—2000 to 2001
• Bechtel Group, Managing Principal, Bechtel Investments, Inc.—1979 to 1987
• Directorships of Other Public Companies: PG&E Corporation, R.H. Donnelly & Company, CH2M Hill Companies, Northwestern Mutual Life Insurance Company, Simpson Manufacturing Co., Inc.
• Other Activities: Trustee, American Conservatory Theater; Trustee, African American Experience Fund; Chairman, Management Leadership for Tomorrow ; Director, Harvard Business School Alumni Association; American Management Association; Resources Legacy Foundation

*	Includes service on the Board of the Student Loan Marketing Association (“SLMA”) for the period of time that SLMA was the predecessor of SLM Corporation. Does not include service on the Board of SLMA for the period of time that SLMA was a subsidiary of SLM Corporation.

CORPORATE GOVERNANCE

Role and Responsibilities of the Board of Directors

The role of the Board of Directors is to promote sustainable, long-term growth of the Corporation in the interest of its shareholders. The primary responsibilities of the Board are to:

•	Select, evaluate and compensate the Chief Executive Officer (“CEO”);

•	Plan for succession of the CEO and members of the executive management team;

•	Review and approve the Corporation’s annual business plan and review the Corporation’s long-term strategies;

•	Monitor management’s performance against the annual business plan;

•	Review and approve major transactions;

•	Through its Audit Committee, select and oversee the Corporation’s independent accountant;

•	Evaluate the Corporation’s overall risk control environment;

•	Recommend director candidates for election by shareholders; and

•	Evaluate its own effectiveness.

Board Governance Guidelines

The Board’s governance guidelines are published at www.salliemae.com under the tab “Investors, Corporate Governance” and a written copy may be obtained by contacting the Corporate Secretary. Among the Corporation’s governance practices are the following:

•	A majority of the members of the Board must be independent directors and all members of the Audit, Nominations and Governance, and Compensation and Personnel Committees must be independent.

•	All directors stand for re-election every year. Directors are elected under a majority vote standard in uncontested elections and shareholders are entitled to cumulate their shares for the election of directors. Directors are not eligible to stand for re-election after reaching age 75; however, the Board waived this requirement for Mr. Schoellkopf, who was asked by the Board to stand for re-election.

•	The Board has an independent director as Chairman, Mr. Terracciano, and a lead independent director, Mr. Schoellkopf.

•	Each regularly scheduled Board meeting concludes with a session in which only members of the Board, including the CEO and Vice Chairman, Mr. Lord, participate. The second session excludes Mr. Lord and is presided over by Mr. Terracciano, or if he is not in attendance, Mr. Schoellkopf. Each regularly scheduled committee meeting concludes with an executive session presided over by the Committee Chair.

•	Board compensation includes SLM stock or other equity-linked compensation.

•	Board members have open communications with all members of management.

•	The Board and its Committees may engage its own advisors.

Director Independence

For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with the Corporation. The Board’s governance guidelines include the standards for determining director independence. These guidelines conform with and in some cases are more stringent than the independence requirements of the New York Stock Exchange (“NYSE”) listing standards. The Corporation’s director independence standards are included within the Board’s Governance Guidelines described above and published at www.salliemae.com under “Investors, Corporate Governance” and they are also listed below.

The Board has determined that the following individuals (that is, all of the individuals who served as a director during 2008, including Charles L. Daley and Benjamin J. Lambert III who both resigned from the Board in March 2008, and all nominees standing for election at the 2009 Annual Meeting, other than Mr. Lord) are independent of the Corporation because the nominees have no material relationships with the Corporation: Mses. Bates and Gilleland and Messrs. Daley, Diefenderfer, Goode, Hunt, Lambert, Martin, Munitz, Newman, Porter, Puleo, Schoellkopf, Shapiro, Strange, Terracciano and Williams. The Board made this determination based on the following:

•	No director or nominee, other than Mr. Lord, is currently or within the past three years has been an employee of the Corporation;

•	No director or nominee has an immediate family member who is an officer of the Corporation or, other than Mr. Lord, has any current or recent material relationship with the Corporation;

•	No director or nominee has a personal services contract with the Corporation, in any amount;

•	No director or nominee is an employee or owner of a firm that is one of the Corporation’s paid advisors or consultants;

•	No director or nominee is employed by a business that directly competes against the Corporation;

•	No executive officer of the Corporation serves on either the board of directors or the compensation committee of any corporation that employs either a nominee or a member of the immediate family of any nominee;

•	No director or nominee currently serves as an employee of and no immediate family member of a nominee currently serves as an executive officer of any entity with which the Corporation’s annual sales or purchases exceeded $1,000,000 or two percent, whichever is greater, of that company’s annual revenues in any of the past three years; and

•	No director or nominee or spouse of a director or nominee is an employee of a charitable organization, foundation or university that received in any of the past three years from the Corporation, in the form of charitable contributions, grants or endowments, more than the greater of (i) $1,000,000 or (ii) two percent of the organization’s total annual receipts.

In making its determination regarding independence, the Board took into account the following relationships: Mr. Hunt was an executive officer of the predecessor of the Corporation until 1990; Messrs. Goode, Hunt, Porter and Shapiro serve as board members or trustees of charitable organizations that received charitable gifts under the Corporation’s charitable gift program described in this proxy statement. None of these individuals, or their spouses, are employed by the organizations and the gifts were well below the thresholds in the Board’s independence standards. Mr. Lord is not independent because of his employment relationship with the Corporation.

Board Meetings

During 2008, the Board of Directors met 14 times. Each of the incumbent directors attended at least 75 percent of the total number of meetings of the Board and committees on which they served. Directors are expected to attend the Annual Meeting and all members of the Board, other than Mr. Strange, who was first appointed to the Board on July 31, 2008, attended the Annual Meeting in May 2008.

Board Committees

The Board has established the following committees (the “Core Standing Committees”) to assist in its oversight responsibilities:

•	Audit Committee

•	Compensation and Personnel Committee

•	Nominations and Governance Committee

•	Finance and Operations Committee

Each committee has a Board-approved written charter, which sets forth the respective committee’s functions and responsibilities. Committee charters are published at www.salliemae.com under “Investors, Corporate Governance.” Shareholders may obtain a written copy of a committee charter by contacting the Corporate Secretary.

An annual work plan is created from the charters of each Core Standing Committee so that responsibilities of the committees are addressed at appropriate times throughout the year. Agendas for meetings are based on each committee’s annual work plan and any other current matter the Committee Chair or management believes should be addressed at the meeting. The work of each committee is regularly reported to the full Board by the Committee Chair.

The current membership of the Core Standing Committees and the number of meetings held in 2008 are as follows:

	Compensation &	Nominations &	Finance &
Audit Committee	Personnel Committee	Governance Committee	Operations Committee
Ann Torre Bates*	Wolfgang Schoellkopf*	A. Alexander Porter, Jr.*	Ronald F. Hunt*
Barry A. Munitz	Diane Suitt Gilleland	Diane Suitt Gilleland	William M. Diefenderfer
Frank C. Puleo	A. Alexander Porter, Jr.	Wolfgang Schoellkopf	Earl A. Goode
J. Terry Strange Barry L. Williams	Steven L. Shapiro	Steven L. Shapiro	Michael E. Martin Howard H. Newman

Meetings Held: 13	Meetings Held: 14	Meetings Held: 10	Meetings Held: 4

*	Committee Chair

A description of the function of each committee follows.

Audit Committee.  The Audit Committee assists the Board in fulfilling its responsibilities by providing oversight relating to: (1) the integrity of the Corporation’s financial reporting; (2) the Corporation’s system of disclosure controls and system of internal controls regarding financial, accounting, legal compliance and ethics; (3) the independent accountant’s qualifications, independence and performance; (4) the performance of the Corporation’s internal audit function; (5) the Corporation’s compliance with legal and regulatory requirements; (6) the review of related persons transactions; (7) the Corporation’s overall corporate risk assessment polices and risk management practices; and (8) the preparation of the report of the Committee for the Corporation’s annual proxy statement, as required by the Securities and Exchange Commission (“SEC”).

The Board has determined that all the members of the Audit Committee are independent under the Corporation’s governance guidelines and that all members of the Audit Committee also satisfy the heightened independence standards for audit committee members under the NYSE listing standards. In addition, the Board has determined that Ms. Bates and Messrs. Strange and Williams qualify as audit committee financial experts within the meaning of the SEC regulations. Except as described in the next sentence, none of the Committee members serves on the audit committee of more than three public companies. In addition to his service on the Audit Committee of the Corporation, Mr. Strange also serves on the audit committees of four other public companies. The Board has determined, however, that such simultaneous service does not impair Mr. Strange’s ability to serve on the Corporation’s Audit Committee.

Compensation and Personnel Committee.  The Compensation and Personnel Committee (or the “Compensation Committee”): (1) assists the Board in fulfilling its responsibilities relating to human resources, compensation and benefit matters concerning the Corporation; (2) discharges the Board’s responsibilities relating to compensation of the Corporation’s executives; (3) considers and makes recommendations to the Board with respect to its own compensation; and (4) prepares the report of the Committee for the Corporation’s annual proxy statement, as required by the SEC.

The Board of Directors has determined that all Committee members are independent under the Corporation’s governance guidelines and NYSE listing standards.

The Compensation Committee considers executive and director compensation on an annual basis, culminating in decisions in January of each year. Throughout the year, the Committee considers executive compensation as warranted by personnel changes.

The Board sets compensation for directors. The Compensation Committee sets compensation for officers at the level of Senior Vice President and above. The Chief Executive Officer or his delegates set pay for all other employees. See the Compensation Discussion and Analysis section of this proxy statement for more information regarding the Compensation Committee’s processes.

The Compensation Committee retains a compensation consultant to advise it. The Compensation Committee’s consultant for 2008 was Semler Brossy Consulting Group LLC. The Committee directed Semler Brossy to: (1) recommend a peer group of companies that may be used for benchmarking executive and director compensation (the “Peer Group”); (2) inform the Committee about the marketplace for the amount and form of director and executive compensation; (3) inform the Committee of trends in executive and director compensation; (4) update the Committee on legislative and regulatory changes that affect director and executive compensation; and (5) provide its views on the reasonableness of amounts and forms of director and executive compensation. At the request of the Committee, Semler Brossy was available to management to assist in determining how the Corporation’s pay philosophy and program should apply to the Vice President level and below. For 2009, the Compensation Committee’s consultant will be Hewitt Associates, LLC.

The processes to consider compensation for executive officers and directors are as follows:

Annual Executive Compensation:  The process for the annual review of executive compensation is discussed beginning on page 12 of this proxy statement.

Annual Director Compensation:  The Compensation Committee annually reviews director compensation of the Peer Group. After discussion with the Committee’s consultant and management, the Committee recommends director compensation to the Board.

Promotions/New Hires:  Throughout the year, as the Corporation’s executive talent needs change, promotions and/or new hires at the level of Senior Vice President and above may occur. In these cases, the Compensation Committee meets to consider the appropriate amount and form of compensation for each individual. Management recommends an arrangement to the Committee for its consideration. The Committee’s consultant may give its input on the proposed arrangement to management and the Committee Chair.

Nominations and Governance Committee.  The Nominations and Governance Committee assists the Board in establishing appropriate standards for the governance of the Corporation, the operations of the Board and the qualifications of directors. The Committee also identifies individuals qualified to become Board members and recommends to the Board the director nominees for each Annual Meeting of shareholders.

The Board has determined that all of the members of the Nominations and Governance Committee are independent under the Corporation’s governance guidelines and NYSE listing standards.

Finance and Operations Committee.  The Finance and Operations Committee assists the Board in fulfilling its responsibilities and providing oversight relating to capital management, financing strategy and the general operations of the business.

Nominations Process

The Nominations and Governance Committee considers director candidates recommended in good faith by shareholders. The Committee also receives suggestions for candidates from Board members. Candidates are evaluated based on the needs of the Board and the Corporation at that time, given the then-current mix of Board members. When evaluating a candidate, factors that the Nominations and Governance Committee looks for and considers, include, but are not limited to, a nominee’s:

•	Skills and experience, particularly in the areas of accounting, finance, banking, higher education, information technology, human resources and law;

•	Knowledge of the business of the Corporation;

•	Proven record of accomplishment;

•	Willingness to commit the time necessary for Board service;

•	Integrity and sound judgment in areas relevant to the business;

•	Impartiality in representing shareholders;

•	Ability to challenge and stimulate management; and

•	Independence.

To recommend a candidate, shareholders should send, in writing, the candidate’s name, credentials, contact information, and his or her consent to be considered as a candidate to the Chairman of the Nominations and Governance Committee, in care of the Corporate Secretary at SLM Corporation, 12061 Bluemont Way, Reston, VA 20190. The shareholder should also include his or her contact information and a statement of his or her share ownership. The Nominations and Governance Committee considers and evaluates candidates recommended by shareholders in the same manner that it considers and evaluates other director candidates. In order to have been timely for consideration at the 2009 Annual Meeting, a nomination must have been received by the Corporation on or after January 8, 2009 and on or before March 9, 2009. The Committee did not receive any such recommendations for director candidates for the 2009 Annual Meeting.

Shareholder Communications with the Board

Shareholders and other interested parties may submit communications to the Board of Directors, the non-management directors as a group, the Lead Independent Director, the Chairman of the Board, or any other individual member of the Board by contacting the Chairman of the Board or the Lead Independent Director in writing at the following address: Office of the Chairman of the Board or Office of the Lead Independent Director, SLM Corporation, 12061 Bluemont Way, Reston, VA 20190. The Corporate Secretary will review all communications from our shareholders. Communications relevant to our business and operations, as determined by the Corporate Secretary, will be forwarded to the Board or individual members, as appropriate.

Related Persons Transactions

Review and Approval of Related Persons Transactions.  The Corporation has a written policy regarding review and approval of related persons transactions. The policy is published at www.salliemae.com under “Investors, Corporate Governance.”

Transactions covered by the policy are transactions involving the Corporation in excess of $120,000 in any year in which any director, nominee, executive officer, or greater-than-five percent beneficial owner of the Corporation, or any of their respective immediate family members, has or had a direct or indirect interest, other than as a director or less-than-ten percent owner of an entity involved in the transaction (“Related Persons Transaction”). Transactions that are considered routine are “pre-approved” under the policy. For example, certain loans made in the ordinary course of our business to executive officers, directors and their family members are considered Related Persons Transactions and may require proxy disclosure, but are pre-approved under the policy.

The policy provides that the Audit Committee initially review a proposed Related Persons Transaction and make a recommendation to the full Board regarding whether to approve the transaction. In considering a transaction, the Audit Committee takes into account whether a transaction would be on terms generally available to an unaffiliated third party under the same or similar circumstances.

Transactions.  Since the beginning of 2008, no Related Persons Transactions have been entered into and none are currently proposed.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed with management and the Corporation’s independent accountant, PricewaterhouseCoopers LLP, the Corporation’s audited financial statements as of and for the year ended December 31, 2008. The Committee also discussed with PricewaterhouseCoopers LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T, and with and without management present, discussed and reviewed the results of the independent accountant’s examination of the financial statements.

The Committee received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Committee concerning independence and has discussed with PricewaterhouseCoopers LLP the accountant’s independence, including relationships that may have an impact on the accountant’s objectivity and independence.

Following the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the financial statements referred to above be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the SEC.

Audit Committee
Ann Torre Bates, Chairman
Barry A. Munitz
Frank C. Puleo
J. Terry Strange
Barry L. Williams

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Introduction

Management’s Compensation Discussion and Analysis begins with a brief review of the Corporation’s business results for 2008 and Board and executive management changes that occurred during the year. These events set the stage for the Compensation and Personnel Committee’s decisions about 2008 bonus awards, terms and conditions for 2009 equity awards, and the 2009 bonus plan.

Review of 2008

The year 2008 was extraordinary for the Corporation and the financial services sector as a whole. Disruption in the credit markets and legislative changes in the economics of the federal student loan program resulted in challenges for the Corporation to fund new loans at positive spreads and to re-finance our existing portfolio. Because federally sponsored liquidity and funding programs became available, the Corporation was able to meet the demand for federal student loan originations for the 2008-2009 academic year. Our 2008 goal for federal student loan originations was $15.3 billion; we originated $17.9 billion. Our earnings on these and existing loans were less than expected under our business plan due primarily to a widening of the spread between interest rates on our earning assets, which are tied to market commercial paper rates, and interest rates on which our debt payments are based, which are tied to LIBOR.

Growth in our private credit lending business fell below our business plan due to funding constraints, including constraints in the asset-backed securitization market, and our implementation of higher credit standards for lending. The deteriorating economy led to higher default rates, which required us to make higher than expected provisions for loan losses.

During the year, we decided to exit our purchased paper businesses because they no longer offered the opportunity for expected synergies between these businesses and our traditional student loan collections business. Our decision to exit these businesses and further asset value deterioration led to impairment charges.

In response to changes in the economics of the federal student loan program and in order to position ourselves for the future, the Corporation underwent a restructuring program during the year, known internally as Project Pace, to improve efficiencies in our operations and reduce operating costs. During 2008, we reduced our operating expenses by over 20 percent in the fourth quarter of 2008 compared to the fourth quarter of 2007, after adjusting for restructuring costs, growth and other investments.

For the year, we reported positive “core earnings”1 net income of $526 million, a decrease from $560 million in 2007.

Board and Management Changes

The Board of Directors made significant changes in its composition and that of executive management during 2008. Mr. Terracciano joined the Board as Chairman in January 2008. Messrs. Martin, Newman, Puleo and Strange joined shortly thereafter, adding credit markets, legal and risk management expertise to the Board.

Mr. Lord was re-appointed as Chief Executive Officer at the end of 2007. Mr. Lord recruited Mr. Remondi to rejoin the Corporation as Vice Chairman and Chief Financial Officer in January 2008. Mr. Remondi played a critical role during the year in creating liquidity and funding solutions in difficult market conditions. Mr. Lord recruited Mr. Hewes in March 2008, who quickly assembled a senior team to restructure the private credit lending and collection business.

1  A description of “core earnings” treatment and a full reconciliation to the GAAP income statement can be found in the Company’s Annual Report on Form 10-K at the Company’s website as referenced on the first page of this proxy statement.

Overview of Key 2009 Compensation Decisions

In January 2009, the key decisions that faced the Compensation Committee were to: determine 2008 bonuses; grant equity awards; and establish the 2009 bonus plan. As the Committee’s decision-making process began, Mr. Lord suggested that, in light of the Corporation’s earnings performance and sharply lower shareholder returns, top executives forgo cash bonus compensation for the year. He also suggested that other executives receive cash bonus compensation at levels significantly reduced from prior years. The Committee concurred with Mr. Lord’s recommendation and Messrs. Lord, Remondi and Hewes did not receive cash bonus compensation for 2008. Messrs. Autor and Feierstein’s cash bonuses were reduced 75 percent and 71 percent, respectively, from 2007. For senior officers as a group, including the top five highest paid executives and 24 Senior Vice Presidents, 2008 cash bonus compensation in aggregate was one third of the target award level.

The Committee introduced new performance measures for 2009 equity awards. In the past, stock options vested upon a stated increase in the Corporation’s share price, subject to a minimum one-year service period. Acting upon a desire to more closely tie management’s compensation to sustained corporate performance — not over a single year, but over several years — the Committee provided that no more than one-third of stock options granted in 2009 will vest each year, depending on the extent to which “core earnings” net income under the annual business plan as established in each year is achieved. Likewise, performance stock granted in 2009 vests under this three-year schedule. Equity awards are subject to clawback in the event of a material inaccuracy in financial statements or performance metric criteria or a material violation of company compliance and control policies. These terms apply to officers at the level of Senior Vice President and above. As a group, senior officers received less than half (46 percent) of the equity awards granted in 2009. These grants will be reported in next year’s proxy statement.

The Committee set terms for the 2009 bonus plan. The extent to which bonuses are awarded will be based, in part, on the level of achievement of five targets: “core earnings” earnings per share; capital adequacy; asset quality; productivity; and liquidity. These targets were selected because they are key drivers of the Corporation’s success and shareholder returns. Sixty percent of awarded bonuses will be paid in cash; the remaining 40 percent will be paid in the Corporation’s common stock, which will be subject to forfeiture for 12 months. The payment of a significant amount of bonus in the form of SLM stock and the requirement to hold the stock for 12 months emphasizes the requirement of sustained corporate performance beyond the year in which bonuses are earned. Bonuses are subject to the same clawback provisions that apply to 2009 equity awards. These awards will be reported in next year’s proxy.

The remainder of this report further explains decisions made about compensation reported in this proxy statement, which are, generally, salaries paid and equity awards granted in 2008 and bonuses earned in 2008 and awarded in January 2009. The report provides context and perspective for the numerical information contained in the compensation tables that follow.

Compensation Reported in 2008: Process and Decisions Made

Process

With the exceptions noted below, the process for determining compensation reported in the tables that follow began in January 2008. At a meeting of the Compensation Committee in mid-January, the Committee heard a report from its consultant, Semler Brossy, about executive pay at other companies, using data from a custom selected group, the Peer Group,2 and a financial services

2  Fourteen companies comprise the Corporation’s Peer Group. These companies are: Affiliated Computer Services, BB&T Corp., Capital One, Charles Schwab Corp., CIT Group Inc., Comerica, Discover Financial Services, Fifth Third Bancorp, KeyCorp, Nationwide Financial Services, PNC Financial Services Group Inc., Regions Financial Corp., State Street Corporation and Sun Trust Banks, Inc. The companies are in the financial services and data processing sectors with revenues, assets, net income, market value and workforce size that are within a range of the Corporation’s. The executive and director compensation data of the Peer Group is generally as reported in proxy statements filed in 2007, reporting pay for 2006. Semler Brossy makes adjustments and updates to the data as appropriate in their judgment.

industry survey, the Survey Group.3 (The nature and scope of Semler Brossy’s role as a consultant and the material elements of the direction provided to Semler Brossy are disclosed in the “Board Committees” section of this proxy statement.) The data were used to inform the Committee about the marketplace for executive pay and to determine if pay at the Corporation is fair and reasonable. The data were not used to set pay at the Corporation at a particular percentile relative to executive pay reported in the Peer Group or Survey Group.

After reviewing the consultant’s report and the Corporation’s performance for 2007, a discussion regarding the performance of each member of the executive management team occurred between members of the Committee, the CEO and the Senior Vice President for Administration. With the exceptions noted herein, the CEO made recommendations to the Committee for base salaries, equity awards and performance bonuses for other Named Executive Officers (the “NEOs”). As a result of this process, base salaries and equity awards for 2008, which are reported in the tables that follow, were set. (Bonuses awarded in January 2008 were earned in 2007 and were reported in last year’s proxy statement.) Mr. Lord and Mr. Remondi’s salaries are fixed by the terms of their employment agreements. Likewise, Mr. Remondi’s equity grant was fixed by his employment agreement and Mr. Lord’s was fixed in May.

At the time 2008 equity awards were made, the Corporation was experiencing a fundamental shift in its business. The merger agreement with the J.C. Flowers investor group was ending. The impact of pending legislative changes, which significantly reduced the profitability of the Corporation’s core lending business, became clear. The credit markets were deteriorating. The Corporation’s share price dropped from a high of $57.98 on July 9, 2007, to $21.50 on the date of grant of the awards. Substantially all outstanding stock options were significantly below their grant prices, or “underwater.” Historically, the Corporation has emphasized stock options as a way to motivate and reward employees for performance. The share price drop affected morale and raised concerns about retention of key personnel. These factors led the Committee to make larger equity grants than in prior years, engaging the management team and employees to face new challenges.

The Committee established equity grant guidelines that would re-stake the management team’s investment in the new future of the Corporation. At the Executive Vice President level, grant guidelines were set at 200,000 stock options and a range of 7,500 to 10,000 shares of performance stock, amounts that would provide meaningful opportunity in the future success of the Corporation. As described in the notes to the Grants of Plan-Based Awards table on page 24, vesting of these stock option awards is tied to an increase in the Corporation’s share price and vesting of performance stock awards is tied to achieving the Corporation’s “core earnings” net income business plan target. So that the Corporation may use the Black-Scholes valuation methodology for accounting purposes, the options also vest upon the eighth anniversary of their grant date.

The Committee established the 2008 performance bonus plan (the “2008 Bonus Plan”), in conjunction with the Board of Directors’ approval of the 2008 annual business plan. The 2008 Bonus Plan was established under the shareholder-approved SLM Corporation Incentive Plan.4 All members of management, approximately 950 employees, were eligible to participate in the 2008 Bonus Plan.

3  Sixty-six companies in the financial services industry with assets greater than $50 billion comprise the Survey Group, which is a Towers Perrin executive compensation database. These companies include banks, insurance companies, payment processors, federally chartered financial institutions and money managers. The Corporation purchases this survey data from Towers Perrin and Towers Perrin is not retained by the Corporation as a compensation consultant.
4  In order to allow for tax deductibility of bonuses paid to the NEOs, the 2008 Bonus Plan set the achievement of positive core earnings net income as the measure to determine the maximum bonus that may be earned by any individual in a given year. The maximum individual bonus is the lesser of $5 million and one percent of the Corporation’s “core earnings” net income for the year ($560 million for 2007). The Committee then used its discretion and paid bonuses less than that amount. This tax-planning tool has been used since 1997 and frees the Committee to make decisions that it believes are appropriate from a business perspective, rather than decisions that are constrained or limited by the tax code.

Key measures for corporate success, which were adopted as performance targets for the 2008 Bonus Plan, were:

•	“Core earnings” earnings per share;

•	Level of operating expenses; and

•	Management of risks in the private credit loan portfolio.

Management reported these and other business drivers at the conclusion of each calendar quarter in the Corporation’s earnings releases. Year-to-date performance as measured against the 2008 Bonus Plan was presented to the officers of the Corporation at semi-annual meetings and to the Compensation Committee throughout the year.

The purposes of establishing the 2008 Bonus Plan and communicating results against the Plan were to; (1) inform all management employees about the performance of the Corporation as a whole; (2) unite the workforce around common goals; and (3) set expectations about the level of bonus compensation that might be made at year end. As with past years, the 2008 Bonus Plan was not used to determine individual bonuses, but instead to establish the context in which individual bonuses would be determined based primarily on individual performance, in the context of the extent to which the 2008 Bonus Plan targets for corporate performance were met.

Throughout the year, directors had contact with members of the executive management team at one-on-one meetings to prepare for Board and Committee meetings, at Board and Committee meetings themselves, at investor conferences and other corporate events, and on an ad hoc basis, at which time directors sought information from or gave guidance to members of management. This contact enabled directors to observe firsthand the communication, analytical and leadership skills of the management team. Also, each regularly scheduled Board meeting included a session with the CEO during which time the CEO discussed the challenges of the business and how members of the management team were addressing the challenges. These sessions were followed by executive sessions of the independent directors, during which independent Board members discussed among themselves the CEO’s performance. These interactions served to inform the Compensation Committee when it approached individual pay decisions in January 2008 and in January 2009.

Consistent with the Committee’s recent practice, two Compensation Committee meetings were held in January 2009. At the first meeting in mid-January, the Committee heard a report from its consultant on executive pay for the Peer Group and Survey Group. Final year end results against the 2008 Bonus Plan were reported and discussed. A discussion occurred between the Committee, the CEO and the Senior Vice President for Administration regarding individual performance. The Chairman of the Board attended this meeting and presented his performance review of Messrs. Lord, Remondi and Hewes. A second meeting was held 10 days later, at which time the Committee, among other things, determined bonuses for 2008, which are reported in the tables that follow.

Decisions Made

Key considerations of each NEO’s individual performance and how that performance resulted in pay decisions are as follows.

Mr. Lord.  Mr. Lord rebuilt the executive management team in 2008 by recruiting Messrs. Remondi and Hewes into key roles within the Corporation. He guided management through the liquidity and funding crisis that threatened the continuation of the Corporation’s core business, originating federally guaranteed student loans. He took steps to position the Corporation for future growth in private credit lending. Recognizing the importance of risk management and compliance, Mr. Lord recruited a Chief Credit Officer who continually evaluates the effectiveness of our private credit lending policies. He also recruited a Chief Compliance Officer and supported a staff increase in this area to enhance the Corporation’s compliance program.

At the time he returned from retirement to manage the Corporation, Mr. Lord’s annual base salary was set at $1.25 million. The Committee maintained this salary in 2008 in recognition of Mr. Lord’s leadership and the risks and responsibilities of the CEO position at this time.

After strong support for Mr. Lord was indicated by the Corporation’s shareholders upon his re-election to the Board, the Committee addressed Mr. Lord’s equity compensation. The Committee determined the size of the equity awards by first establishing Mr. Lord’s total potential annual pay at $10 million (including the grant date fair value of long-term equity awards), using the median target CEO pay of the Peer Group as a guideline. Total potential cash compensation was set at $3.75 million; the $1.25 million annual base salary plus a target bonus of two times salary, $2.5 million. The remainder of the potential pay package, $6.3 million, was made in equity awards. The Committee granted Mr. Lord 100,000 shares of performance stock, the maximum number of full-value shares that may be granted under the Incentive Plan, and 530,000 options. Using the valuation methodology set forth below5, Mr. Lord’s actual pay for 2008 was $3.8 million. Using the intrinsic value of his equity awards at year end, Mr. Lord’s actual pay was $2.14 million.

As stated earlier, Mr. Lord did not receive a cash bonus for 2008; his cash compensation was limited to his salary.

Mr. Remondi.  Mr. Remondi returned to the Corporation at a critical time. The Corporation had just terminated its merger agreement with the J.C. Flowers investor group and completed a public equity offering. Mr. Remondi immediately set about shoring up the Corporation’s liquidity by re-negotiating an asset-based commercial paper (“ABCP”) facility to provide a source of financing for the Corporation’s lending business. As the credit markets deteriorated, Mr. Remondi began discussions with federal officials. These discussions resulted in federally sponsored liquidity and funding programs that enabled the Corporation to meet the demand for originating federal student loans. Most recently, Mr. Remondi negotiated the extension of the ABCP facility, which is a continuing source of liquidity for the Corporation’s business.

Mr. Remondi’s compensation for 2008 was as set forth in the employment agreement entered into in January 2008. He received an annual base salary of $1.0 million and 2 million stock options. While this compensation is higher than historical levels for this position, the Committee believed this level of compensation necessary to obtain Mr. Remondi’s knowledge, experience and expertise at an extraordinary time in the life of the Corporation. As discussed above, Mr. Remondi did not receive an annual cash bonus. At year end, Mr. Remondi’s options had no intrinsic value.

Mr. Hewes.  Mr. Hewes joined the Corporation initially as Chief Credit Officer. Shortly after joining the Corporation, he was appointed Chief Lending Officer, responsible for private credit loan originations. Soon thereafter, he assumed operational responsibilities for the debt collection businesses, the Sallie Mae Bank, and wind-downing the purchased paper businesses.

Mr. Hewes’s compensation for 2008 was set at the time of his initial hire in March. His grant of 200,000 options was consistent with the 2008 grant guidelines for Executive Vice Presidents with roles and responsibilities similar to Mr. Hewes’s at that time. His annual base salary of $400,000 was predicated upon Mr. Hewes’s depth of experience in the financial services sector and was slightly higher than that of other Executive Vice Presidents. As discussed above, Mr. Hewes did not receive an annual cash bonus and his options had no intrinsic value at year end.

Mr. Autor.  In 2008, Mr. Autor played a critical role in spear-heading Project Pace, the Corporation’s operational efficiency and cost-reduction program. He continued to be responsible for management of the information technology division, loan originations and repayment operations and call centers, and guarantor servicing line of business.

5  The Committee valued Mr. Lord’s performance stock award in May 2008 based on a fair market value of $22.15 per share (the actual closing market price on May 7, 2008). His stock option award was valued at $7.75 per share, or 35% of the fair market value. Using this same methodology, Mr. Lord’s performance stock and stock option awards at December 31, 2008, are valued at $8.90 and $3.12, respectively.

Mr. Autor’s annual base salary in 2008 was the same as in 2007: $350,000. He was awarded a bonus of $100,000 for 2008, a 75 percent reduction from the prior year. The decision to reduce his bonus compensation was not made on the basis of Mr. Autor’s performance. The decision was made in light of the Corporation’s earnings performance and sharply lower shareholder returns. Mr. Autor received equity awards consistent with the grant guidelines for Executive Vice Presidents. His options had no intrinsic value at year end.

Mr. Feierstein.  Upon the departure of several executives in December 2007, Mr. Feierstein was appointed to lead the sales and marketing functions of the Corporation. Under his guidance, the Corporation maintained clients and increased loan volume in very uncertain times.

In recognition of his increased responsibilities and contributions, Mr. Feierstein was promoted to Executive Vice President in January 2008, at which time his annual base salary was increased from $235,000 to $350,000. He was awarded a bonus of $100,000, a 71 percent reduction from the prior year. The decision to reduce his bonus compensation was not made on the basis of Mr. Feierstein’s performance. The decision was made in light of the Corporation’s earnings performance and sharply lower shareholder returns. Mr. Feierstein received equity awards consistent with the grant guidelines for Executive Vice Presidents. His options had no intrinsic value at year end.

Mr. Andrews.  Mr. Andrews served as President through September 19, 2008, at an annual base salary of $750,000, an amount unchanged since May 2007, when he was appointed Chief Executive Officer. His 2008 equity awards granted in January, at which time he was Executive Vice President, were slightly higher than the grant guidelines for Executive Vice Presidents, reflecting his larger role and responsibilities at that time.

Mr. Andrews served a key leadership role at the Corporation through 2007, particularly after the departure of Thomas J. Fitzpatrick as Chief Executive Officer and during the unsettling times of the pending J.C. Flowers investor group transaction. He kept the workforce focused on driving the business and, at the request of the Board, fully cooperated with the investor group. Shortly after the return of Mr. Lord as CEO and Mr. Remondi as Vice Chairman and CFO, Mr. Andrews’s responsibilities at the Corporation diminished. By the third quarter, Mr. Andrews and the Board reached the conclusion that his services were no longer needed.

For year-to-date achievement of individual performance goals, including enhancing the Corporation’s compliance program and winding down the purchased paper businesses, the Committee awarded him a bonus of $500,000 for services in 2008. In recognition of his five-year career and the disruption in his career caused by the Board changing the direction of the Corporation and its management, the Committee awarded him a severance payment of $2.5 million and vested his outstanding unvested performance stock awards valued at $267,938 on his last day of employment, September 30, 2008. Mr. Andrews also received subsidized medical insurance valued at $9,967.

Mr. Franke.  Mr. Franke voluntarily resigned his position as Executive Vice President, Corporate Finance in September and left the Corporation at year end. His annual base salary was $350,000, an amount commensurate with his responsibilities and tenure at the Corporation, and other Executive Vice Presidents. In recognition of the key role that he played in managing the corporate finance department and debt investor relationships during turbulent times, the Committee awarded him a bonus of $600,000 and vested his outstanding and unvested performance stock awards valued at $83,900 on his last day of employment, December 31, 2008. Mr. Franke also received subsidized medical insurance valued at $9,431.

Mr. Lavet.  In early 2008, Mr. Lavet and management reached the conclusion that his services were no longer needed. Mr. Lavet’s position ended on January 31, 2008. In recognition of Mr. Lavet’s 16-year career and his services to the Corporation through the uncertainty of the J.C. Flowers investor group transaction, the Committee awarded him a severance payment of $2.1 million and vested his outstanding and unvested performance stock awards valued at $262,881 as of January 31, 2008, his last day of employment. Mr. Lavet agreed to provide consulting services for 12 months following his termination of employment for $16,500 per month. Mr. Lavet also received subsidized medical insurance valued at $16,943.

Other Information

The following information outlines the objectives of the Corporation’s executive compensation program and the individual elements of compensation that comprise the program.

Objectives of the Corporation’s Executive Compensation Program

The primary objective of the Corporation’s executive compensation program is to drive and sustain corporate performance. Other objectives of the program are to: align the interests of executives with shareholders; attract and retain talented executives; offer competitive levels of total compensation; and recognize length of service with the Corporation.

The program rewards individual performance, in the context of the extent to which the goals of the annual performance bonus plan are achieved and share price performance is sustained.

Elements of Compensation

The executive compensation program includes seven elements of pay. The objective of each element, the reason the Corporation pays the element, the role of those elements in the Corporation’s overall compensation structure and the relationship between the elements and the overall structure are discussed below.

•	Base salaries: Base salaries are provided to further the compensation program objective of providing competitive pay as well as attracting and retaining executives. Decisions about base salaries have an impact on the amount of retirement and cash severance benefits due to the NEOs because retirement and cash severance benefits are calculated by reference to base salaries. The Committee does not re-visit the retirement and cash severance benefit programs each time base salaries are adjusted.

•	Annual performance bonuses: Annual performance bonuses are paid to reward individual performance, in the context of the extent to which the goals of the annual corporate performance plan are achieved. Annual performance bonuses fit the objective of linking pay to both corporate and individual performance. Like base salaries, annual performance bonuses have an impact on retirement and cash severance benefits. The Committee does not re-visit these benefits each time annual performance bonuses are awarded.

•	Equity awards: Grants of equity awards are made to members of the executive management team and generally extend throughout the workforce. The Corporation makes equity awards to align shareholder and employee interests and to link pay to long-term corporate performance. Equity awards fit the objective of tying pay to performance and alignment with shareholder interests. Equity awards do not affect retirement benefits and generally do not vest upon retirement.

•	Retirement benefits: The Corporation offers a defined contribution savings program[6]and a defined benefit retirement program, which latter program is being terminated[7]. The Corporation provides retirement benefits to be competitive in the employment marketplace, to

6  The Corporation’s defined contribution savings program provides for contributions to tax-deferred, savings-style accounts from both the Corporation and employees. A tax-qualified plan and a non-qualified plan comprise the program. The investment risk of the program is borne by employees.
7  The Corporation’s defined benefit retirement program is funded solely by corporate contributions. A tax-qualified plan and a non-qualified plan comprise the program which will cease to accrue benefits past June 30, 2009. The Corporation bears the investment risk of this program.

take advantage of corporate and individual tax benefits, and to assist management employees in individual retirement planning. Retirement benefits fit the objectives of providing competitive compensation and recognizing tenure. The Corporation does not emphasize retirement benefits. In May 2004, the Corporation determined to discontinue benefit accruals under the defined benefit retirement program on a phased-out basis, with the final phase-out set for July 1, 2009. At the same time, the maximum corporate contribution to the Corporation’s defined contribution savings program was increased from six to eight percent of pay, and has subsequently been reduced to five percent of pay. The Corporation’s decision to end the accrual of benefits under the defined benefit retirement program is consistent with the compensation program’s lack of emphasis on risk-free or safety-net pay.

•	Severance benefits: With the exception of Messrs. Lord and Remondi, there are no formal severance arrangements for NEOs. These arrangements are discussed in the “Narrative Discussion of Compensation Arrangements” section following the Summary Compensation Tables. Mr. Lord’s and Mr. Remondi’s severance arrangements met the goal of securing their services as CEO and CFO, respectively, at a time when the Corporation’s stability and future were unsettled. In the event of involuntary terminations of other NEOs, severance benefits are generally negotiated individually at the time of severance and are tied to equity awards, base salary and annual performance bonuses. The Corporation maintains the Change in Control Severance Plan described below, which was amended effective January 1, 2009 to eliminate “single trigger” benefits. The Change in Control Severance Plan meets the objective of retaining executives through the negotiation and implementation of a change in ownership of the Corporation and, due to its “double trigger” elements, is consistent with best practices. The benefits payable under the plan do not affect decisions regarding other compensation and benefits. The Corporation views this plan’s existence as having been an important element in allowing the Corporation to maintain operations while the proposed merger with the J.C. Flowers investor group was pending and to quickly reorient itself following termination of the merger agreement.

•	Opportunity to defer compensation: The Corporation offers management employees, including the NEOs, the opportunity to defer payment of a portion of their compensation into a non-qualified deferred compensation plan. The Corporation provides this benefit to be competitive and to assist management employees in their retirement planning. This benefit meets the objective of providing competitive compensation. The deferred compensation plan relates to other elements of pay in that base salary, annual performance bonuses, and performance stock may be deferred. The plan is considered a tax-planning strategy for executives, not a benefit provided by the Corporation. The Corporation does not make contributions to the deferred compensation plan or pay “above market” rates of return. The compensation expense of investment earnings that accrue under the plan is offset by a hedging investment strategy.

•	Non-cash benefits: Non-cash benefits fit the objective of providing competitive compensation. Decisions about non-cash benefits do not affect other pay. In 2008, non-cash benefits were provided in the form of charitable matching contributions for certain charitable donations made by employees, coverage for out-of-pocket medical expenses under the Corporation’s medical plan, an annual executive physical exam, and financial planning assistance. These benefits, other than the annual physical exam, were discontinued in 2009. The Corporation provided housing benefits to Messrs. Remondi and Hewes and personal travel benefits to Mr. Remondi. These executives were recruited from other geographic locations and these non-cash benefits were provided as part of their retention arrangements.

The Corporation also provides benefit programs that are available to all full-time employees on the same terms and conditions, such as medical and dental benefits, life insurance, disability insurance and an employee stock purchase plan. Because these benefits are not a component of our executive compensation program, these benefits are not described in this Compensation Discussion and Analysis.

Change in Control Severance Benefits

The Change in Control Severance Plan, which was adopted in 2006, applies to officers at the level of Senior Vice President and above. The plan is designed to reduce the possibility that executives might preemptively seek jobs at other corporations in anticipation of a potential change in control and to retain executives through the finalization and integration of any change in ownership of the Corporation, providing for continuity of management. As noted above, the Corporation considers this plan to have been important in allowing the Corporation to maintain operations while the proposed merger with the J.C. Flowers investor group was pending and to quickly reorient itself following termination of the merger agreement.

If termination of employment for reasons defined in the plan occurs within 24 months of a change in control of the Corporation, the participant is entitled to receive a lump sum cash payment equal to two times the sum of his or her base salary and average, annual performance bonus. A participant will also be entitled to receive a pro-rated portion of his or her target annual performance bonus for the year in which the termination occurs, as well as continuation of medical insurance benefits for a two-year period. The plan provides for tax gross-up payments in the event that benefits exceed amounts determined under the Internal Revenue Code of 1986, as amended (the “Tax Code”).

The Committee amended the Change in Control Severance Plan effective January 1, 2009 to eliminate vesting that is triggered solely by a change in control, as defined in the plan. As amended, for equity awards granted after January 1, 2009, unvested equity awards become vested and non-forfeitable in connection with a change in control only if the participant’s employment is terminated or if the acquiring or surviving entity does not assume the awards. Awards made before January 1, 2009 vest upon a change in control, regardless of whether the participant’s employment terminates.

Share Ownership Guidelines

The Corporation has maintained share ownership guidelines for officers at the level of Senior Vice President and above for over nine years. Due to the fundamental shifts in the Corporation’s business and the significant drop in the Corporation’s share price over the past 12 months, the Compensation Committee has determined to suspend the application of the ownership guidelines at this time. The Committee will revisit the guidelines and will report new guidelines to shareholders no later than the third quarter.

Equity Grant Practices in 2008

The Corporation grants stock options upon the following circumstances: annually, on a performance basis to eligible officers and employees (“Annual Option Grants”); upon initial hire; officer promotions; and acquisitions (“Event Driven Option Grants”).

•	Annual Option Grants: With the exception of grants made upon the initial hiring of members of management and the grant awarded to Mr. Lord upon his re-election to the Board of Directors, all management Annual Option Grants were made at the regularly scheduled January Committee meeting in conjunction with annual performance evaluations of the management team. In the case of Annual Option Grants, the grant price is equal to the Corporation’s closing stock price on the date of the applicable meeting.

•	Event Driven Option Grants: In the case of Event Driven Option Grants, the grant price is equal to the Corporation’s closing stock price on the date of the event. With regard to business acquisitions, the grant date for options is the date of the close of the acquisition.

Documentation of Option Grants:  The Compensation Committee has authority to grant options. In certain cases, the Committee has delegated grant-making authority to a Plan

Subcommittee. The Plan Subcommittee is currently composed of Mr. Lord in his role as Vice Chairman of the Board. An explanation of the types of grants made by the Compensation Committee and the Plan Subcommittee and the documentation process for each follows.

•	Grants by the Committee: The Compensation Committee makes the Annual Option Grant to all management employees and new hires and promotion grants to employees at the Senior Vice President level and above. The Compensation Committee makes these grants pursuant to its responsibilities to set executive management pay and in order to preserve the tax deductibility of option compensation.

•	Grants by the Subcommittee: The Plan Subcommittee makes grants typically in two situations: the Annual Option Grant to rank-and-file employees, and upon new hires and promotions below the Senior Vice President level. In all cases, the Plan Subcommittee has been previously authorized by the Compensation Committee to make these grants. This process is designed to use the regularly scheduled meetings of the Compensation Committee for consideration of equity grants and to avoid the need to call interim Committee meetings for actual documentation of the grant.

Performance Stock Awards:  The Committee typically awards performance stock at a regularly scheduled January Committee meeting in conjunction with annual performance evaluations of the management team. Performance stock is granted based on the Corporation’s closing stock price on the date of the applicable meeting.

Compensation and Personnel Committee Report

The Compensation and Personnel Committee of the Board of Directors has reviewed the Compensation Discussion and Analysis and discussed that Analysis with management. Based on its review and discussions with management, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Corporation’s Annual Report on Form 10-K for 2008 and the Corporation’s 2009 proxy statement.

Compensation and Personnel Committee
Wolfgang Schoellkopf, Chairman
Diane Suitt Gilleland
A. Alexander Porter, Jr.
Steven L. Shapiro

SUMMARY COMPENSATION TABLE

The table below summarizes certain compensation paid or awarded to or earned by each of the NEOs for the fiscal year ended December 31, 2008. NEOs for 2008 are:

Mr. Lord, who served as Principal Executive Officer for the entire year;

Mr. Remondi, who served as Principal Financial Officer from January 7, 2008 through the end of the year;

Messrs. Autor, Feierstein and Hewes, who were serving as executive officers at year end and were the most highly paid executive officers other than Messrs. Lord and Remondi;

Mr. Andrews, who served as Principal Financial Officer through January 6, 2008; and

Messrs. Franke and Lavet, who would have been among the highest paid executive officers had they been serving as executive officers at year end.

For this purpose, “compensation” means the amount disclosed in the “Total” column of the Summary Compensation table in this proxy statement less the amounts disclosed in the Change in Pension Value column of that same table.

For those individuals who were also NEOs in 2007 and 2006, compensation information for the years ended December 31, 2007 and December 31, 2006 is included.

						Change in
				Stock	Option	Pension	All Other
		Salary		Awards	Awards	Value	Compensation	Total
Name and Principal Position	Year	($)	Bonus	($)(1)	($)(2)	($)(3)	($)(4)	($)

Albert L. Lord	2008	$1,478,846	$0	$1,114,000	$1,505,937	$367,028	$195,118	$4,660,929
Principal Executive Officer	2007	519,104	0	0	587,275	542,631	13,010	1,662,020
John F. Remondi	2008	938,461	0	0	12,122,043	0	232,209	13,292,713
Principal Financial Officer from January 7, 2008
Robert S. Autor	2008	350,000	100,000	278,655	939,546	28,025	45,494	1,741,720
Executive Vice President	2007	349,039	400,000	367,991	163,017	44,441	33,691	1,358,179
Barry S. Feierstein	2008	345,576	100,000	143,971	939,546	0	65,828	1,594,921
Executive Vice President	2007	234,451	350,000	61,493	188,763	0	24,471	859,178
John J. Hewes	2008	307,692	0	103,375	563,938	0	51,741	1,026,746
Executive Vice President
C. E. Andrews	2008	597,115	500,000	497,262	1,882,571	266,421	2,604,106	6,347,475
Principal Financial Officer	2007	629,711	900,000	310,743	262,617	130,241	92,547	2,325,859
through January 6, 2008	2006	400,043	360,000	370,018	202,936	136,661	88,984	1,558,642
J. Lance Franke	2008	331,730	600,000	201,595	50,748	161,273	31,576	1,376,922
Robert S. Lavet	2008	40,384	0	223,698	50,748	95,103	2,173,159	2,583,092
	2007	300,000	550,000	311,714	135,517	57,143	31,787	1,386,161

(1)	Amounts disclosed as Stock Awards are the sum of the dollar amounts recognized for financial statement reporting purposes with respect to 2008 in accordance with the Financial Accounting Standards Board’s Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-Based Payment,” which is a revision of SFAS No. 123, “Accounting for Stock-Based Compensation,” without regard to estimation of forfeitures, for Performance Stock Awards. The fair value of Performance Stock Awards is estimated on the date of grant based on the market price of the stock and is amortized to compensation cost on a graded vesting basis over the related vesting periods. The SFAS No. 123(R) expense for Performance Stock Awards equals the sum of the amortized expense for 2008 for Performance Stock Awards granted in 2004, 2005, 2006, 2007 and 2008. Shares granted in 2008 as Performance Stock Awards are disclosed in the Equity Incentive Plan Awards column of the Grants of Plan-Based Awards table in this proxy statement. The grant date fair value of Performance Stock Awards granted in 2008 is disclosed in the Grant Date Fair Value of Stock and Option Awards column of the table. The terms of the Performance Stock Awards granted in 2008 are described in footnotes to the table.

(2)	Amounts disclosed as Option Awards are the sum of the dollar amounts recognized for financial statement reporting purposes with respect to 2008 in accordance with SFAS No. 123(R) expense of stock options granted in 2007 and 2008. Information on grant date fair value, applicable assumptions applied in valuing awards, and service period over which the SFAS No. 123(R) Expense is recognized by the Corporation is reported in the table below:

			Risk-Free		Expected
	Grant Date	Expected	Interest	Expected	Dividend
	Fair Value	Term	Rate	Volatility	Rate	Derived Service
Option Grant	($)	(years)	(%)	(%)	(%)	Period (years)

2008 Lord*	$8.31	4.20	2.86%	42.03%	0.00%	2.111 years
2008 Hewes	$5.24	3.15	1.60%	43.31%	0.00%	2.512 years
2008 Other NEOs	$7.12	3.15	2.38%	44.24%	0.00%	2.512 years
2008 Remondi	$6.20	4.20	2.99%	39.64%	0.00%	1 year
2007 Other NEOs	$7.90	3.19	4.88%	21.08%	2.20%	1.337 years

*	Mr. Lord was granted 4.5 million stock appreciation rights (“SARs”) in 2007, which were subject to variable accounting treatment for liability-classified awards. Mr. Lord tendered the SARs back to the Corporation on March 3, 2008, and the SARs were cancelled. On the date of cancellation, the liability and expense ($587,275) associated with this liability award was reversed.

(3)	Amounts disclosed as Change in Pension Value are the aggregate change in the actuarial present value of the NEOs’ accumulated benefits under all defined benefit pension plans and arrangements (tax-qualified and non-qualified) from December 31, 2007 to December 31, 2008, using the assumptions disclosed on page F-83 of the 2008 Form 10-K. The Corporation does not pay any above market earnings on non-qualified deferred compensation plans.

(4)	The components of “All Other Compensation” are as follows:

									Tax
	Employer								Gross-
	Contributions							Tax Gross-	up on
	To Defined	Gifts to	Medical		Company	Financial	Vacation	up on	Financial
	Contribution	Charities	Benefits	Housing	Airplane	Planning	Payout	Housing	Planning	Severance	Total
Name	Plans(A)	(B)	(C)	(D)	(E)	(F)	(G)	Benefit(H)	Benefit(I)	(J)	($)

Lord	$89,833	$75,000	$3,595	$0	$0	$10,000	$11,941	$0	$4,749	$0	$195,118
Remondi	29,213	25,000	3,595	33,601	110,000	4,250	0	24,532	2,018	0	232,209
Autor	21,105	2,600	3,595	0	0	0	18,194	0	0	0	45,494
Feierstein	56,390	0	3,595	0	0	0	5,843	0	0	0	65,828
Hewes	146	2,760	2,996	26,495	0	0	0	19,344	0	0	51,741
Andrews	58,988	24,550	3,595	0	0	4,050	0	0	2,956	2,509,967	2,604,106
Franke	13,800	4,750	3,595	0	0	0	0	0	0	9,431	31,576
Lavet	13,800	7,668	3,595	0	0	0	31,153	0	0	2,116,943	2,173,159

(A)	Amounts credited to the Corporation’s tax-qualified defined contribution and non-qualified defined contribution plans.

The combination of both plans provides NEOs with an employer contribution of up to two percent and a matching contribution of up to six percent of base salary and annual performance bonus up to $730,000 of total covered compensation, except for Messrs. Lord and Autor, whose total covered compensation is not limited.

(B)	Amounts contributed to charitable organizations under the Corporation’s charitable gift program. Under the charitable gift program in place through June 30, 2008, the Corporation contributed two dollars for each dollar contributed by an NEO (as well as all other officers of the Corporation) to post-secondary educational institutions, up to a total contribution by the Corporation of $25,000 per year; one dollar for each dollar contributed to a primary or secondary educational institution, or a civic, community, health or human service organization, up to a total contribution by the Corporation of $10,000 per year; and one dollar for each dollar contributed to an arts or cultural organization, the United Way, or a federated campaign, up to a total contribution by the Corporation of $5,000 per year. Effective July 1, 2008, the charitable gift program was changed. Under the revised program, the Corporation contributed one dollar for each dollar contributed by an NEO to educational institutions, up to a total contribution by the Corporation of $10,000 per year. Contributions to other charitable organizations were no longer matched. At February 28, 2009, the charitable gift program was suspended. Mr. Lord participated in the director’s charitable gift program, which is described in the Director Compensation section of this proxy statement.

(C)	Amounts paid for medical benefits not covered by the Corporation’s all-employee health care plan. This benefit was eliminated effective January 1, 2009.

(D)	Incremental cost to the Corporation for providing an apartment in Reston, Virginia, including rent, utilities, and housekeeping services.

(E)	Incremental cost to the Corporation for providing corporate aircraft for personal travel. This includes variable or trip costs associated with use of the aircraft: fuel, landing fees, engine maintenance, catering, pilot meal per diem, and pilot hotel and car rental.

(F)	The Corporation provided an annual financial planning benefit of up to $5,000 for Senior Vice Presidents and above and up to $10,000 for the CEO. This benefit was eliminated effective January 1, 2009.

(G)	Amounts paid as part of the conversion to a standard Paid Time Off (“PTO”) plan effective in January 2009. All employees with a PTO balance over 80 hours as of November 29, 2008 received a payout of unused accrued hours above 80 hours but less than the current annual carryover limit of 240 hours on December 12, 2008.

(H)	The value of the housing benefit described in (D) above was imputed as income and “grossed up” for all taxes. This tax gross up will not be paid beginning January 1, 2009.

(I)	The value of the financial planning benefit described in (F) above was imputed as income and “grossed up” for all taxes. This tax gross up will not be paid beginning January 1, 2009.

(J)	Severance payments are described in the “Decisions Made” section of the CD&A.

GRANTS OF PLAN-BASED AWARDS

		Equity	All Other
		Incentive Plan	Stock Awards:
		Awards:	Number	Exercise or	Grant Date
		Number of	of Securities	Base Price	Fair Value of
		Shares of	Underlying	of Option	Stock and
		Stock or Units	Options	Awards	Option Award
Name	Grant Date	(#)	(#)	($/Share)	(6)

Lord	5/8/2008	100,000 (1)			$2,228,000
	5/8/2008		530,000 (2)	$22.28	4,406,171
Remondi	1/8/2008		2,000,000 (3)	17.30	12,400,583
Autor	1/31/2008	7,500 (4)			161,250
	1/31/2008		200,000 (5)	21.50	1,424,860
Feierstein	1/31/2008	7,500 (4)			161,250
	1/31/2008		200,000 (5)	21.50	1,424,860
Hewes	3/17/2008	10,000 (4)			165,400
	3/17/2008		200,000 (5)	16.54	1,048,473
Andrews	1/31/2008	10,000 (4)			215,000
	1/31/2008		250,000 (5)	21.50	1,781,075
Franke	—
Lavet	—

(1)	Mr. Lord was granted 100,000 shares of performance stock. Fifty percent of the performance stock vests upon a determination that the Corporation has achieved positive “core earnings” net income for the four consecutive calendar quarters beginning with the first calendar quarter following the grant date, July 1, 2008; and 50 percent of the performance stock vests upon a determination that the Corporation has achieved positive “core earnings” net income for the four consecutive calendar quarters beginning with the calendar quarter beginning on July 1, 2009. Unless previously vested pursuant to the foregoing provisions, the performance stock vests upon death, disability, change in control or termination by the Corporation without cause. All shares of performance stock, whether vested or unvested, are forfeited upon termination of employment due to misconduct. Dividends declared, if any, on unvested shares of performance stock are not paid currently. Instead, amounts equal to declared dividends are credited to an account established on behalf of Mr. Lord and the amounts are deemed to be invested in additional shares of the Corporation’s common stock (“Dividend Equivalents”). Dividend Equivalents are subject to the same vesting schedule as the performance stock. At the time that the underlying performance stock vests, Dividend Equivalents allocable to the performance stock (and any fractional share amount) vest and are payable in shares of common stock. (This provision applies to all grants of performance stock).

(2)	Mr. Lord was granted 530,000 stock options. Fifty percent of the options vest upon the Corporation’s stock price reaching a closing price equal to or greater than 120 percent of the option price ($26.74) for five days, but no earlier than 12 months from the grant date; 50 percent of the options vest upon the Corporation’s stock price reaching a closing price equal to or greater than 140 percent of the option price ($31.19) for five days, but no earlier than 24 months from grant date. The options vest upon death, disability, change in control, or termination by the Corporation without cause. Any options, vested or unvested, are forfeited upon termination for misconduct. Upon retirement, all options are not forfeited and continue to be subject to the price-vesting schedule for five years from the date of retirement. The options vest on the eighth anniversary of their grant date so that the Corporation may use the Black-Scholes model to calculate fair value under SFAS No. 123(R). The options have a 10-year term and a grant price equal to the closing price of the Corporation’s common stock on the date of grant of the options.

(3)	Pursuant to his employment agreement, Mr. Remondi received a stock appreciation right that may be settled partially or entirely in cash covering 2 million shares of the Corporation’s common stock (the “Award”). The exercise price for the Award is $17.30, the closing price of the Corporation’s common stock on January 8, 2008, the date of grant. The Award vests upon the share price reaching a closing price equal to or greater than 120 percent of the grant price for five days, but not earlier than January 8, 2009. If the Award is not vested under the price vesting target, the Award vests on January 8, 2013.

(4)	Messrs. Autor, Feierstein, Hewes and Andrews were granted performance stock. Fifty percent of the performance stock vests upon the later of the first anniversary of the grant date and the date that the Corporation announces its 2008 fiscal year results; provided that the Corporation has positive “core earnings” net income for the 2008 fiscal year; and 50 percent of the performance stock vests upon the later of the second anniversary of the grant date and the date that the Corporation announces its 2009 fiscal year results; provided that the Corporation has positive “core earnings” net income for the 2009 fiscal year. Other terms and conditions are as described in Footnote (1) above.

(5)	Messrs. Autor, Feierstein, Hewes and Andrews were granted stock options that vest 50 percent upon the Corporation’s stock price reaching a closing price equal to or greater than 120 percent of the option price for five days, but no earlier than 12 months from the grant date; 50 percent of the options vest upon the Corporation’s stock price reaching a closing price equal to or greater than 140 percent of the option price for five days, but no earlier than 24 months from grant date. The options vest on the eighth anniversary of their grant date so that the Corporation may use the Black-Scholes model to calculate fair value under SFAS No. 123(R). The options vest upon death, disability, job abolishment or change in control of the Corporation. The options have a 10-year term and a grant price equal to the closing price of the Corporation’s common stock on the date of grant of the options.

(6)	The grant date fair market value for stock options granted in 2008 and the assumptions used to calculate this value are disclosed in footnote (2) to the Summary Compensation Table in this proxy statement.

NARRATIVE DISCUSSION OF COMPENSATION ARRANGEMENTS

Individually negotiated compensation arrangements were in force during 2008 for two NEOs: Messrs. Lord and Remondi. A summary of each of these arrangements follows:

Mr. Lord.  In May 2007, Mr. Lord and the Corporation entered into an employment agreement, which ends on December 31, 2010, for Mr. Lord’s services as Chief Executive Officer. Under the agreement, Mr. Lord is paid an annual base salary of $1.25 million.

The agreement establishes payment terms in the event Mr. Lord’s employment ends for certain reasons. If the Corporation terminates Mr. Lord’s employment “without cause” or Mr. Lord ends his employment for good reason, Mr. Lord is entitled to receive a cash payment equal to: (1) the number of months remaining in the term of the agreement divided by 12, but not less than one; times (2) his base salary plus his target annual bonus for the year.

Termination for cause generally means a determination by the Board of Directors that there has been a failure by Mr. Lord to perform his responsibilities and such failure remains uncured, or that Mr. Lord has committed an act of misconduct, which means (i) embezzlement, fraud, commission of a felony, breach of fiduciary duty or deliberate disregard of material Corporation policies; (ii) personal dishonesty materially injurious to the Corporation; (iii) unauthorized disclosure of any proprietary information; or (iv) competing with the Corporation while employed or within at least a two-year period (or in some instances longer) after termination of employment.

Termination for good reason generally means (i) a material reduction in Mr. Lord’s position; (ii) a reduction in his base salary or a material reduction in his compensation arrangements or benefits (except that variability in the value of stock-based compensation or in incentive compensation will not be considered a reduction); or (iii) a forced relocation of the Corporation’s executive offices.

In the event of termination of employment following a change in control of the Corporation, Mr. Lord’s benefits are determined under the terms of his employment agreement as set forth above and not the Change in Control Severance Plan.

Mr. Remondi.  In January 2008, Mr. Remondi and the Corporation entered into a three-year employment agreement, which ends on January 8, 2011, for Mr. Remondi’s services as Chief Financial Officer and Vice Chairman. Under the agreement, Mr. Remondi received 3 million options to purchase the Corporation’s common stock, is paid an annual base salary of $1 million and is eligible to receive a maximum annual performance bonus of three times his salary.

Two million of the options were granted on January 8, 2008 at a grant price of $17.30, the closing price of the Corporation’s stock on that day. These options vested on January 8, 2009, after meeting price and time vesting requirements. (The price vesting requirement was that the Corporation’s stock price close at or above $20.76 for five consecutive trading days.) One million of the options were granted on January 8, 2009 at a grant price of $10.17, the closing price of the Corporation’s stock on that day. These options vest and are exercisable when the share price trades at $24.22 for five consecutive days (a 40 percent increase over $17.30, the grant price for the first two million options), but no earlier than January 8, 2010. If these options do not vest under the price-vesting target, they vest on January 8, 2014. Once vested, options may be exercised during the remainder of their 10-year term, unless Mr. Remondi’s employment ends. Once his employment ends, Mr. Remondi must exercise vested options within 3 months of his last day of employment, except in the case of death or disability. If Mr. Remondi’s employment ends due to death or disability, unvested options vest immediately and are exercisable for one year following his death or disability and his family will receive company-sponsored medical benefits for one year.

The agreement establishes payment terms in the event Mr. Remondi’s employment ends for certain reasons. If the Corporation terminates Mr. Remondi’s employment “without cause” or Mr. Remondi ends his employment for good reason, Mr. Remondi is entitled to receive a target bonus plus a cash payment equal to six months of “pay” (the average of base salary and annual bonus since employment) for each year of service, up to a maximum of three years of “pay.” Termination of employment by the Corporation without cause and termination of employment by Mr. Remondi for good reason have the same meanings as in Mr. Lord’s agreement described above.

For up to a two-year period, Mr. Remondi is provided with housing in Reston, Virginia and an allowance of $200,000 for personal use of corporate aircraft.

OUTSTANDING EQUITY AWARDS AT 2008 FISCAL YEAR END

The table below sets forth information regarding options and stock awards that were outstanding as of December 31, 2008.

	Option Awards					Stock Awards
							Equity
						Equity	Incentive
						Incentive	Plan
						Plan	Awards:
						Awards:	Market or
						Number	Payout
						of	Value of
						Unearned	Unearned
						Shares,	Shares,
		Number of	Number of			Units or	Units or
		Securities	Securities			Other	Other
		Underlying	Underlying			Rights	Rights
		Unexercised	Unexercised	Option		That	That
		Options	Options	Exercise	Option	Have Not	Have Not
		Exercisable	Unexercisable	Price	Expiration	Vested	Vested
Name	Grant Date	(#)	(#)(1)	($)	Date	(#)(2)	($)(3)

Lord	2/14/2001	413,310	0	$22.9666	1/13/2010	—	—
	1/24/2002	3,000,000	0	28.6666	1/24/2012	—	—
	5/21/2002	459,951	0	32.6033	1/15/2011	—	—
	1/28/2003	1,500,000	0	35.2000	1/28/2013	—	—
	5/19/2005	0	300,000	48.8400	5/19/2015	—	—
	5/8/2008	0	530,000	22.2800	5/8/2018	—	—
	5/8/2008	—	—	—	—	100,000	$890,000.00

Remondi	1/8/2008	0	2,000,000	17.3000	1/8/2018	—	—

Autor	5/26/1999	15,000	0	13.7291	5/26/2009	—	—
	10/16/2000	75,000	0	16.1875	10/16/2010	—	—
	1/15/2001	25,044	0	20.1666	1/15/2011	—	—
	5/10/2001	25,404	0	21.7500	5/10/2011	—	—
	1/24/2002	180,000	0	28.6666	1/24/2012	—	—
	1/28/2003	72,162	0	35.2000	1/28/2013	—	—
	1/29/2004	17,360	0	37.8700	1/29/2014	—	—
	1/27/2005	0	30,000	50.7500	1/27/2015	—	—
	1/26/2006	0	25,000	55.8200	1/26/2016	—	—
	1/26/2006	15,567	0	55.8200	5/20/2009	—	—
	1/25/2007	20,000	0	45.4100	1/25/2017	—	—
	1/31/2008	0	200,000	21.5000	1/31/2018	—	—
	1/29/2004	—	—	—	—	1,500	$13,350.00
	1/27/2005	—	—	—	—	3,000	$26,700.00
	1/26/2006	—	—	—	—	3,250	$28,925.00
	1/25/2007	—	—	—	—	5,340	$47,526.00
	1/31/2008	—	—	—	—	7,500	$66,750.00

Feierstein	9/16/2004	3,000	0	41.1900	9/16/2014	—	—
	1/26/2006	0	8,000	55.8200	1/26/2016	—	—
	9/22/2006	0	10,000	51.4400	9/22/2016	—	—
	1/25/2007	20,000	0	45.4100	1/25/2017	—	—
	1/31/2008	0	200,000	21.5000	1/31/2018	—	—
	1/25/2007	—	—	—	—	2,225	$19,802.50
	1/31/2008	—	—	—	—	7,500	$66,750.00

Hewes	3/17/2008	0	200,000	16.5400	3/17/2018	—	—
	3/17/2008	—	—	—	—	10,000	$89,000.00

Andrews	2/24/2003	600,000	0	35.6233	12/31/2008	—	—
	1/26/2006	25,000	0	55.8200	12/31/2008	—	—
	1/25/2008	40,000	0	45.4100	12/31/2008	—	—
	1/31/2008	250,000	0	21.5000	12/31/2008	—	—

Franke	1/27/2005	20,000	0	50.7500	3/31/2009	—	—
	2/9/2005	13,725	0	47.7000	3/31/2009	—	—
	1/26/2006	15,000	0	55.8200	3/31/2009	—	—
	1/25/2007	20,000	0	45.4100	3/31/2009	—	—

(1)	All awards reported in this column are subject to price-vesting targets. The 300,000 options granted to Mr. Lord in 2005 vest upon the later of the Corporation’s common stock having a closing price of at least $58.61 for five trading days or one year from the grant date. These options also vest on the fifth anniversary of the grant, May 19, 2010. Fifty percent of the 530,000 options granted to Mr. Lord in 2008 vest upon the Corporation’s stock having a closing price of at least $26.74 for five trading days, but no earlier than 12 months from the grant date; 50 percent of the options vest upon the Corporation’s stock having a closing price of at least $31.19 for five trading days, but no earlier than 24 months from grant date. The 2,000,000 options granted to Mr. Remondi in 2008 vest upon the Corporation’s stock having a closing price of at least $20.76 for five trading days, but no earlier than 12 months from the grant date. These options also vest on the fifth anniversary of the grant date, January 8, 2013. The options reported in this column for Messrs. Autor and Feierstein that were granted in 2005 and 2006 vest upon the Corporation’s stock having a closing price for five trading days of at least $60.90 for options granted in January 2005, at least $66.98 for options granted in January 2006, and at least $61.73 for options granted in September 2006, but no earlier than 12 months from the grant date. Fifty percent of the options reported in the column for Messrs. Autor, Feierstein and Hewes that were granted in 2008 vest upon the Corporation’s stock having a closing price for five trading days of at least $25.80 for options granted in January 2008 and at least $19.85 for options granted in March 2008, but no earlier than 12 months from the grant date; and 50 percent vest upon the Corporation’s stock having a closing price for five trading days of at least $30.10 for options granted in January 2008 and at least $23.16 for options granted in March 2008, but no earlier than 24 months from the grant date. Unless otherwise noted, all options disclosed in this column vest on the eighth anniversary of their grant date. The cliff vesting terms of five or eight years is a term incorporated into stock option grants so that the Corporation may use the Black-Scholes model to calculate fair value under FAS 123R. Also, all options disclosed in this column vest upon death, disability, job abolishment, or change in control of the Corporation.

(2)	Shares of unvested performance stock as of December 31, 2008 are reported in this column. One hundred percent of the unvested performance stock granted to Mr. Autor in 2004 and 2005 vests upon the achievement of positive “core earnings” net income for the 2008 fiscal year. Up to 100 percent of the unvested performance stock granted to Mr. Autor in 2006 vests based upon the level of achievement of the 2008 “core earnings” net income business plan target. To the extent the target is under- or over-achieved, the number of shares of performance stock that may vest shall be interpolated on a straight-line basis. Up to 28 percent of the performance stock granted to Messrs. Autor and Feierstein in 2007 vests upon the achievement of the 2008 “core earnings” net income business plan target and up to 82 percent of the remaining performance stock vest based upon the level of achievement of the 2009 “core earnings” net income business plan target. To the extent the “core earnings” net income business plan target is under- or over-achieved in 2009; the number of shares of performance stock that may vest in that year shall be interpolated on a straight-line basis. Performance stock granted to Messrs. Autor, Feierstein, and Hewes in 2008 vests 50 percent upon the later of the first anniversary of the grant date and the date that the Corporation announces its 2008 fiscal year results, provided that the Corporation has positive “core earnings” net income for the 2008 fiscal year; and 50 percent upon the later of the second anniversary of the grant date and the date that the Corporation announces its 2009 fiscal year results, provided that the Corporation has positive “core earnings” net income for the 2009 fiscal year. Performance stock granted to Mr. Lord in 2008 vests 50 percent upon a determination that the Corporation has achieved positive “core earnings” net income for the four consecutive calendar quarters beginning with the first calendar quarter following the grant date (July 1, 2008); and 50 percent upon a determination that the Corporation has achieved positive “core earnings” net income for the four consecutive calendar quarters beginning with the calendar quarter beginning on July 1, 2009. All shares of performance stock vest upon death, disability, job abolishment and change in control of the Corporation.

(3)	Market value of shares or units is calculated based on the closing price of the Corporation’s stock on December 31, 2008 of $8.90.

OPTION EXERCISES AND STOCK VESTED

The table below sets forth information regarding amounts realized from options that were exercised and stock awards that vested during the 2008 fiscal year.

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
Name	on Exercise (#)	on Exercise ($)	on Vesting (#)	on Vesting ($)

Lord	0	$0	0	$0
Remondi	0	0	0	0
Autor(1)	0	0	12,213	247,924
Feierstein(2)	0	0	276	5,487
Hewes	0	0	0	0
Andrews(3)	0	0	23,368	300,840
Franke(4)	0	0	11,310	121,334
Lavet(5)	0	0	19,830	416,593

(1)	663 shares of performance stock granted in 2007 vested on January 25, 2008, with accrued dividends and are valued based on the closing price of the Corporation’s stock on January 25, 2008, of $19.88; 550 shares of performance stock granted in 2006 vested on January 26, 2008, and are valued based on the closing price of the Corporation’s stock on January 25, 2008 (a trading day), of $19.88; 2,000 shares of performance stock granted in 2005 vested on January 27, 2008, and are valued based on the closing price of the Corporation’s stock on January 25, 2008, of $19.88; and 9,000 shares of performance stock granted in 2003 vested on January 28, 2008, and are valued based on the closing price of the Corporation’s stock on January 28, 2008, of $20.45.

(2)	276 shares of performance stock granted in 2007 vested on January 25, 2008, with accrued dividends and are valued based on the closing price of the Corporation’s stock on January 25, 2008, of $19.88.

(3)	885 shares of performance stock granted in 2007 vested on January 25, 2008, with accrued dividends and are valued based on the closing price of the Corporation’s stock on January 25, 2008, of $19.88; 770 shares of performance stock granted in 2006 vested on January 26, 2008, and are valued based on the closing price of the Corporation’s stock on January 25, 2008, of $19.88; 4,550 shares of performance stock granted in 2006 vested on September 30, 2008, and are valued based on the closing price of the Corporation’s stock on September 30, 2008, of $12.34; 7,163 shares of performance stock granted in 2007 vested on September 30, 2008, with accrued dividends and are valued based on the closing price of the Corporation’s stock on September 30, 2008, of $12.34; and 10,000 shares of performance stock granted in 2008 vested on September 30, 2008, and are valued based on the closing price of the Corporation’s stock on September 30, 2008, of $12.34.

(4)	553 shares of performance stock granted in 2007 vested on January 25, 2008, with accrued dividends and are valued based on the closing price of the Corporation’s stock on January 25, 2008, of $19.88; 330 shares of performance stock granted in 2006 vested on January 26, 2008, and are valued based on the closing price of the Corporation’s stock on January 25, 2008, of $19.88; 1,000 shares of performance stock granted in 2005 vested on January 27, 2005, and are valued based on the closing price of the Corporation’s stock on January 25, 2008, of $19.88; 1,500 shares of performance stock granted in 2004 vested on December 31,2008, and are valued based on the closing price of the Corporation’s stock on December 31, 2008, of $8.90; 1,500 shares of performance stock granted in 2005 vested on December 31,2008, and are valued based on the closing price of the Corporation’s stock on December 31, 2008, of $8.90 ; 1,950 shares of performance stock granted in 2006 vested on December 31, 2008, and are valued based on the closing price of the Corporation’s stock on December 31, 2008, of $8.90; and 4,477 shares of performance stock granted in 2007 vested on December 31, 2008, with accrued dividends and are valued based on the closing price of the Corporation’s stock on December 31, 2008, of $8.90.

(5)	553 shares of performance stock granted in 2007 vested on January 25, 2008, with accrued dividends and are valued based on the closing price of the Corporation’s stock on January 25, 2008, of $19.88; 550 shares of performance stock granted in 2006 vested on January 26, 2008, and are valued based on the closing price of the Corporation’s stock on January 25, 2008, of $19.88; 2,000 shares of performance stock granted in 2005 vested on January 27, 2005, and are valued based on the closing price of the Corporation’s stock on January 25, 2008, of $19.88; 4,500 shares of performance stock granted in 2003 vested on January 28, 2008, and are valued based on the closing price of the Corporation’s stock on January 28, 2008, of $20.45; 1,500 shares of performance stock granted in 2004 vested on January 31, 2008, and are valued based on the closing price of the Corporation’s stock on January 31, 2008, of $21.50; 3,000 shares of performance stock granted in 2005 vested on January 31, 2008, and are valued based on the closing price of the Corporation’s stock on January 31, 2008, of $21.50; 3,250 shares of performance stock granted in 2006 vested on January 31, 2008, and are valued based on the closing price of the Corporation’s stock on January 31, 2008, of $21.50; and 4,477 shares of performance stock granted in 2007 vested on January 31, 2008, with accrued dividends and are valued based on the closing price of the Corporation’s stock on January 31, 2008, of $21.50.

PENSION BENEFITS

The table below provides information about the present value as of December 31, 2008 of the NEOs’ accumulated pension benefits under the Corporation’s tax-qualified pension plan and a non-qualified supplemental pension plan (the “Pension Plans”), based on the assumptions described in footnote (1) below.

Effective July 1, 2004, the Pension Plans were frozen for new entrants; employees as of July 1, 2004 with less than five years of service and employees hired on and after July 1, 2004 do not receive benefits under the Pension Plans. Effective July 1, 2006, the Pension Plans were frozen for employees as of June 30, 2004 with five to nine years of service. No benefits accrue with respect to these participants under the Pension Plans, other than interest accruals. Employees as of June 30, 2004 with ten or more years of service accrue benefits under the Pension Plans through June 30, 2009. Of the NEOs, Messrs. Lord, Autor, Franke and Lavet accrued benefits under the Pension Plans during 2008.

Benefits under the Pension Plans are credited using a cash balance formula. Under the formula, each participant has an account, for record keeping purposes only, to which credits are allocated each payroll period based on a percentage of the participant’s compensation (base salary and annual performance bonus) for the current pay period (“Pay Credits”). The applicable Pay Credit percentage is determined by a participant’s years of service with the Corporation. The Pay Credit percentages are as follows: four percent for 0-4 years of service; five percent for 5-9 years of service; six percent for 10-13 years of service; seven percent for 14-16 years of service; eight percent for 17-19 years of service; nine percent for 20-24 years of service; and ten percent for 25 and more years of service. In addition to Pay Credits, participants’ accounts are credited quarterly with an interest amount that is based on the interest rate on 30-year U.S. Treasury securities.

A participant’s benefit is payable upon termination of employment and is paid in a lump sum or one of several monthly annuity options. The normal retirement age is 62.

If an individual participated in the Corporation’s prior pension plan as of September 30, 1999 and met certain age and service criteria, the participant (“grandfathered participant”) receives the greater of the benefits calculated under the prior plan, which uses a final average compensation formula, or under the cash balance formula. Messrs. Lord and Franke are the only NEOs who are “grandfathered participants”.

The Corporation’s non-qualified pension plan assures that designated participants receive the full amount of benefits to which they would have been entitled under the tax-qualified pension plan but for limits on compensation and benefit levels imposed by the Tax Code. The non-qualified plan does not provide any other benefits.

An individually negotiated retirement benefit was in force in 2008 for Mr. Andrews. Under this agreement, Mr. Andrews is entitled to a retirement benefit of a single life annuity of $56,500 beginning March 30, 2009, offset by any amounts paid under the Pension Plans.

		Number of Years	Present Value of	Payments During
		Credited Service	Accumulated Benefit	Last Fiscal Year
Name	Plan Name	(#)	($)(1)	($)

Lord	Tax-Qualified Plan	23.7500	$1,197,077	$0
	Supplemental Plan	23.7500	4,253,892	0
	Individual Agreement	—	0	0
	Total		5,450,969	0

Remondi(2)	—	—	—	—

Autor	Tax-Qualified Plan	15.4167	99,629	0
	Supplemental Plan	15.4167	193,502	0
	Individual Agreement	—	0	0
	Total		293,131	0

Feierstein(3)	—	—	—	—

Hewes(3)	—	—	—	—

Andrews(4)	Tax-Qualified Plan	1.4167	18,888	0
	Supplemental Plan	1.4167	21,437	0
	Individual Agreement	5.6667	834,000	0
	Total		874,325	0

Franke	Tax-Qualified Plan	27.3333	1,195,774	0
	Supplemental Plan	27.3333	356,200	0
	Individual Agreement	—	0	0
	Total		1,551,974	0

Lavet(5)	Tax-Qualified Plan	15.8333	0	270,573
	Supplemental Plan	15.8333	0	283,571
	Individual Agreement	—	0	0
	Total		0	554,144

(1)	Accumulated benefits are based on service, base salary, and annual performance bonus, and if applicable, Pay Credits as described above considered by the plans and agreements for the period through December 31, 2008. For purposes of calculating the present value of accumulated benefits under the tax-qualified and supplemental plans, interest credits are assumed to be 4.5 percent each year to age 62. The interest rate used to discount the resulting lump sum back to December 31, 2008 is 6.25 percent. For purposes of calculating the present value of accumulated benefits for individual agreements, it is assumed that individuals receive an immediate lump sum as of December 31, 2008 . Life expectancy is determined by the RP-2000 White Collar, Healthy Mortality Table for males and females with a five-year projection. The interest rate used to discount the annuity payments back to December 31, 2008 is 6.25 percent. No turnover, salary increases, or pre-retirement mortality were assumed to occur. Grandfathered participants (Messrs. Lord and Franke) are assumed to receive a lump sum of their prior plan benefit based on actuarial equivalence defined in the pension plans — the 1994 Group Annuity Reserving table (50 percent blend of males and females, projected to 2002) and the assumed conversion rate of 4.50 percent.

(2)	Mr. Remondi left employment with the Corporation in August 2005, received a lump sum payment of his benefits in 2006, and was rehired in January 2008. Because he was rehired after the tax-qualified and supplemental plans were closed to new members and because he received the full value of his benefits, he has no further interest in the plans as of December 31, 2008.

(3)	Messrs. Feierstein and Hewes were hired after the tax-qualified and supplemental plans were closed to new members.

(4)	Mr. Andrews’s individual agreement was in effect from his hire date in February 2003 to his termination date in September 2008, during which time he accrued credited service. Mr. Andrews ceased accruing benefits under the tax-qualified and supplemental plans on June 30, 2004, when the plan was frozen for participants with less than 5 years of service.

(5)	Mr. Lavet received a lump sum payment of his benefits as of December 31, 2008; therefore, he had no remaining interest in the plans as of December 31, 2008.

NON-QUALIFIED DEFERRED COMPENSATION FOR FISCAL YEAR 2008

The table below provides information about the non-qualified deferred compensation of the NEOs in 2008.

Under the plan, which is available to key employees, eligible employees may elect to defer up to 100 percent of their annual performance bonus, 100 percent of performance stock, and up to 85 percent of their base salary. Amounts deferred by plan participants are credited to record-keeping accounts; participants are general creditors of the Corporation with regard to their accounts.

The Corporation makes contributions to the plan only if, and to the extent, a participant’s deferral under this plan reduces the corporate contribution that would have been made under the Corporation’s tax-qualified defined contribution plan. No such contributions were made for any NEO for 2008.

Participants’ accounts are credited with earnings based on the investment performance of underlying investment funds, as selected by participants. The Corporation’s stock is one of the available investment funds. Earnings credited do not constitute an “above-market interest rate” as defined by the SEC. Earnings are credited daily.

Participants elect the time and form of payment of their accounts. Except as described herein, accounts may be paid either 12 months following separation of service or by January 31 following an age elected by the participant and at least 12 months following separation of service. (NEOs who have elected to have their account “invested” in the Corporation’s stock will receive their account six months following separation from service.) Accounts may be distributed either in a lump sum, annual installments, or a formula acceptable to the Corporation. The timing of the payment of accounts may be changed, but the change must delay distribution for at least five years beyond the original distribution date, must be made at least 12 months before the original distribution date, and will not be effective until 12 months after the subsequent election is made. Accounts may also be paid while a participant is “in service.” A one-time special election to receive a lump sum distribution no earlier than July 1, 2008 was made available to participants through December 31, 2007.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in Last	Withdrawals/	Balance
Name	Last FY ($)	Last FY ($)	FY (1) ($)	Distributions ($)	at Last FYE ($)

Lord	$0	$0	$(176,262)	$4,317,304	$0
Remondi	0	0	0	0	0
Autor	0	0	0	0	0
Feierstein	0	0	0	0	0
Hewes	0	0	0	0	0
Andrews	0	0	0	0	0
Franke	0	0	(9,823)	0	12,838
Lavet	0	0	(13,910)	283,387	0

(1)	Negative numbers in this column indicate declines in the principal value of investments.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The tables below reflect the amount of compensation that would have been payable to the NEOs who were employed as executive officers on December 31, 2008 if such NEOs’ employment had terminated and/or a change in control had occurred on December 31, 2008, given the NEOs’ compensation and service levels as of December 31, 2008 and based on the Corporation’s closing stock price on that date of $8.90. The compensation and benefits disclosed in the tables are in addition to: (1) compensation and benefits available prior to the occurrence of a termination of employment, such as vested stock options; (2) compensation and benefits disclosed in the “Pension Benefits at 2008 Fiscal Year End” and the “Non-Qualified Deferred Compensation for Fiscal Year 2008” tables; and (3) compensation and benefits available generally to all employees, such as distributions under the Corporation’s defined contribution retirement program, disability plans and accrued vacation pay.

The actual amounts that would be paid upon an NEO’s termination of employment or a change in control can be determined only at the time of any such event. Due to the number of factors that affect the nature and amount of any compensation or benefits provided upon the events discussed below, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event, the Corporation’s stock price and the executive’s age.

Descriptions of Existing Plans and Arrangements

The following arrangements were effective for the NEOs who were employed as executive officers on December 31, 2008: (1) the Change in Control Severance Plan; and (2) employment agreements for Messrs. Lord and Remondi, which are summarized in the “Narrative Discussion of Compensation Arrangements” section.

Change in Control Severance Plan.  Upon a change in control of the Corporation, all outstanding and unvested equity awards granted prior to 2009 become vested and non-forfeitable. Outstanding and unvested equity awards granted on and after January 1, 2009 vest upon a change in control only in the event the acquiring or surviving entity does not assume the awards. Upon a change in control of the Corporation and a termination of a participant’s employment by the Corporation without cause or by the participant for good reason within 24 months of the change in control, the participant is entitled to receive a lump sum cash payment equal to two times the sum of his or her base salary and annual performance bonus. A participant will also be entitled to receive a pro-rated portion of his or her target annual performance bonus for the year in which the termination occurs, as well as continuation of medical insurance benefits for a two-year period. Also, if as a result of benefits provided under the plan a participant becomes subject to excise taxes under section 4999 of the Tax Code, the Corporation will make certain “gross up” payments for the excise taxes payable by the participant and for taxes payable on the grossed-up amount.

Receipt of cash benefits is conditioned on the eligible participant’s agreeing to non-competition and non-solicitation agreements and a general release of claims against the Corporation.

Change in control generally means the occurrence of any of the following events: (i) any person unrelated to the Corporation acquires more than 50 percent of the then outstanding voting stock; (ii) a majority of the Board of Directors is replaced within a 12-month period other than in specific circumstances; (iii) the consummation of a merger or consolidation of the Corporation that results in the shareholders of the Corporation immediately before the merger or consolidation owning immediately following such merger or consolidation less than 50 percent of the combined voting power of the corporation that survives the transaction; or (iv) a sale of all or substantially all of the assets of the Corporation.

Termination for cause generally means a determination by the Board of Directors that there has been a failure by the executive officer to perform his or her responsibilities and such failure remains uncured, or that the executive officer has committed an act of misconduct, which means (i) embezzlement, fraud, commission of a felony, breach of fiduciary duty or deliberate disregard of material Corporation policies; (ii) personal dishonesty materially injurious to the Corporation; (iii) unauthorized disclosure of any proprietary information; or (iv) competing with the Corporation while employed or within at least a two-year period (or in some instances longer) after termination of employment.

Termination for good reason generally means (i) a material reduction in the executive officer’s position; (ii) a reduction in the executive officer’s base salary or a material reduction in his compensation arrangements or benefits (except that variability in the value of stock-based compensation or in incentive compensation will not be considered a reduction); or (iii) a forced relocation of the Corporation’s executive offices.

Change in Control without Termination

				Additional
	Equity	Cash	Medical	Retirement	Estimated Tax
Name	Vesting(1)	Severance	Insurance	Benefit	Gross Up	Total

Lord	$890,000	n/a	n/a	n/a	n/a	$890,000
Remondi	0	n/a	n/a	n/a	n/a	0
Autor	183,545	n/a	n/a	n/a	n/a	183,545
Feierstein	86,677	n/a	n/a	n/a	n/a	86,677
Hewes	89,000	n/a	n/a	n/a	n/a	89,000

Change in Control with Termination without Cause or for Good Reason

				Additional
	Equity	Cash	Medical	Retirement	Estimated Tax
Name	Vesting(1)	Severance(2)	Insurance(3)	Benefit	Gross Up(4)	Total

Lord	$890,000	$7,500,000	$10,530	n/a	$0	$8,400,530
Remondi	0	5,000,000	9,317	n/a	0	5,009,317
Autor	183,545	1,200,000	10,502	n/a	0	1,394,047
Feierstein	86,677	1,150,000	10,502	n/a	0	1,247,179
Hewes	89,000	1,169,478	10,502	n/a	444,349	1,713,329

Termination by the Corporation without Cause

Additional
	Equity	Cash	Medical	Retirement	Estimated Tax
Name	Vesting	Severance(4)	Insurance	Benefit	Gross Up	Total

Lord	n/a	$7,500,000	n/a	n/a	n/a	$7,500,000
Remondi	n/a	3,000,000	n/a	n/a	n/a	3,000,000
Autor	n/a	n/a	n/a	n/a	n/a	n/a
Feierstein	n/a	n/a	n/a	n/a	n/a	n/a
Hewes	n/a	n/a	n/a	n/a	n/a	n/a

Termination by the Corporation with Cause

Additional
	Equity	Cash	Medical	Retirement	Estimated Tax
Name	Vesting	Severance	Insurance	Benefit	Gross Up	Total

Lord	n/a	n/a	n/a	n/a	n/a	n/a
Remondi	n/a	n/a	n/a	n/a	n/a	n/a
Autor	n/a	n/a	n/a	n/a	n/a	n/a
Feierstein	n/a	n/a	n/a	n/a	n/a	n/a
Hewes	n/a	n/a	n/a	n/a	n/a	n/a

Termination by the Executive for Good Reason

Additional
	Equity	Cash	Medical	Retirement	Estimated Tax
Name	Vesting	Severance(4)	Insurance	Benefit	Gross Up	Total

Lord	n/a	$7,500,000	n/a	n/a	n/a	$7,500,000
Remondi	n/a	3,000,000	n/a	n/a	n/a	3,000,000
Autor	n/a	n/a	n/a	n/a	n/a	n/a
Feierstein	n/a	n/a	n/a	n/a	n/a	n/a
Hewes	n/a	n/a	n/a	n/a	n/a	n/a

Termination Due to Death or Disability

				Additional
	Equity	Cash	Medical	Retirement	Estimated Tax
Name	Vesting(1)	Severance	Insurance	Benefit	Gross Up	Total

Lord	$890,000	n/a	n/a	n/a	n/a	$890,000
Remondi	0	n/a	n/a	n/a	n/a	0
Autor	183,545	n/a	n/a	n/a	n/a	183,545
Feierstein	86,677	n/a	n/a	n/a	n/a	86,677
Hewes	89,000	n/a	n/a	n/a	n/a	89,000

(1)	Amounts disclosed in this column are the number of shares of performance stock that would vest on December 31, 2008 multiplied by $8.90, the closing price of the Corporation’s stock on December 31, 2008. All outstanding stock options were out-of-the-money as of December 31, 2008.

(2)	Change in control cash severance for Mr. Lord would be based on his base salary of $1.25 million and his target bonus of $2.5 million for 2008. The amount of the severance would equal the sum of the base salary and target bonus times a multiplier, which is calculated by dividing by 12 the number of full months remaining in Mr. Lord’s agreement (24). In no event will the multiplier be less than one. Change in control cash severance for the other NEOs, if applicable, is equal to two times the two-year average of the sum of their annual performance bonus plus base salary as defined in the Change in Control Severance Plan.

(3)	An estimate of the Corporation’s per-employee cost of providing health care benefits for a 24-month period.

(4)	Severance for Mr. Lord would be based on his base salary of $1.25 million and his target bonus of $2.5 million. The amount of the severance would equal the sum of the base salary and target bonus times a multiplier, which is calculated by dividing by 12 the number of full months remaining in Mr. Lord’s agreement (24). In no event will the multiplier be less than one. The amount of severance payable to Mr. Remondi would equal his target annual incentive compensation ($1.5 million for 2008) plus a compensation amount. The compensation amount is equal to his average annual base salary ($1.0 million) and his average annual incentive compensation ($0) times a multiplier, which is calculated by dividing by two the number of full years Mr. Remondi remains continuously employed with the Corporation. In no event will the multiplier be greater than 3. However, because Mr. Remondi would have been terminated prior to January 8, 2009, the compensation amount is $1,500,000.

Director Compensation

Director compensation for non-management members of the Board, other than the Chairman, was set at $175,000, the median of director pay for the Corporation’s Peer Group. (See page 13 of this proxy statement for a description of the Peer Group.) This was a reduction from prior years. The form of pay was divided between cash and equity. The cash payment was $70,000, the same amount it has been for five years. The value of the remainder of the pay, $105,000, was divided approximately equally between stock options and restricted stock. The Board believes that director pay should be partly in equity to align director and shareholder interests, with a focus on sustained performance. The Board used a simplified Black-Scholes formula to value the options. Using the valuation methodology set forth below8, each eligible director received 2,400 shares of restricted stock and options to acquire 6,600 shares of stock.

Options granted have a 10-year term, a grant price equal to the stock price on the date of grant and vest upon the later of: (1) the Corporation’s common stock reaching a closing price of 120 percent of the grant price for five trading days; or (2) separation of the director from service on the Board, whichever occurs first. To the extent not already vested, the options vest on May 8, 2013, the fifth anniversary of the grant date. The restricted stock vests on May 8, 2010, the second anniversary of the grant date.

The Lead Independent Director/Chair of the Compensation and Personnel Committee and the Chair of the Audit Committee were awarded an additional cash payment of $25,000. Chairs of the Nominations and Governance and Finance and Operations Committees were each awarded an additional cash payment of $10,000. Mr. Diefenderfer and Mr. Schoellkopf were each awarded an additional cash payment of $42,500 for prior service as Chair of the Audit Committee and Lead Independent Director, respectively.

Mr. Lord did not receive any separate compensation for his service on the Board. Charles Daley and Benjamin Lambert served as directors through March 20, 2008 and March 24, 2008, respectively, and did not receive any director compensation in 2008.

Charitable Gift Program:  For 2008, directors were eligible to participate in the Corporation’s charitable gift program. Under this program, the Corporation contributed three dollars for each dollar contributed by a director to post-secondary educational institutions, up to a total contribution by the

8  The Committee valued restricted stock awards in May 2008 based on a fair market value of $22.15 per share (the actual closing market price on May 7, 2008). The stock option awards were valued at $7.75, or 35% of the fair market value. Using this methodology, the total value of restricted stock and option awards was $53,160 and $51,150, respectively, for a total value of $104, 310.

Corporation of $75,000. The Corporation contributed two dollars for each dollar contributed to a primary or secondary educational institution, or a civic, community, health or human service organization, up to a total contribution by the Corporation of $25,000 per year. The Corporation contributed one dollar for each dollar contributed to an arts or cultural organization, the United Way, or a federated campaign, up to a total contribution by the Corporation of $10,000 per year. Notwithstanding the above limits for each category, aggregate charitable contributions by the Corporation were limited to $75,000 for 2008. Mr. Lord was eligible to participate in the directors’ charitable gift program. The program was suspended in the first quarter of 2009.

Other Compensation:  The Corporation’s non-management directors are provided with $50,000 of life insurance, are reimbursed for their expenses incurred in connection with attending Board meetings, and are covered by a travel insurance plan while traveling on corporate business. A non-qualified pension plan was provided to Board members until 1995, at which time the plan was frozen.

Chairman’s Compensation

In January 2008, Mr. Terracciano and the Corporation entered into a retainer agreement for Mr. Terracciano’s service as Chairman of the Board, subject to his re-election by shareholders, for a three-year term, which was subsequently extended to a four-year term. Under the original agreement, Mr. Terracciano’s annual cash compensation was set at $600,000; at the same time that the agreement was extended to a four-year term, however, this amount was reduced at Mr. Terracciano’s request to $480,000, consistent with the Corporation’s expense reduction program. Under the agreement, Mr. Terracciano received 200,000 shares of restricted stock and options to purchase 500,000 shares of the Corporation’s common stock. The options were granted at the closing price on the grant date, $17.83, have a 10-year term, and once vested, may be exercised throughout the 10-year term. The options vest in equal installments on the first, second and third anniversaries of their grant date. As originally granted, the restricted stock vests in equal installments on the first, second and third anniversaries of the grant date; when the agreement was extended to a four-year term, however, the vesting of the first tranche of restricted stock was postponed by one year. Mr. Terracciano is also entitled to reimbursement for office and transportation expenses commensurate with the amount of time he allocates to Board service.

DIRECTOR COMPENSATION FOR 2008

	Fees
	Earned or		Restricted
	Paid In	Option	Stock	Change in	All Other
	Cash	Awards	Awards	Pension	Compensation	Total
Name	($)	($)(2)(3)	($)(4)(5)	Value($)(6)	($)(7)	($)

Ann Torre Bates	$95,000	$83,516	$17,824	N/A	$20,057	$216,397
Charles L. Daley	0	35,066	0	$0	14	35,080
William M. Diefenderfer	112,500	92,283	17,824	N/A	99,957	322,564
Diane Suitt Gilleland	70,000	83,516	17,824	2,635	57	174,032
Earl A. Goode	70,000	104,556	17,824	N/A	75,057	267,437
Ronald F. Hunt	80,000	83,516	17,824	0	55,557	236,897
Benjamin J. Lambert III	0	35,066	0	0	614	35,680
Michael E. Martin	70,000	48,449	17,824	N/A	62,538	198,811
Barry A. Munitz	70,000	83,516	17,824	N/A	75,056	246,396
Howard H. Newman	70,000	48,449	17,824	N/A	38	136,311
A. Alexander Porter, Jr.	80,000	83,516	17,824	0	75,057	256,397
Frank C. Puleo	70,000	48,449	17,824	N/A	40,038	176,311
Wolfgang Schoellkopf	137,500	92,283	17,824	N/A	15,057	262,664
Steven L. Shapiro	70,000	83,516	17,824	0	34,843	206,183
J. Terry Strange(1)	52,500	0	0	N/A	24	52,524
Anthony P. Terracciano	590,000	1,918,813	2,179,222	N/A	101,958	4,789,993
Barry L. Williams	70,000	83,516	17,824	N/A	68,557	239,897

(1)	Fees paid to Mr. Strange were pro-rated as of his initial date of Board service, July 31, 2008.

(2)	Amounts disclosed as Option Awards are the sum of the dollar amounts recognized for financial statement reporting purposes with respect to 2008 in accordance with SFAS No. 123(R) for stock options granted in 2007 and 2008.

The grant date fair market value for stock options granted in 2007 to directors is $9.07. The assumptions used to calculate this expense are as follows: an expected term of 4.16 years; a risk-free interest rate of 4.82 percent; expected volatility of 21.38 percent; an expected dividend rate of 2.2 percent; and a derived service period of 1.52 years.

The grant date fair market value for the stock options granted on January 7, 2008, to Mr. Terracciano is $6.41. The assumptions used to calculate this expense are as follows: an expected term of 4.2 years; a risk-free interest rate of 3.07 percent; expected volatility of 39.61 percent; an expected dividend rate of 0 percent; and a derived service period of 3 years.

The grant date fair market value for stock options granted in May 2008, to directors is $8.31. The assumptions used to calculate this expense are as follows: an expected term of 4.2 years; a risk-free interest rate of 2.86 percent; expected volatility of 42.03 percent; an expected dividend rate of 0 percent; and a derived service period of .73 years.

(3)	The aggregate number of options held by each director at December 31, 2008 was:

Name	Options

Ann Torre Bates	246,227

Charles L. Daley	212,496

William M. Diefenderfer	205,470

Diane Suitt Gilleland	198,719

Earl A. Goode	153,325

Ronald F. Hunt	193,602

Benjamin J. Lambert III	205,479

Michael E. Martin	6,600

Barry A. Munitz	54,155

Howard H. Newman	6,600

A. Alexander Porter, Jr.	322,870

Frank C. Puleo	6,600

Wolfgang Schoellkopf	183,604

Steven L. Shapiro	225,406

J. Terry Strange	0

Anthony P. Terracciano	500,000

Barry L. Williams	226,966

(4)	Amounts disclosed as Restricted Stock Awards are the sum of the dollar amounts recognized for financial statement reporting purposes with respect to 2008 in accordance with SFAS No. 123(R) without regard to estimation of forfeitures, for Restricted Stock Awards. The fair value of Restricted Stock Awards is estimated on the date of grant based on the market price of the stock and is amortized to compensation cost on a graded vesting basis over the related vesting periods. The FAS 123R expense for Restricted Stock Awards equals the amortized expense for 2008 for Restricted Stock Awards granted in 2008.

The grant date fair value of outstanding restricted stock for directors, other than Mr. Terracciano, is based on the closing market price of $22.28 on May 8, 2008. All of the Restricted Stock is subject to a risk of forfeiture and is non-transferable until May 8, 2010, at which time 100 percent of the Restricted Stock will vest and become transferable.

The grant date fair value of outstanding restricted stock for Mr. Terracciano is based on the closing market price of $17.83 on January 7, 2008. Mr. Terracciano’s award was originally scheduled to vest ratably over a three-year period. As disclosed in an 8-K filed by the Corporation on November 3, 2008, the vesting of the first one-third tranche of his restricted stock award was postponed from January 7, 2009 to January 7, 2010, at his request.

(5)	The aggregate number of shares of restricted stock held by each director at December 31, 2008 was:

Name	Shares

Ann Torre Bates	2,400

Charles L. Daley	0

William M. Diefenderfer	2,400

Diane Suitt Gilleland	2,400

Earl A. Goode	2,400

Ronald F. Hunt	2,400

Benjamin J. Lambert III	0

Michael E. Martin	2,400

Barry A. Munitz	2,400

Howard H. Newman	2,400

A. Alexander Porter, Jr.	2,400

Frank C. Puleo	2,400

Wolfgang Schoellkopf	2,400

Steven L. Shapiro	2,400

J. Terry Strange	0

Anthony P. Terracciano	200,000

Barry L. Williams	2,400

(6)	Mses. Bates and Gilleland and Messrs. Hunt, Lambert, Porter, and Shapiro are participants in the Board of Directors’ Pension Plan. This Plan was in place at the time these individuals were elected to the Board. Under their leadership, the Plan was frozen effective December 31, 1995; no benefits have accrued since that time.

The normal retirement age under the Plan is 65. There was no change in 2008 in the actuarial present value of benefits of participants in the Plan who were older than age 65. There was an increase in the actuarial present value of benefits of the participant younger than age 65, reflecting the fact that such participants are one year closer to reaching the normal retirement age. The assumptions used to calculate the increase are the same as those used for financial reporting purposes and are disclosed on page F-82 of the Form 10-K.

The Corporation does not pay any above-market earnings on non-qualified deferred compensation plans.

(7)	All Other Compensation is set forth in the table below:

ALL OTHER COMPENSATION

	Gifts to	Office and	Life
	Charities	Travel	Insurance	Total
Name	($) (A)	Expenses (B)	Premiums (C)	($)

Ann Torre Bates	$20,000	$0	$57	$20,057
Charles L. Daley	0	0	14	14
William M. Diefenderfer	99,900	0	57	99,957
Diane Suitt Gilleland	0	0	57	57
Earl A. Goode	75,000	0	57	75,057
Ronald F. Hunt	55,500	0	57	55,557
Benjamin J. Lambert III	600	0	14	614
Michael E. Martin	62,500	0	38	62,538
Barry A. Munitz	74,999	0	57	75,056
Howard H. Newman	0	0	38	38
A. Alexander Porter, Jr.	75,000	0	57	75,057
Frank C. Puleo	40,000	0	38	40,038
Wolfgang Schoellkopf	15,000	0	57	15,057
Steven L. Shapiro	34,786	0	57	34,843
J. Terry Strange	0	0	24	24
Anthony P. Terracciano	0	101,901	57	101,958
Barry L. Williams	68,500	0	57	68,557

(A) Amounts contributed under the Corporation’s charitable gift program to charitable organizations.

(B) Office expenses for Chairman include secretary, driver and car service expenses.

(C) The amount reported is the annual premium paid by the Corporation to provide a life insurance benefit of $50,000.

PROPOSAL 2—ADOPTION OF THE
SLM CORPORATION DIRECTORS EQUITY PLAN

Background

At the Annual Meeting, shareholders will be asked to approve the SLM Corporation Directors Equity Plan (the “Directors Equity Plan”). Under the Directors Equity Plan, the Corporation will grant equity compensation to non-employee members of the Board of Directors of the Corporation and its subsidiaries. The Corporation believes that equity-based compensation is an appropriate tool to align the financial interests of directors with shareholders.

The Directors Equity Plan will replace the SLM Corporation Directors Stock Plan (the “1998 Directors Stock Plan”), which was approved by shareholders at the Annual Meeting on May 21, 1998 and expired on May 21, 2008.

The Corporation is requesting that shareholders approve the Directors Equity Plan for a three-year term and authorize the issuance of up to 1 million shares of stock under the plan.

Summary of the Directors Equity Plan

The following summary of the main features of the Directors Equity Plan is qualified in its entirety by reference to the complete text of the plan, which appears as Attachment A to this proxy statement. In the case of any inconsistency between this summary and the Directors Equity Plan, the Directors Equity Plan will govern.

Purpose.  The purpose of the Directors Equity Plan is to assist the Corporation in attracting, retaining and motivating qualified individuals to serve on the Corporation’s Board of Directors and to align their financial interests with those of the Corporation’s shareholders by providing for or increasing their proprietary interest in the Corporation.

Eligibility.  Any person who is a member of the Corporation’s Board of Directors or of the board of directors of a subsidiary of the Corporation and who is not at the time also an employee of the Corporation or any of its subsidiaries is eligible for the awards under the Directors Equity Plan. For purposes of the plan, the Chairman of the Board’s status as an employee will be determined by the Board of Directors. There are currently 15 non-employee directors on the Corporation’s Board of Directors, all of whom are eligible to participate in the Directors Equity Plan.

Administration.  The Directors Equity Plan is administered by the Board or, as to certain aspects provided for in the plan, by the Compensation and Personnel Committee of the Board (the “Committee”). Subject to the express provisions of the Directors Equity Plan, the Committee is authorized and empowered to do all things that are necessary or desirable in connection with the administration of the Directors Equity Plan. However, the Board of Directors may at any time limit the authority of the Committee to administer the plan. The Directors Equity Plan is intended to operate in a manner that exempts grants of stock under the Directors Equity Plan from Section 16(b) of the Securities Exchange Act of 1934.

Awards under the Plan.  Under the Directors Equity Plan, the Board may provide for stock options and/or stock grants (the “Awards”) to be awarded to non-employee directors. Except as otherwise provided in the plan, the Board has discretion to determine the form, timing, amount and terms of such awards. These determinations do not have to be the same for each grant or for each non-employee director. The Directors Equity Plan allows the Board to condition the receipt of stock options or stock grants upon a non-employee director electing to forego any other form of compensation, including any cash retainers if then paid by the Corporation. The Board may also provide that the shares of stock issued upon exercise of an option will be subject to additional conditions or agreements as the Board in its discretion may specify before the exercise of the option, including conditions on vesting or the transferability of options, and forfeiture or repurchase provisions.

Stock Subject to the Plan.  The maximum number of shares of the Corporation’s common stock that can be issued under the Directors Equity Plan is 1 million. The number of shares issued under the plan at any time will equal the number of shares actually issued upon exercise or settlement of an Award, as defined below, less any shares returned to the Corporation upon cancellation, expiration or forfeiture on an Award less any shares delivered to the Corporation by or on behalf of a director in payment or satisfaction of the purchase price of an Award. All references in the Directors Equity Plan and in outstanding options and stock grants to the number and type of shares or other securities subject thereto will be adjusted appropriately if the outstanding securities of the class of stock then subject to the Directors Equity Plan are affected through a reorganization, reclassification, dividend (other than regular, quarterly cash dividends), or other distribution, stock split, reverse stock split, spin-off or similar transaction, or if substantially all of the property and assets of the Corporation are sold, unless the terms of the transaction provide otherwise.

Exercise Price and Transferability of Options.  The exercise price for each stock option will be determined by the Board, but cannot be less than the closing price of the Corporation’s common stock on the day the option is granted. Stock options are transferable by will or the laws of descent and distribution and on such other terms as the Board may provide.

Amendments and Termination.  The Directors Equity Plan provides that, unless approved by the Corporation’s shareholders, the exercise price of stock options outstanding under the Directors Equity Plan may not be reduced or adjusted downward, and the Directors Equity Plan may not be amended to materially increase the number of shares of common stock authorized for issuance. Subject to the foregoing limitation and except as otherwise required by law, the Board of Directors may periodically amend the Directors Equity Plan without further shareholder approval. No options may be granted after the third anniversary of the date of approval by the shareholders of the Directors Equity Plan, and it may be terminated earlier than that date by the Board of Directors. Termination and expiration of the Directors Equity Plan will not affect the rights and obligations arising under the options granted before termination or expiration that are then in effect.

Federal Income Tax Consequences of Options.  A non-employee director who is granted a stock option under the Directors Equity Plan will not recognize taxable income at the time of the grant, but will generally recognize taxable income upon the exercise of the option. The amount of income recognized upon the exercise of the stock option will be measured by the excess, if any, of the market value of the shares of stock at the time of exercise over the exercise price. The Corporation will generally be entitled to a deduction corresponding to the amount of income recognized by the non-employee director.

Required Vote

The affirmative vote of the holders of a majority of the shares of common stock present or represented and entitled to be voted at the Annual Meeting is required to approve this proposal, provided that a majority of shares outstanding vote on this matter. Unless marked to the contrary, proxies received will be voted “FOR” this proposal.

Required Approval

The Board of Directors of the Corporation recommends a vote “FOR” the adoption of the Directors Equity Plan.

PROPOSAL 3—ADOPTION OF THE
SLM CORPORATION 2009-2012 INCENTIVE PLAN

Background

The Corporation believes its long-term interests are best advanced by aligning the interests of its key employees with the interests of its shareholders. On May 13, 2004, the Corporation’s shareholders approved the SLM Corporation Incentive Plan (the “Prior Plan”), which was amended by the Corporation’s shareholders on May 19, 2005 to increase the number of shares available for issuance. The Prior Plan will expire on May 13, 2009. On March 26, 2009, the Board of Directors adopted a new SLM Corporation 2009-2012 Incentive Plan, subject to shareholder approval (the “Plan”). Effective upon shareholder approval of the Plan, the Prior Plan will be frozen. Approval of the Plan will permit the Corporation to continue to use stock-based compensation to align shareholder and employee interests and to motivate employees providing services to the Corporation.

The key provisions of the Plan are substantially the same as the Prior Plan approved by shareholders in 2004. An additional 10 million shares will be authorized for issuance under the Plan.

Why You Should Vote For the Plan

The Board recommends that the Corporation’s shareholders approve the Plan because it believes the Corporation’s ability to grant an appropriate number of equity-based awards continues to be important in allowing the Corporation to effectively compete for key employee talent. It is in the long-term interest of the Corporation and its shareholders to strengthen the ability to attract, motivate and retain employees and officers, and to provide additional incentive for those individuals through stock ownership and other incentives to improve operations, increase profits and strengthen the mutuality of interest between those individuals and the Corporation’s shareholders.

The Board believes the use of equity incentive awards promotes best practices in corporate governance by maximizing shareholder value. By providing participants in the Plan with a stake in the Corporation’s success, the interests of the participants are aligned with those of the Corporation’s shareholders.

Specific features of the Plan that are consistent with good corporate governance practices include, but are not limited to:

•	options and stock appreciation rights may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date; and

•	there can be no repricing of options or stock appreciation rights without shareholder approval, either by cancelling the award to issue a replacement award to the participant at a lower price or by reducing the exercise price of the award, other than in connection with a change in the Corporation’s capitalization.

Section 162(m) of the Tax Code

The Board of Directors believes that it is in the best interests of the Corporation and its shareholders to continue to provide for an incentive plan under which compensation awards made to the Corporation’s executive officers can qualify for deductibility by the Corporation for federal income tax purposes. Accordingly, the Plan is structured in a manner such that awards under it can satisfy the requirements for “performance-based” compensation within the meaning of Section 162(m) of the Tax Code. In general, currently under Section 162(m) (“Section 162(m)”), in order for the Corporation to be able to deduct compensation in excess of $1 million paid in any one year to the Corporation’s Chief Executive Officer or any of the Corporation’s three other most highly compensated executive officers (other than the Corporation’s Chief Financial Officer), such compensation must qualify as “performance-based.” One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by the Corporation’s shareholders. For purposes of Section 162(m), the material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goal. With respect to the various types of awards under the Plan, each of these aspects is discussed below, and shareholder approval of the Plan will be deemed to constitute approval of each of these aspects of the Plan for purposes of the approval requirements of Section 162(m).

Summary of the Plan

The following summary of the material terms of the Plan is qualified in its entirety by reference to the full text of the Plan. A complete copy of the Plan is attached to this proxy statement as Attachment B and is incorporated herein by reference. In the case of any inconsistency between this summary and the Plan, the Plan will govern.

Plan Term.  The Plan will be effective March 26, 2009 (the “Effective Date”), subject to approval by the Corporation’s shareholders, and will terminate with respect to the grant of new awards upon the third anniversary of the date of approval by the shareholders of the Plan.

Award Types.  Stock options, stock appreciation rights, incentive bonuses, performance stock, restricted stock and stock units may be awarded under the Plan.

Shares Authorized.  If the Plan is approved by shareholders, up to 10 million shares, plus any shares authorized for issuance under the Prior Plan and the SLM Corporation Management Incentive Plan that are not actually issued by reason of cancellation, forfeiture or net-settlement of Awards, may be issued under the Plan.

Shares of common stock issued under the Plan may be either authorized and unissued shares or previously issued shares acquired by the Corporation, including shares purchased in the open market. The following shares will again be available for issuance under the Plan: (a) shares subject to awards that expire, terminate or are unexercised, forfeited or settled in cash; (b) shares subject to awards that have been retained or withheld by the Corporation in payment of the exercise price, purchase price or tax withholding obligation of an award; (c) shares subject to awards that otherwise do not result in the issuance of shares in connection with payment or settlement of an award; and (d) shares that have been delivered to the Corporation in payment or satisfaction of the exercise price, purchase price, or tax withholding obligation.

Eligibility.  All employees of the Corporation and its subsidiaries and affiliates are eligible to receive awards under the Plan.

Administration.  The Plan is administered by the Compensation and Personnel Committee (the “Committee”). The Committee may delegate various functions for the administration of the Plan to subcommittees or officers of the Corporation, excluding the approval of awards under the Plan to executive officers and senior management employees of the Corporation. Subject to the provisions of the Plan, the Committee has the power to do all things necessary or desirable in connection with the administration of the Plan, including the power to:

•	prescribe, amend and rescind rules and regulations relating to the Plan and to define terms not otherwise defined in the Plan;

•	determine which employees, if any, will be granted awards under the Plan and the timing of such awards;

•	determine the number of shares subject to awards and the exercise or purchase price of the shares;

•	establish and verify the extent of satisfaction of any performance goals or other conditions applicable to awards;

•	prescribe and amend the terms of the agreements or other documents evidencing awards made under the Plan (which need not be identical);

•	determine whether, and the extent to which, adjustments are required under the Plan;

•	interpret and construe the Plan, any rules and regulations under the Plan and the terms and conditions of any award granted under the Plan, and to make exceptions to any provisions in good faith and for the benefit of the Corporation; and

•	make all other determinations deemed necessary or advisable for the administration of the Plan.

The Committee may, in its discretion, without amendment to the Plan, waive or amend operation of Plan provisions with regard to exercise after termination of employment. The Committee also may accelerate the date on which any award becomes exercisable or accelerate the vesting date or waive or adjust any condition with respect to the vesting of an award, provided that the Committee determines that such acceleration, waiver or adjustment is necessary or desirable in light of extraordinary circumstances. All decisions, determinations and interpretations by the Committee regarding the Plan are final and binding on all participants and beneficiaries.

Individual Award Limits.  No participant may be granted awards in any one fiscal year covering more than his or her annual limit. A participant’s annual limit is 1 million shares. No participant may be granted an incentive bonus award that is intended to qualify as performance-based compensation under Section 162(m) that exceeds $3.0 million in any one calendar year.

Stock Options.  Under the terms of the Plan, the exercise price for stock options must equal the fair market value of the Corporation’s common stock on the date of grant (unless an adjustment to the exercise price is required to assume outstanding options held by employees of an acquired company) and the term of any option may not exceed ten years. Otherwise, the Committee has discretion to determine any other terms and conditions consistent with the Plan, including the vesting period. Options granted under the Plan may be either incentive stock options qualifying under Section 422 of the Tax Code (“ISOs”) or options that are not intended to qualify as incentive stock options (“NQSOs”). The exercise price of an option may be paid through various means acceptable to the Committee, including in cash or check, or by delivering to the Corporation shares of the Corporation’s stock (including shares otherwise issuable pursuant to such option). The Plan prohibits repricing stock options without shareholder approval.

Stock Appreciation Rights.  A stock appreciation right provides the right to the monetary equivalent of the increase in the value of a specified number of the Corporation’s shares over a specified period of time after the right is granted. Stock appreciation rights may be paid in stock, cash or a combination thereof. Stock appreciation rights may be granted either in tandem with or as a component of other awards granted under the Plan or not in conjunction with other awards and may, but need not, relate to a specific option. Stock appreciation rights are generally subject to the same terms and limitations as options or, when granted tandem to other awards, to the same terms as those other awards. Stock appreciation rights cannot be repriced without shareholder approval.

Restricted Stock.  Restricted stock is an award of shares, the grant, issuance, retention and/or vesting of which are subject to such performance and other conditions as specified by the Committee. The Committee will determine the terms of any restricted stock award, including the number of shares subject to such award (subject to the Plan’s stated limit), and the minimum period over which the award may vest, which may be over no shorter than a three-year period, except that such limitation will not apply with respect to up to 5 percent of the shares authorized for issuance under the Plan.

Incentive Bonus.  The Committee has discretion to determine the terms of any incentive bonus, including the maximum amount payable (subject to the Plan’s stated limit), the performance period, and criteria (which may be based on financial performance and/or personal performance evaluations) and level of achievement versus these criteria, the timing of any payment, restrictions on an incentive bonus prior to actual payment, forfeiture provisions, and any other terms and conditions consistent with the Plan. Incentive bonus awards are payable in cash or shares of common stock as determined by the Committee.

Performance Stock.  The Committee has discretion to determine the terms of any performance stock award, including the number of shares subject to a performance stock award (subject to the Plan’s stated limit), the performance criteria, the period as to which performance is to be measured, which may be no shorter than a one-year period, forfeiture provisions, the effect of termination of employment for various reasons, and any other terms and conditions consistent with the Plan.

Stock Units.  Stock units are awards denominated in units of shares of common stock under which the issuance of shares is subject to such performance and other conditions as specified by the Committee. A stock unit is a bookkeeping entry representing an amount equivalent to the fair market value of one share of common stock, which may be settled in common stock or cash. Stock units may be issued upon exercise of stock options, may be granted in payment and satisfaction of incentive bonus awards and may be issued in lieu of any other compensation.

Qualifying Performance Criteria.  The Committee may establish performance criteria (including levels of required achievement, where appropriate) and determine the number of shares of common stock to be granted, retained, vested, issued or issuable under or in settlement of, or the amount payable pursuant to an award, which criteria may be based on Qualifying Performance Criteria (as defined below) or other standards of financial performance and/or personal performance evaluations. In addition, the Committee may specify a percentage of an award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m), provided that the performance criteria for any portion of an award shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified at the time the award is granted. Notwithstanding satisfaction of any performance goals, the number of shares issued under or the amount paid under an award may, to the extent specified in the award agreement, be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

For purposes of the Plan, the term “Qualifying Performance Criteria” means any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Corporation as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to a previous year’s results or to a designated comparison group, in each case as specified by the Committee in the award:

•	cash flow (including operating cash flow, free cash flow, cash flow return on capital, or cash flow per share)	•	“core earnings” per share (including earnings before interest, taxes, depreciation and amortization)	•	return measures (including return on assets, capital, equity, or sales)

•	total shareholder return	•	productivity ratios	•	expense targets or ratios

•	revenue	•	“core earnings” income or net income	•	“core earnings” operating income or net operating income

•	operating profit or net operating profit	•	gross or operating margin	•	return on operating revenue

•	market share	•	loan volume	•	overhead or other expense reduction

•	charge-off levels	•	deposit growth	•	margins

•	operating efficiency	•	economic value added	•	customer or employee satisfaction

•	debt reduction	•	capital targets	•	consummation of acquisitions, dispositions, projects or other specific events or transactions

•	liquidity	•	capital adequacy	•	ratio of nonperforming to performing assets

•	ratio of common equity to total assets	•	regulatory compliance metrics

To the extent consistent with Section 162(m), the Committee may appropriately adjust any evaluation of performance under any criterion included in the Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period:

•	asset write-downs,

•	litigation or claim judgments or settlements,

•	the effect of changes in tax law, accounting principles or other laws or provisions affecting reported results,

•	accruals for reorganization and restructuring programs, and

•	any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Corporation’s Annual Report on Form 10-K.

Transferability.  Awards are generally only transferable by a recipient’s last will and testament and by the applicable laws of descent and distribution, unless provided otherwise by the Committee, and provided that no consideration is given in connection with the transfer of the award.

Deferral of Gains.  The Committee may provide for the deferred delivery of shares upon settlement, payment, vesting or other events with respect to performance stock, performance stock unit, restricted stock and restricted stock unit awards to the extent permitted by Section 409A of the Tax Code.

Tandem Stock or Cash Rights.  The Committee may provide that an award shall contain the right, either in tandem with the other rights under the award or as an alternative thereto, of the participant to receive, without payment to the Corporation, a number of shares, cash or combination thereof, the amount of which is determined by reference to the value of the award.

Change of Control.  The Committee may specify that any or all of the following will occur upon termination of the participant’s employment within 24 months following a change in control of the Corporation or a change of control transaction (each as defined in the Plan): (a) in the case of an option or stock appreciation right, the participant’s ability to exercise any portion of the option not previously exercisable, (b) in the case of an incentive bonus, the right to receive a payment equal to the target amount payable or, if greater, a payment based on performance through a date determined by the Committee prior to the change of control, and (c) in the case of shares issued in payment of any incentive bonus, and/or in the case of performance stock, performance stock unit, restricted stock, or restricted stock unit awards, the lapse and expiration on any conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such award. The Committee shall provide for the exercise, payment or lapse of conditions or restrictions on an award, to be effective only if, upon a change of control transaction, no provision is made in such transaction for the exercise, payment or lapse of conditions or restrictions on the award, or other procedure whereby the participant may realize the full benefit of the award. In addition, in the consummation of a change of control of the Corporation or a change of control transaction in which outstanding awards are not assumed by a successor, participants will have the ability to exercise any options or stock appreciation rights previously granted to the participant under the Plan (whether or not then vested) in full, will be entitled to payment in respect of an incentive bonus award under the

Plan of the target amount payable or, in greater, a payment based on performance through a date determined by the Committee prior to the change of control, will be entitled to immediate vesting of all other unvested share-based awards (including restricted stock, performance stock and stock units).

Adjustments.  In the event of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split, spin-off or the like, or if substantially all of the property and assets of the Corporation are sold, the Committee may, in its discretion, adjust the number and type of shares that may be issued pursuant to awards under the Plan and the number and type of shares subject to outstanding awards and the exercise price of outstanding awards.

Amendments.  The Board of Directors may terminate, amend or suspend the Plan, provided that no action may be taken by the Board of Directors (except those described earlier in the “Adjustments” section) without the approval of the shareholders to:

•	Materially increase the number of shares that may be issued under the Plan;

•	Permit granting of stock options at less than fair market value;

•	Reduce or adjust downward the exercise price of outstanding options, whether through amendment, cancellation or replacement grants, or any other means;

•	Impair the rights of any award holder without his or her consent;

•	Change the class of individuals eligible for the Plan;

•	Extend the term of the Plan; and

•	Otherwise amend the Plan in any manner if not permitted to do so by law or the NYSE listing requirements without such shareholder approval.

Tax Consequences

The following discussion of the federal income tax consequences of the Plan is intended to be a summary of applicable federal law as currently in effect. State and local tax consequences may differ and may be amended or interpreted differently during the term of the Plan or of awards granted thereunder. Because the federal income tax rules governing awards and related payments are complex and subject to frequent change, participants are advised to consult their individual tax advisors.

Stock Options.  ISOs and NQSOs are treated differently for federal income tax purposes. ISOs are intended to comply with the requirements of Section 422 of the Tax Code. NQSOs do not comply with such requirements.

An optionee is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon exercise of an ISO for at least two years following the option grant date and at least one year following exercise, the optionee’s gain, if any, upon a subsequent disposition of such shares is long term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee’s basis in the shares (which generally equals the exercise price). If an optionee disposes of stock acquired pursuant to exercise of an ISO before satisfying these holding periods, the optionee will recognize both ordinary income and capital gain in the year of disposition. The balance of the consideration received on such a disposition will be long term capital gain if the stock had been held for at least one year following exercise of the ISO. The Corporation is not entitled to an income tax deduction on the grant or exercise of an ISO or on the optionee’s disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Corporation will be entitled to a deduction in the year the optionee disposes of the shares in an amount equal to the ordinary income recognized by the optionee.

In order for an option to qualify for ISO tax treatment, the grant of the options must satisfy various other conditions more fully described in the Tax Code. The Corporation does not guarantee that any option will qualify for ISO tax treatment even if the option is intended to qualify for such treatment. In the event an option intended to be an ISO fails to so qualify, it will be taxed as an NQSO described below.

An optionee is not taxed on the grant of an NQSO. On exercise, the optionee recognizes ordinary income equal to the difference between the option price and the fair market value of the shares acquired on the date of exercise. The Corporation is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. The optionee’s gain (or loss) on subsequent disposition of the shares is long term capital gain (or loss) if the shares are held for at least one year following exercise. The Corporation does not receive a deduction for this gain.

Restricted Stock and Restricted Stock Units.  Grantees of restricted stock or restricted stock units do not recognize income at the time of the grant. When the award vests or is paid, grantees generally recognize ordinary income in an amount equal to the fair market value of the stock or units at such time, and the Corporation will receive a corresponding deduction. However, no later than 30 days after a participant receives an award of restricted stock, the participant may elect to recognize taxable ordinary income in an amount equal to the fair market value of the shares at the time of receipt. Provided that the election is made in a timely manner, when the restrictions on the shares lapse, the participant will not recognize any additional income. If the participant forfeits the shares to the Corporation (e.g., upon the participant’s termination prior to vesting), the participant may not claim a deduction with respect to the income recognized as a result of the election. Dividends paid with respect to unvested shares of restricted stock generally will be taxable as ordinary income to the participant at the time the dividends are received.

Performance Stock and Performance Stock Units.  Grantees of performance stock or stock units do not recognize income at the time of the grant of such stock or stock units. However, when the performance stock or stock units are paid, grantees recognize ordinary income in an amount equal to the fair market value of the stock or units on the date all restrictions are satisfied, and the Corporation will receive a corresponding deduction.

Incentive Bonuses.  A participant will not have taxable income upon the grant of a contingent right to an incentive bonus. Rather, taxation will be postponed until the incentive bonus becomes payable, or, if the participant has timely elected deferral to a later date, such later date. At that time, the participant will recognize ordinary income equal to the value of the amount then payable.

The participant will be subject to income tax withholding at the time when the ordinary income is recognized. Subject to the Section 162(m) restrictions discussed below, the Corporation will be entitled to a tax deduction at the same time and for the same amount.

Deferred Compensation.  Awards of cash-settled stock appreciation rights, incentive bonuses, performance shares and stock units under the Plan may, in some cases, result in the deferral of compensation that is subject to the requirements of Section 409A of the Tax Code (“Section 409A”), and the final regulations promulgated by the U.S. Treasury Department. Generally, to the extent that deferrals of these awards fail to meet certain requirements under Section 409A, employee recipients may be subject to immediate taxation and tax penalties in the year awards vest unless the requirements of Section 409A are satisfied. The Corporation expects generally to structure awards under the Plan in a manner that addresses the provisions of Section 409A, although there is no assurance that awards under the Plan will avoid such consequences.

Corporation Deduction and Section 162(m).  Subject to the limitation imposed by Section 162(m), the Corporation or a subsidiary will be entitled to a deduction equal to the ordinary income recognized by the participant from NQSOs, performance shares and incentive bonuses for the taxable year when the participant recognizes such income.

For the individual serving as the chief executive officer of the Corporation at the end of the taxable year and for the individuals serving as officers of the Corporation or a subsidiary at the end of such year who are among the three highest compensated officers (other than the chief financial officer) for proxy reporting purposes, Section 162(m) limits the amount of compensation otherwise deductible by the Corporation and its subsidiaries for such year to $1 million for each such individual except to the extent that such compensation is “performance-based compensation.” All NQSOs, performance shares and incentive bonuses are designed to be able to qualify as performance-based compensation for purposes of Section 162(m). At the time of grant, the Committee will determine the extent to which such grant will be performance-based compensation for purposes of Section 162(m). In addition, the Committee will certify the extent to which the Qualifying Performance Criteria have been satisfied before any payment is made that is intended to qualify as performance-based compensation.

New Plan Benefits

The benefits that will be awarded or paid under the Plan are not currently determinable. Such awards are within the discretion of the Committee, and the Committee has not determined future awards or who might receive them. As of March 23, 2009, the closing price of a share of the Corporation’s common stock was $4.71.

Vote Required for Approval

The affirmative vote of the holders of a majority of the shares of common stock represented and voting at the Annual Meeting is required to approve the Plan, provided that at least a majority of the outstanding shares vote on the matter. Unless marked to the contrary, executed proxies received will be voted FOR approval.

The Board of Directors of the Corporation recommends a vote FOR the approval of the SLM Corporation 2009-2012 Incentive Plan.

The following table summarizes information as of December 31, 2008, relating to equity compensation plans or arrangements of the Company pursuant to which grants of options, restricted stock, RSUs or other rights to acquire shares may be granted from time to time.

				Number of
	Number of		Average	Securities Remaining
	Securities to be	Weighted Average	Remaining Life	Available for Future
	Issued Upon Exercise	Exercise Price	(Years) of	Issuance Under		Types of
	of Outstanding	of Outstanding	Options	Equity Compensation		Awards
Plan Category	Options and Rights	Options and Rights	Outstanding	Plans		Issuable(1)

Equity compensation plans approved by security holders:
Directors Stock Plan						NQ,ST
Traditional options	2,644,862	$33.61	4.2
Net-settled options	—	17.83	9.0

Total Directors Stock Plan	2,644,862	31.10	5.0	—
SLM Corporation Incentive Plan(2)(3)						NQ,ISO,RES, RSU
Traditional options	1,544,043	44.81	5.9
Net-settled options	2,764	35.10	8.1
RSUs	15,500	—	—

Total SLM Corporation Incentive Plan	1,562,307	35.73	8.0	12,969,458(4)
Expired Plans(5)						NQ,ISO,RES
Traditional options	7,584,832	32.40	3.7

Total expired plans	7,584,832	32.40	3.7	—

Total approved by security holders	11,792,001	34.58	6.8	12,969,458	(4)
Equity compensation plans not approved by security holders:
Assumed shares(6)	—	—	—	502,934		NQ,ISO,RES, RSU
Compensation arrangements(7)	—	—	—	—		NQ
Employee Stock Purchase Plan(8)	—	—	—	1,082,739
Expired Plan(9)	4,098,196	28.08	3.2	—		NQ,RES

Total not approved by security holders	4,098,196	28.08	3.2	1,585,673

Total	15,890,197	$33.90	6.4	14,555,131

(1)	NQ (Non-Qualified Stock Option), ISO (Incentive Stock Option), RES (Restricted/Performance Stock), RSU (Restricted Stock Unit), ST (Stock Grant).

(2)	Options granted in 2006, 2007 and 2008 were granted as net-settled options. Also, certain traditional options outstanding at April 29, 2006 were converted to net-settled options in 2006. Upon exercise of a net-settled option, employees are entitled to receive the after-tax spread shares only. The spread shares equal the gross number of options granted less shares for the option cost. Shares for the option cost equal the option price multiplied by the number of gross options exercised divided by the fair market value of the Corporation’s common stock at the time of exercise. At December 31, 2008, the option price for the vast majority of net-settled options was higher than the market price. Accordingly, the Corporation was obligated to issue only 2,764 shares upon the exercise of all net-settled options at December 31, 2008.

(3)	The SLM Corporation Incentive Plan is subject to an aggregate limit of 2,502,934 shares that may be issued as restricted stock or RSUs. As of December 31, 2008, 1,166,698 shares are remaining from this authority.

(4)	Securities remaining available for issuance under the SLM Corporation Incentive Plan based on net-settlement of options.

(5)	Expired plans for which unexercised options remain outstanding are the Management Incentive Plan and Board of Directors Stock Option Plan.

(6)	The SLM Corporation Incentive Plan assumed 502,934 shares from the Upromise Stock Plan in October 2006 upon the Corporation’s acquisition of Upromise. These assumed shares were not approved by securities holders as permitted by the rules of the NYSE.

(7)	One million net-settled options were awarded on January 8, 2008, to Mr. Remondi as an “employment inducement award” under NYSE rules. At December 31, 2008, the option price of the award was higher than the market price; therefore, the Corporation was not obligated to issue any securities under the award.

(8)	Number of shares available for issuance under the ESPP.

(9)	Expired plan for which unexercised options remain outstanding is the Employee Stock Option Plan.

PROPOSAL 4—RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Corporation’s independent accountant is selected by the Audit Committee. On January 29, 2009, the Audit Committee appointed PricewaterhouseCoopers LLP as the Corporation’s independent accountant for 2009, subject to ratification by the Corporation’s shareholders.

This proposal is put before the shareholders because the Board believes that it is a good corporate practice to seek shareholder ratification of the selection of the independent accountant. If the appointment of PricewaterhouseCoopers LLP is not ratified, the Audit Committee will evaluate the basis for the shareholders’ vote when determining whether to continue the firm’s engagement.

Representatives of PricewaterhouseCoopers LLP are expected to attend the Annual Meeting and to respond to appropriate questions from shareholders present at the meeting and will have an opportunity to make a statement if they desire to do so.

Independent Accountant

Fees for services performed for the Corporation by its independent accountant, PricewaterhouseCoopers LLP, for fiscal year ended December 31, 2008, and for fiscal year ended December 31, 2007, are set forth below.

Independent Accountant’s Fees and Services

	2008	2007

Audit	$5,677,232	$6,261,369
Audit Related	2,487,090	3,079,060
Tax	60,500	31,300
All Other	—	—
Total	$8,224,822	$9,371,729

Audit fees were for professional services rendered for the audits of the consolidated financial statements of the Corporation and statutory and subsidiary audits, issuance of comfort letters, consents, income tax provision procedures, and assistance with review of documents filed with the SEC.

Audit Related fees were for assurance and other services related to service provider compliance reports, trust servicing and administration reports, employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultations and audits in connection with acquisitions, internal control reviews, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

Tax fees were for services related to tax compliance, tax planning, and state tax assistance.

All Other fees for the years ended December 31, 2008 and December 31, 2007 were $0.

Auditor Fees Pre-approval Policy.  In 2002, the Audit Committee adopted a formal policy concerning approval of audit and non-audit services to be provided by the independent accountant to the Corporation. The policy requires that all services to be provided by the Corporation’s independent accountant be pre-approved by the Audit Committee or its Chair. Each approval must describe the non-audit services provided and set a dollar limit for the services. The Committee, or its Chair, pre-approved all audit and non-audit services provided by PricewaterhouseCoopers LLP during 2008. The Committee receives regular reports from management regarding the actual provision of non-audit services by PricewaterhouseCoopers LLP that have been pre-approved by the Committee.

Required Vote

The affirmative vote of the holders of a majority of the shares of common stock present or represented and entitled to be voted at the Annual Meeting is required to ratify the appointment of PricewaterhouseCoopers LLP. Unless marked to the contrary, proxies received will be voted FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountant for 2009.

Board Recommendation

The Board of Directors of the Corporation recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountant for 2009.

STOCK OWNERSHIP

The following table provides information regarding shares owned by each director, director nominee and NEO. The ownership information is as of March 23, 2009.

			Total
		Vested	Beneficial	Percent of
	Shares(1)	Options(2)	Ownership(3)	Class

Director Nominees
Ann Torre Bates(4)	30,125	218,177	248,302	*
William M. Diefenderfer III(5)	73,515	164,550	238,065	*
Diane Suitt Gilleland(6)	86,548	167,339	253,887	*
Earl A. Goode	27,400	121,945	149,345	*
Ronald F. Hunt(7)	217,584	156,502	374,086	*
Michael E. Martin **(8)	62,041	0	62,041	*
Barry A. Munitz	132,537	22,775	155,312	*
Howard H. Newman **	2,400	0	2,400	*
A. Alexander Porter, Jr.(9)	694,641	292,430	987,071	*
Frank C. Puleo **	17,400	0	17,400	*
Wolfgang Schoellkopf(10)	62,400	157,944	220,344	*
Steven L. Shapiro(11)	197,557	194,026	391,583	*
J. Terry Strange **	0	0	0	*
Anthony P. Terracciano	273,422	0	273,422	*
Barry L. Williams(12)	22,197	195,586	217,783	*
Named Executive Officers
Albert L. Lord(13)	475,033	5,373,261	5,848,294	1.25%
John F. Remondi(14)	345,029	0	345,029	*
Robert S. Autor	122,669	425,537	548,206	*
Barry S. Feierstein	19,899	23,000	42,899	*
John J. Hewes(15)	74,889	0	74,889	*
C.E. Andrews	71,118	0	71,118	*
Directors and Executive Officers as a Group	3,026,280	7,549,267	10,575,547	2.26%

*	Less than one percent.

**	Messrs. Martin and Puleo were appointed to the Board on March 20, 2008. Mr. Newman was appointed to the Board on March 31, 2008. Mr. Strange was appointed to the Board on July 31, 2008.

(1)	Shares held directly or indirectly by the individual or by the individual and his or her spouse, including shares credited to Corporation-sponsored retirement plans.

(2)	Shares that may be acquired within 60 days as of March 23, 2009 through the exercise of stock options. Does not include 2 million SARs held by Mr. Remondi, as the units were out-of-the-money as of March 23, 2009.

(3)	Total of columns 1 and 2. Except as otherwise indicated and subject to community property laws, each owner has sole voting and sole investment power with respect to the shares listed.

(4)	13,522 shares are held in a margin account and are therefore considered “pledged as security.” No loan is outstanding. Ms. Bates’s ownership includes 500 shares held in her husband’s name. Ms. Bates also holds a power of attorney over her father’s assets which includes 300 shares held in an account in his name as well as 500 shares in a trust account for which he is the beneficiary.

(5)	4,014 shares are stock units credited to a deferred compensation plan account.

(6)	12,838 shares are stock units credited to a deferred compensation plan account.

(7)	156,155 shares are held in a margin account and are therefore considered “pledged as security.” No loan is outstanding. Mr. Hunt’s share ownership includes 1,575 shares held in his wife’s name. 15,851 of the shares are stock units credited to a deferred compensation plan account.

(8)	3,141 shares are stock units credited to a deferred compensation plan account.

(9)	687,771 shares are held in a margin account and are therefore considered “pledged as security.” Mr. Porter’s share ownership includes 687,771 shares over which he has both investment and voting control. 3,200 of the shares reported in this column are phantom stock units credited to a deferred compensation plan account.

(10)	60,000 shares are held in a margin account and are therefore considered “pledged as security.” No loan is outstanding.

(11)	8,602 shares are stock units credited to a deferred compensation plan account.

(12)	19,797 shares are held in a margin account and are therefore considered “pledged as security.” No loan is outstanding.

(13)	179,848 shares are held in a margin account and are therefore considered “pledged as security.” Mr. Lord’s share ownership includes 2,100 shares held in his wife’s name. 6,567 of the shares reported in this column are units credited to a deferred compensation plan account.

(14)	292,129 shares are held in a margin account and are therefore considered “pledged as security.” No loan is outstanding.

(15)	49,889 shares held in a collateral loan account and are therefore considered “pledged as security.”

GENERAL INFORMATION

About Voting

Who may vote? Only the Corporation’s shareholders who owned common stock at the close of business on March 23, 2009, the record date for the Annual Meeting, can vote.

Why did I receive a “Notice Regarding the Availability of Proxy Materials”? In accordance with new SEC rules, instead of mailing a printed copy of our proxy materials, the Corporation may now send a Notice Regarding the Availability of Proxy Materials (the “Notice of Availability”) to shareholders. Certain shareholders will have the ability to access the proxy materials on a website referred to in the Notice of Availability or to request a printed set of these materials at no charge. Certain shareholders will not receive a printed copy of the proxy materials unless they specifically request one. If you receive a Notice of Availability, the Notice will instruct you as to how you may access and review all of the important information contained in the proxy materials via the Internet and submit your vote via the Internet or telephonically. The Notice of Availability contains a 12-digit control number that you will need to vote your shares. Please keep the Notice of Availability for your reference through the meeting date.

How do I request paper copies of the proxy materials? If you hold SLM stock in street name through a broker, bank, trust or other nominee, you will receive a Notice of Availability and you may request paper copies of the 2009 proxy materials by following the instructions listed at www.proxyvote.com, by telephoning 1-800-579-1639, or by sending an e-mail to sendmaterial@proxyvote.com.

If you hold SLM shares directly in your name through the Corporation’s stock transfer agent, Computershare Trust Company, N.A. (“Computershare”) as a shareholder of record, you will automatically receive paper copies of the proxy materials.

What is the difference between holding shares as a beneficial owner in street name and as a shareholder of record? If your shares are held in street name through a broker, bank, trust or other nominee, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you have the right to direct your broker, bank, trust or other nominee on how to vote your shares. Your broker, bank, trust or other nominee has the discretion to vote on routine corporate matters presented in the proxy materials without your specific voting instructions. Your broker, bank, trust or other nominee does not have the discretion to vote on non-routine matters. For non-routine matters, your shares will not be voted without your specific voting instructions. If you hold your shares in street name, you, the beneficial owner, are not the shareholder of record, and therefore you may not vote these shares in person at the Annual Meeting unless you obtain a legal proxy from the broker, bank, trust or other nominee that holds your shares. If your shares are registered directly in your name with the Corporation’s transfer agent, Computershare, you are considered to be a shareholder of record with respect to those shares. As a shareholder of record, you have the right to grant your voting proxy directly to the Corporation or to a third party, or to vote in person at the Annual Meeting.

How do I vote? You may vote in one of the following ways:

By Internet or Telephone.  If you hold SLM stock in street name through a broker, bank, trust or other nominee, you may vote electronically via the Internet at www.proxyvote.com. If you wish to vote by telephone you must request paper copies of the materials (call 1-800-579-1639) in order to obtain a Voting Instruction Form which contains a specific telephone number for your broker, bank, trust or other nominee. Votes submitted telephonically or via the Internet must be received by 11:59 p.m., Eastern Daylight Time, on May 21, 2009.

If you hold SLM shares directly in your name as a shareholder of record, you may vote electronically via the Internet at www.envisionreports.com/SLM, or telephonically by calling 1-866-652-8683. Votes submitted telephonically or via the Internet must be received by 11:59 p.m., Eastern Daylight Time, on May 21, 2009.

In Person.  If you hold SLM shares in street name through a broker, bank, trust or other nominee, you must obtain a legal proxy from that institution and present it to the inspector of elections with your ballot to be able to vote at the Annual Meeting. To request a legal proxy, please follow the instructions at www.proxyvote.com. If you hold SLM shares directly in your name as a shareholder of record, you may vote in person at the Annual Meeting. Shareholders of record also may be represented by another person at the Annual Meeting by executing a proper proxy designating that person.

By Mail.  If you hold SLM shares in street name through a broker, bank, trust or other nominee, to vote by mail you must request paper copies of the proxy materials. Once you receive your paper copies, you will need to mark, sign and date the Voting Instruction Form and return it in the prepaid return envelope provided. Your Voting Instruction Form must be received no later than close of business on May 21, 2009. If you hold SLM shares directly in your name as a shareholder of record, you will automatically receive paper copies of the proxy materials. Once you receive your paper copies, including the proxy card, you will need to mark, sign and date your proxy card and return it using the prepaid return envelope provided or return it to Proxy Services, c/o Computershare Trust Company, N.A., P.O. Box 43126, Providence, RI 02940. Computershare must receive your proxy card no later than close of business on May 21, 2009.

How do I vote my 401(k) Plan shares? If you participate in the Corporation’s 401(k) Plans, you may vote the number of shares equivalent to your interest, if any, as credited to your account on the record date. The 401(k) Plan Trustee will issue to you a voting instruction card that you can use to instruct the Trustee by telephone or by mail how to vote your shares. Voting instructions submitted telephonically or via the Internet must be received by 1:00 a.m., Central Time, on May 22, 2009. If you send your voting instructions by mail, your voting instruction card must be received no later than close of business on May 19, 2009.

How do proxies work? SLM’s Board of Directors is requesting your proxy. Giving the Board your proxy means that you authorize representatives of the Board to vote your shares at the Annual Meeting in the manner you specify and as described above. If you sign and return the enclosed proxy card or voting instruction card but do not specify how to vote, the Board of Directors will vote your shares in favor of the director nominees named in this proxy statement in order to elect all of the nominees or the maximum number possible, and will vote your shares in favor of amending the Corporation’s Charter and ratifying PricewaterhouseCoopers LLP, as independent accountant. Giving the Board your proxy also means that you authorize their representatives to cumulate votes in the election of directors and to vote on any other matter presented at the Annual Meeting in such manner as they determine best. The Corporation does not know of any other matters to be presented at the Annual Meeting as of the date of this proxy statement. If you own shares through the 401(k) Plans and do not vote your plan shares, the Trustee will vote your plan shares in the same proportion as other plan shares have been voted.

Can I change my vote? Yes, but depending on how you hold your shares, the procedures for doing so are different, as described below:

Beneficial Owners.  If your shares are held in street name through a broker, bank, trust or other nominee, you may revoke any proxy that you previously granted or change your vote at any time prior to 11:59 p.m., Eastern Daylight Time, on May 21, 2009, by entering your new vote either (i) electronically via the Internet at www.proxyvote.com using the account, control and PIN numbers that you previously used or (ii) telephonically using the number indicated on your Voting Instruction Form.

If you desire to change your vote by mail, you must first request paper copies of the materials and then mail your new Voting Instruction Form using the prepaid return envelope provided. However, your new instructions must be received before the close of business on May 21, 2009.

Shareholders of Record.  If you hold SLM shares directly in your name as a shareholder of record, you may revoke any proxy that you have previously granted or change your vote at any time prior to 11:59 p.m., Eastern Daylight Time, on May 21, 2009, by entering your new vote via Computershare’s electronic voting system at www.envisionreports.com/SLM or telephonically by calling 1-800-652-VOTE (8683) using the account, control and PIN numbers on the Notice of Availability and/or proxy card, located within the shaded bar. Computershare must receive your mailed proxy card no later than close of business on May 21, 2009, in order to capture your revised voting instruction.

You also may revoke your proxy or change your vote at any time prior to the final tallying of votes by:

•	Delivering a written notice of revocation to SLM’s Corporate Secretary at the address on the Notice of Annual Meeting;

•	Executing and delivering to the Corporate Secretary a later-dated proxy; or

•	Attending the meeting and voting in person.

How are my votes counted?

For the election of directors.  A nominee will be elected to the Board if the number of votes “FOR” the nominee exceeds the number of shares voted “AGAINST” the nominee’s election.

In the election of directors, shares are entitled to cumulative voting, which means that each share of common stock is entitled to the number of votes equal to the number of directors to be elected. Therefore, each share you own is entitled to 16 votes in the election of directors. You may cumulate your votes and give one nominee 100 percent of your votes or you may distribute your votes among the nominees in any manner. If cumulative voting is applied at the Annual Meeting, the persons named as proxies may cumulate votes and cast such votes in favor of the election of some or all of the Board’s nominees in their sole discretion, except that a shareholder’s votes will not be cast for a nominee as to whom such shareholder instructs that such votes be withheld or be cast “AGAINST” or “ABSTAIN.” Shares that are not voted in the election of directors, and shares for which voting authority is withheld, have no effect in the election of directors.

Other matters.  Approval of other matters at the Annual Meeting requires an affirmative vote of at least a majority of the votes present or represented and entitled to be voted on the matter, with each share of stock entitled to one vote. Abstentions have the same effect as votes against the matter. Shares that are not voted on a matter, including shares for which a broker does not have discretionary voting authority, are not counted as voting on this matter.

What constitutes a quorum? A quorum of shareholders is necessary to transact business at the Annual Meeting. A quorum exists if the holders of a majority of the Corporation’s shares entitled to vote are present in person or represented by proxy, including proxies on which abstentions (withholding authority to vote) are indicated. Abstentions and broker non-votes, other than where stated, will be counted in determining the quorum, but neither will be counted as votes cast.

Who will count the vote? Votes will be tabulated by the Inspector of Elections. The Board of Directors has appointed a representative of Computershare to serve as the Inspector of Elections.

Shares Outstanding

At January 31, 2009, 467,240,693 shares of the Corporation’s voting common stock, par value $.20 per share, were outstanding. At March 23, 2009, the record date, 467,395,181 shares of common stock were outstanding and eligible to be voted. The common stock is listed on the NYSE under the symbol “SLM.”

Principal Shareholders

To the Corporation’s knowledge, the following institutions beneficially owned more than 5 percent of the Corporation’s outstanding common stock on December 31, 2008. The holdings reported below are based solely on Schedules 13G and amendments thereto filed with the SEC as of March 15, 2009. The Corporation is not aware of any other beneficial owner who became the beneficial owner of 5% or more of the Corporation’s common stock between December 31, 2008 and March 15, 2009.

		Percent of Class
		as of
Name and Address of Beneficial Owner	Shares(1)	12/31/2008

Barrow, Hanley, Mewhinney & Strauss, Inc.(2) 2200 Ross Avenue, 31st Floor Dallas, TX 75201-2761	46,870,606	10.00%
Dodge & Cox(3) 555 California Street, 40th Floor San Francisco, CA 94104	45,885,727	9.80%
OppenheimerFunds, Inc.(4) Two World Financial Center 225 Liberty Street New York, NY 10281	36,415,637	7.80%
Highfields Capital Management LP et al(5) John Hancock Tower 200 Clarendon Street, 59th Floor Boston, MA 02116	35,058,484	7.50%
Stephen F. Mandel, Jr. et al(6) Two Greenwich Plaza Greenwich, CT 06830	26,150,963	5.60%
Janus Capital Management LLC(7) 151 Detroit Street Denver, CO 80206	24,635,686	5.30%

(1)	Except as indicated, each institution has sole investment power and has sole power to vote with respect to the shares listed and shares listed are as of December 31, 2008.

(2)	Based on information contained in the Schedule 13G filed on February 12, 2009, by Barrow, Hanley, Mewhinney & Strauss, Inc. (“Barrow”). Barrow has sole voting power relative to 17,054,136 shares and shared voting power relative to 29,816,470 shares.

(3)	Based on information contained in the first amendment to Schedule 13G filed on February 11, 2009, by Dodge & Cox. Dodge & Cox has sole voting power relative to 43,354,227 shares and shared voting power relative to 113,100 shares.

(4)	Based on information contained in the Schedule 13G filed on January 26, 2009, by OppenheimerFunds, Inc. (“Oppenheimer”). Oppenheimer has shared investment and voting power relative to 36,415,637 shares. Oppenheimer disclaims beneficial ownership of these shares.

(5)	Based on information contained in the first amendment to Schedule 13G filed on February 17, 2009, by Highfields Capital Management LP, Highfields GP LLC, Highfields Associates LLC, Jonathon S. Jacobson, Richard L. Grubman, Highfields Capital I LP (“Highfields I”), Highfields Capital II LP (“Highfields II”) and Highfields Capital III L.P. (“Highfields III”) (collectively, “Highfields”), wherein they reported that: Highfields Capital Management LP, Highfields GP LLC, Highfields Associates LLC, Mr. Jacobson and Mr. Grubman have sole investment and voting power relative to 35,058,484 shares; Highfields I has sole investment and voting power relative to 2,747,813 shares; Highfields II has sole investment and voting power relative to 8,776,140 shares; and Highfields III has sole investment and voting power relative to 23,534,531 shares. The shares of common stock beneficially owned by Highfields Capital Management LP, Highfields GP LLC, Highfields Associates LLC, Mr. Jacobson and Mr. Grubman are directly owned by Highfields I, Highfields II and Highfields III. Each reporting person disclaims beneficial ownership of the shares of common stock beneficially owned by the other reporting persons. The address of Highfields is the address of Highfields Capital Management LP above, except that the address of Highfields III is c/o Goldman Sachs (Cayman) Trust Limited, Suite 3307, Gardenia Court, 45 Market Street, Camana Bay, P.O. Box 896, Grand Cayman KY1-1103, Cayman Islands.

(6)	Based on information contained in the Schedule 13G filed on February 20, 2009, by Lone Spruce, L.P. (“Lone Spruce”), Lone Balsam, L.P. (“Lone Balsam”), Lone Sequoia, L.P. (“Lone Sequoia”), Lone Cascade, L.P. (“Lone Cascade”), Lone Sierra, L.P. (“Lone Sierra”), Lone Pine Associates LLC (“Lone Pine”), Lone Pine Members LLC (“Lone Pine Members”), Lone Pine Capital LLC (“Lone Pine Capital”) and Stephen F. Mandel, Jr., wherein they reported that as of February 10, 2009: Lone Spruce has shared investment and voting power relative to 277,198 shares; Lone Balsam has shared investment and voting power relative to 608,297 shares; Lone Sequoia has shared investment and voting power relative to 508,200 shares; Lone Cascade has shared investment and voting power relative to 11,487,831 shares; Lone Sierra has shared investment and voting power relative to 573,274 shares; Lone Pine has shared investment and voting power relative to 1,393,695 shares; Lone Pine Members has shared investment and voting power relative to 12,061,555 shares; Lone Pine Capital has shared investment and voting power relative to 12,695,713 shares; and Mr. Mandel has shared investment and voting power relative to 26,150,963 shares. The address of each of Lone Spruce, Lone Balsam, Lone Sequoia, Lone Cascade, Lone Sierra, Lone Pine, Lone Pine Members and Lone Pine Capital is the same as that of Mr. Mandel above.

(7)	Based on information contained in the Schedule 13G filed on February 17, 2009, by Janus Capital Management LLC (“Janus”). Janus has sole investment and voting power relative to 23,252,182 shares and shared investment and voting power relative to 1,383,504 shares. Janus disclaims beneficial ownership of these shares.

Executive Officers

Biographical information about individuals who are currently executive officers is as follows:

Name and Age	Position and Business Experience

Robert S. Autor 46
• Executive Vice President, Operations and Technology, SLM Corporation—January 2008 to present, Executive Vice President and Chief Information Officer—2005 to 2008, Senior Vice President—2001 to 2005, various officer positions, including Chief Information Officer—1999 to 2001

• Senior Vice President and Chief Information Officer, Nellie Mae Corporation—1993 to 1999

Jonathan C. Clark 50
• Executive Vice President and Treasurer, SLM Corporation—January 2009 to present, Senior Vice President and Treasurer—September 2008 to January 2009, Senior Vice President—March 2008 to September 2008

• Managing Director, Credit Suisse Securities—2000 to 2007
• Director and Chief Operating Officer, Prudential Securities, Inc.—1999 to 2000
• President and Principal, SBG Industries, LLC—1993 to 1999

Name and Age	Position and Business Experience

Barry Feierstein 48
• Executive Vice President, Sales and Marketing, SLM Corporation—January 2008 to present, Senior Vice President, Private Credit Lending—January 2007 to January 2008, Private Credit Strategy Executive—September 2006 to January 2007

• Vice President, Sales and Marketing, Arrow Financial Services—February 2004 to September 2006
• President, The RecovAR Group, LLC—1997 to 2004
• President, AB, LLC—1993 to 1997
• Engagement Manager, McKinsey and Company, Inc.—1990 to 1993, Associate—1988 to 1990

Mark L. Heleen 46
• Executive Vice President and General Counsel, SLM Corporation—January 2009 to present, Senior Vice President and General Counsel—December 2008 to January 2009, Senior Vice President and Deputy General Counsel—2008 to 2009, Vice President and Deputy General Counsel—2007 to 2008, various legal officer positions—1998 to 2008

• Senior Counsel, PNC Bank—1996 to 1998; Counsel—1995 to 1996
• Associate Attorney, Tucker Arensberg, PC—1988 to 1995

John J. Hewes 60
• Senior Executive Vice President and Chief Lending Officer, SLM Corporation—January 2009 to present, Executive Vice President and Chief Lending Officer—March 2008 to September 2008, Executive Vice President and Chief Credit Officer—February 2008 to September 2008

• Group Executive, Consumer Finance and Lending Business, MBNA America—1996 to 2007, various officer positions—1985 to 1996

Albert L. Lord 63	• Chief Executive Officer and Vice Chairman, SLM Corporation—December 2007 to present, Chairman—March 2005 to December 2007, Chief Executive Officer and Vice Chairman—1997 to May 2005
• President and principal shareholder of LCL, Ltd.—1994 to 1997
• Executive Vice President and Chief Operating Officer, Student Loan Marketing Association—1990 to 1994, various officer positions—1981 to 1990

John F. Remondi 46	• Vice Chairman and Chief Financial Officer, SLM Corporation—January 2008 to present
• Portfolio Manager, PAR Capital Management, Inc.—2005 to January 2008
• Executive Vice President, SLM Corporation—2001 to 2005, Senior Vice President—1999 to 2001
• Chief Financial Officer and Senior Vice President, Nellie Mae Corporation—1988 to 1999
• Various finance positions, Bay Bank Boston—1984 to 1988

Other Matters

As of the date of this proxy statement, there are no matters that the Board of Directors intends to present for a vote at the Annual Meeting other than the business items discussed in this proxy statement. In addition, the Corporation has not been notified of any other business that is proposed to be presented at the Annual Meeting. If other matters now unknown to the Board come before the Annual Meeting, the proxy given by a shareholder electronically, telephonically or on a proxy card gives discretionary authority to the persons named by the Corporation to serve as proxies to vote such shareholder’s shares on any such matters in accordance with their best judgment.

Solicitation Costs

All expenses in connection with the solicitation of the enclosed proxy will be paid by the Corporation. The Corporation has hired MacKenzie Partners, Inc. to solicit proxies for a fee of $7,500 plus reimbursement for out-of-pocket costs. In addition, officers, directors, regular employees or other agents of the Corporation may solicit proxies by telephone, telefax, personal calls, or other electronic means. The Corporation will request banks, brokers, custodians and other nominees in whose names shares are registered to furnish to the beneficial owners of the Corporation’s common stock Notices of Availability of the materials related to the Annual Meeting, and including, if so requested by the beneficial owners, paper copies of the annual report, this proxy statement and the proxy card and, upon request, the Corporation will reimburse such registered holders for their out-of-pocket and reasonable expenses in connection therewith.

Shareholder Proposals and Other Business for 2010 Annual Meeting

A shareholder who intends to introduce a proposal for consideration at the Corporation’s 2010 Annual Meeting, set for May 13, 2010, may seek to have that proposal and a statement in support of the proposal included in the Corporation’s 2010 proxy statement if the proposal relates to a subject that is permitted under SEC Rule 14a-8. To be considered for inclusion, the proposal and supporting statement must be received by the Corporation no later than December 12, 2009 and must satisfy the other requirements of Rule 14a-8. The submission of a shareholder proposal does not guarantee that it will be included in the Corporation’s proxy statement.

The Corporation’s By-laws provide that a shareholder may otherwise propose business for consideration or nominate persons for election to the Board of Directors, in compliance with federal proxy rules, applicable state law and other legal requirements and without seeking to have the proposal included in the Corporation’s proxy statement pursuant to Rule 14a-8. The Corporation’s By-laws provide that any such proposals or nominations for the Corporation’s 2010 Annual Meeting must be received by the Corporation on or after January 22, 2010 and on or before March 23, 2010. Any such notice must satisfy the other requirements in the Corporation’s By-laws applicable to such proposals and nominations. If a shareholder fails to meet these deadlines or fails to comply with the requirements of SEC Rule 14a-4(c), the Corporation may exercise discretionary voting authority under proxies it solicits to vote on any such proposal.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Securities Exchange Act of 1934 requires the Corporation’s executive officers and directors to file reports on their holdings of and transactions in the Corporation’s common stock. To the Corporation’s knowledge, for the fiscal year 2008, all of the Corporation’s executive officers and directors filed all required reports in a timely manner, except that on behalf of Mr. Remondi, the Corporation filed a late report of previous put option exercises of SLM common stock at the options’ expiration date.

Code of Business Conduct

The Corporation has a Code of Business Conduct that applies to Board members and all employees, including the chief executive officer, the principal financial officer and the principal accounting officer. The Code of Business Conduct is available on the Corporation’s website (www.salliemae.com under “Investors, Corporate Governance”) and a written copy is available from the Corporate Secretary. The Corporation intends to post amendments to or waivers of the Code of Business Conduct (to the extent applicable to the Corporation’s chief executive officer, principal financial officer or principal accounting officer or any director) at this location on its website.

Annual Report to Shareholders on Form 10-K

The Corporation’s Annual Report on Form 10-K (the “Form 10-K”) for the fiscal year ended December 31, 2008, is being made available along with this proxy statement. The Form 10-K does not constitute a part of the proxy soliciting material. The proxy statement and Form 10-K are available at www.salliemae.com under “Investors, Annual Reports.” You may also obtain these materials at the SEC’s website at www.sec.gov or by contacting the Office of the Corporate Secretary, SLM Corporation, 12061 Bluemont Way, Reston, Virginia, 20190.

Householding

Under SEC rules, a single package of Notices of Availability may be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Because the Corporation is using the SEC’s notice and access rule, each shareholder will receive a separate Notice of Availability within the package. This procedure, referred to as “householding,” reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses. A number of brokerage firms have also instituted householding. Shareholders sharing an address whose shares of the Corporation’s common stock are held in street name through such entities, should contact such entity if they now receive (i) multiple copies of the Corporation’s proxy materials or notices and wish to receive only one copy of these materials per household in the future, or (ii) a single copy of the Corporation’s proxy materials or notice and wish to receive separate copies of these materials in the future. Additional copies of the Corporation’s proxy materials are available upon request by calling 703-984-6785 or writing in care of the Corporate Secretary at SLM Corporation, 12061 Bluemont Way, Reston, VA 20190.

Attachment A

SLM CORPORATION
DIRECTORS EQUITY PLAN

SECTION 1.	PURPOSE

The purpose of the SLM Directors Equity Plan (the “Plan”) is to advance the interests of SLM Corporation (the “Corporation”), by enabling the Corporation to attract, retain and motivate qualified individuals to serve on the Corporation’s Board of Directors and to align the financial interests of such individuals with those of the Corporation’s shareholders by providing for or increasing their proprietary interest in the Corporation. The Plan assists Non-Employee Directors in meeting their share ownership guidelines.

SECTION 2.	DEFINITIONS

“Awards” means Stock Options, as defined below, and/or Stock Awards, as defined below, granted to Non-Employee Directors under this Plan. Stock Options granted pursuant to this Plan are not qualified under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

“Board” means the Board of Directors of the Corporation.

“Committee” means the Board and/or a committee of the Board acting pursuant to its authorization to administer this Plan under Section 10.

“Common Stock” means the Corporation’s Common Stock, par value $.20, as presently constituted, subject to adjustment as provided in Section 11.

“Fair Market Value” means, as of any date, and unless the Committee shall specify otherwise, the closing market price for the Common Stock reported for that date on the composite tape for securities listed on the national exchange on which the Corporation’s common stock is primarily listed (the “National Exchange”), or if the Common Stock did not trade on the National Exchange on the date in question, then for the next preceding date for which the Common Stock traded on the National Exchange.

“Non-Employee Director” means a member of the Board or a member of the Board of Directions of a subsidiary of the Corporation who is not at the time also an employee of the Corporation or any of its direct or indirect majority-owned subsidiaries (regardless of whether such subsidiary is organized as a Corporation, partnership or other entity). For purposes of this Plan, the Chairman of the Board’s status as an employee shall be determined by the Committee.

SECTION 3.	SHARES SUBJECT TO THE PLAN

Subject to adjustment as provided in Section 11, the maximum number of shares of Common Stock (the “Shares”) which may be issued pursuant to this Plan shall not exceed 1,000,000. The aggregate number of Shares issued under this Plan at any time shall equal the number of Shares actually issued upon exercise or settlement of an Award less any Shares returned to the Corporation upon cancellation, expiration or forfeiture of an Award and less any Shares delivered to the Corporation by or on behalf of a Participant (either actually or by attestation) in payment or satisfaction of the purchase price, exercise price or tax obligation of an Award.

SECTION 4.	PARTICIPANTS

Any person who is a Non-Employee Director shall be eligible for Awards in consideration for his or her service (a “Participant”).

SECTION 5.	AWARDS

5.1 Stock Options: A Stock Option is a right granted under this Plan to purchase a number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in or determined pursuant to the agreement evidencing the Stock Option (the “Option Agreement”).

5.2 Stock Award: A Stock Award is an award of Shares made under this Plan, the grant, issuance, retention and/or vesting of which is subject to such performance or other conditions as are expressed in the document evidencing the Stock Award (the “Stock Award Agreement”).

SECTION 6.	STOCK OPTION GRANTS

6.1  Option Agreement.  Each Option Agreement shall contain provisions regarding (a) the number of Shares which may be issued upon exercise of the Stock Option, (b) the purchase price of the Shares and the means of payment for the Shares, (c) the term of the Stock Option, (d) such terms and conditions of exercisability as may be determined from time to time by the Committee, (e) restrictions on the transfer of the Option and forfeiture provisions, and (f) such further terms and conditions, in each case not inconsistent with the Plan as may be determined from time to time by the Committee.

6.2  Option Price.  The purchase price per share of the Shares subject to each Stock Option granted under the Plan shall equal or exceed 100 percent of the fair market value of such Shares on the date the Stock Option is granted.

6.3  Option Term.  The “Term” of each Stock Option granted under the Plan shall not exceed ten (10) years from the date of its grant.

6.4  Option Vesting.  Stock Options granted under the Plan shall be exercisable at such time and in such installments during the period prior to the expiration of the Stock Option’s Term as determined by the Board in its sole discretion. The Board shall have the right to make the timing of the ability to exercise any Stock Option granted under the Plan subject to such performance requirements as deemed appropriate by the Board. At any time after the grant of a Stock Option the Board may, in its sole discretion, reduce or eliminate any restrictions surrounding any Participant’s right to exercise all or part of the Stock Option.

6.5  Option Exercise.

(a)  Partial Exercise.  An exercisable Stock Option may be exercised in whole or in part. However, a Stock Option shall not be exercisable with respect to fractional Shares and the Board may require, by the terms of the Option Agreement, a partial exercise to include a minimum number of Shares.

(b)  Manner of Exercise.  All or a portion of an exercisable Stock Option shall be deemed exercised upon delivery to the representative of the Corporation designated for such purpose by the Committee all of the following: (i) notice of exercise in such form as the Committee authorizes specifying the number of Shares to be purchased by the Participant, (ii) payment or provision for payment of the exercise price for such number of Shares, (iii) such representations and documents as the Committee, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal, state or foreign securities laws or regulations, (iv) in the event that the Stock Option shall be exercised by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Stock Option, and (v) such representations and documents as the Committee, in its sole discretion, deems necessary or advisable to provide for tax withholding pursuant to Section 13, if applicable. Unless provided otherwise by the Committee, no Participant shall have any right as a shareholder with respect to any Shares purchased pursuant to any Stock Option until the registration of Shares in the name of such person, and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such Shares are so registered.

(c)  Payment of Exercise Price.  To the extent authorized by the Committee, the exercise price of a Stock Option may be paid in the form of one of more of the following, either through the terms of the Option Agreement or at the time of exercise of a Stock Option: (i) cash or certified or cashiers’ check, (ii) Shares that have been held by the Participant for such period of time as the Committee may specify, (iii) other property deemed acceptable by the Committee, (iv) a reduction in the number of Shares or other property otherwise issuable pursuant to such Option, (v) any combination of (i) through (iv).

SECTION 7.	STOCK AWARDS

7.1  Each Stock Award Agreement shall contain provisions regarding (a) the number of Shares subject to such Stock Award or a formula for determining such, (b) the length of the restrictive period over which the Stock Award shall vest or may ratably vest, (c) forfeiture provisions, and (d) such further terms and conditions, in each case not inconsistent with the Plan as may be determined from time to time by the Committee.

7.2  Timing and Form of Payment.  The Committee shall determine the timing of payment of any Stock Award. The Committee may provide for or, subject to such terms and conditions as the Committee may specify, may permit a Participant to elect for the payment of any Stock Award to be deferred to a specified date or event. The Committee may provide for a Participant to have the option for his or her Stock Award, or such portion thereof as the Committee may specify, to be granted in whole or in part in Shares or Stock Units.

SECTION 8.	STOCK UNITS

8.1  Stock Units.  A “Stock Unit” is a bookkeeping entry representing an amount equivalent to the fair market value of one share of Common Stock. Stock Units represent an unfunded and unsecured obligation of the Corporation, except as otherwise provided for by the Committee.

8.2  Grant of Stock Units.  Stock Units may be issued in payment and satisfaction of any Share Award.

SECTION 9.  CHANGE OF CONTROL

9.1  Effect of Change of Control.  The Committee may through the terms of an Award or otherwise provide that any or all of the following shall occur, either immediately upon the Change of Control or a Change of Control Transaction of : (a) in the case of a Stock Option, the Participant’s ability to exercise any portion of the Stock Option not previously exercisable, and (b) in the case of a Stock Award or Stock Units, the lapse and expiration on any conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such Award. The Committee also may, through the terms of the Award or otherwise, provide for an absolute or conditional exercise, payment or lapse of conditions or restrictions on an Award which shall only be effective if, upon the announcement of a Change of Control Transaction, no provision is made in such Change of Control Transaction for the exercise, payment or lapse of conditions or restrictions on the Award, or other procedure whereby the Participant may realize the full benefit of the Award.

9.2  Definitions.  Unless the Committee or the Board shall provide otherwise, “Change of Control” shall mean an occurrence of any of the following events: (a) an acquisition (other than directly from the Corporation) of any voting securities of the Corporation (the “Voting Securities”) by any “person or group” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) other than an employee benefit plan of the Corporation, immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of more than fifty percent (50%) of the combined voting power of the Corporation’s then outstanding Voting Securities; or (b) the consummation of (i) a merger, consolidation or reorganization involving the Corporation, unless the Corporation resulting from such merger, consolidation or reorganization (the “Surviving Corporation”) shall adopt or assume this Plan and a Participant’s Awards under the Plan and either (A) the shareholders of the Corporation immediately before such merger, consolidation or reorganization own, directly or indirectly immediately following such merger, consolidation or reorganization, at least seventy-five percent (75%) of the combined voting power of the Surviving Corporation in substantially the same proportion as their ownership immediately before such merger, consolidation or reorganization, or (B) at least a majority of the members of the Board of Directors of the Surviving Corporation were directors of the Corporation immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization, or (ii) a complete liquidation or dissolution of the Corporation. “Change of Control Transaction” shall mean the consummation of any tender offer, offer, exchange offer, solicitation, merger, consolidation, reorganization or other transaction which result in a Change of Control.

SECTION 10.	ADMINISTRATION OF THE PLAN

The Plan shall be administered by the Board, except that as provided herein the Plan may be administered by the Compensation and Personnel Committee (the “Committee”) of the Board, as appointed from time to time by the Board. The Board shall fill vacancies on and from time to time may remove or add members to the Committee. The Committee shall act pursuant to a majority vote or unanimous written consent.

Subject to the express provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation: (a) to prescribe, amend and rescind rules relating to this Plan and to define terms not otherwise defined herein; (b) to prescribe the form of documentation used to evidence any Stock Option or Stock Award awarded hereunder, including provision for such terms as it considers necessary or desirable, not inconsistent with the terms established by the Board; (c) to establish and verify the extent of satisfaction of any conditions to exercisability applicable to Stock Options or to receipt or vesting of Stock Awards; (d) to determine whether, and the extent to which, adjustments are required pursuant to Section 11 hereof; and (e) to interpret and construe this Plan, any rules and regulations under the Plan and the terms and conditions of any Stock Option or Stock Award awarded hereunder, and to make exceptions to any procedural provisions in good faith and for the benefit of the Corporation. Notwithstanding any provision of this Plan, the Board may at any time limit the authority of the Committee to administer this Plan.

All decisions, determinations and interpretations by the Board or, except as to the Board, the Committee regarding the Plan, any rules and regulations under the Plan and the terms and conditions of any Stock Option or Stock Award awarded hereunder, shall be final and binding on all Participants and holders of Stock Options and Stock Awards. The Board and the Committee may consider such factors as it deems relevant, in its sole and absolute discretion, in making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Corporation and such attorneys, consultants and accountants as it may select.

SECTION 11.	ADJUSTMENT OF AND CHANGES IN THE STOCK

If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of shares or securities, or if cash, property or shares or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split, spin-off or the like, or if substantially all of the property and assets of the Corporation are sold, then the maximum number and type of shares or other securities that may be issued under this Plan shall be appropriately adjusted. The Committee shall determine in its sole discretion the appropriate adjustment to be effected pursuant to the immediately preceding sentence. In addition, in connection with any such change in the class of securities then subject to this Plan, the Committee shall make equitable adjustments in the number and type of shares or other securities or cash or other property that may be acquired pursuant to stock options and stock grants theretofore awarded under this Plan and the exercise price of such stock options or price, if any, of such stock grants.

No right to purchase or receive fractional shares shall result from any adjustment in stock options or stock grants pursuant to this Section 11. In case of any such adjustment, the shares subject to the stock option or stock grant shall be rounded up to the nearest whole share of Common Stock.

SECTION 12.	REGISTRATION, LISTING OR QUALIFICATION OF STOCK

In the event that the Board or the Committee determines in its discretion that the registration, listing or qualification of the Shares issuable under the Plan on any securities exchange or under any applicable law or governmental regulation is necessary as a condition to the issuance of such shares under the Stock Option or Stock Award, the Stock Option or Stock Award shall not be exercisable or exercised in whole or in part unless such registration, listing, qualification, consent or approval has been unconditionally obtained.

SECTION 13.	TAXES

The Board or Committee may make such provisions or impose such conditions as it may deem appropriate for the withholding or payment by a Participant of any taxes which it determines are necessary or appropriate in connection with any issuance of shares under this Plan, and the rights of a holder of a Stock Option or Stock Award in any Shares are subject to satisfaction of such conditions. The Corporation shall not be required to issue Shares or to recognize the disposition of such Shares until such obligations are satisfied. At the Participant’s election, any such obligations may be satisfied by having the Corporation withhold a portion of the shares of Common Stock that otherwise would be issued to the holder of the Stock Option or Stock Award upon exercise of the Stock Option or vesting or receipt of the Stock Award or by surrendering to the Corporation Shares previously acquired. The Corporation and any affiliate of the Corporation shall not be liable to a Participant or any other persons as to any tax consequence expected, but not realized, by any Participant or other person due to the receipt of any stock options or shares awarded hereunder.

SECTION 14.	ARBITRATION AND APPLICABLE LAW

Any claim, dispute or other matter in question of any kind relating to this Plan shall be settled by arbitration before a single arbitrator and otherwise conducted in accordance with the Rules of the American Arbitration Association, which proceedings shall be held in the city in which the Corporation’s executive offices are located. Notice of demand for arbitration shall be made in writing to the opposing party and to the American Arbitration Association within a reasonable time after the claim, dispute or other matter in question has arisen. In no event shall a demand for arbitration be made after the date when the applicable statute of limitations would bar the institution of a legal or equitable proceeding based on such claim, dispute or other matter in question. The decision of the arbitrator shall be final and may be enforced in any court of competent jurisdiction. This Plan and any rights hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law.

SECTION 15.	EFFECTIVE DATE, AMENDMENT AND TERMINATION OF PLAN

This Plan shall become effective upon its adoption by the Board, subject to approval by a majority of the outstanding shares of the Corporation present, or represented by proxy, and entitled to vote at a meeting of the Corporation’s shareholders. Unless earlier suspended or terminated by the Board, no Stock Options or Stock Awards may be awarded after the third anniversary of the date the Plan is approved by the Corporation’s shareholders. The Board may periodically amend the Plan as determined appropriate, without further action by the Corporation’s shareholders except to the extent required by applicable law.

The Board may amend, alter or discontinue the Plan or any agreement evidencing an Award made under the Plan, but no such amendment shall, without the approval of the shareholders of the Corporation:

(a)  materially increase the number of Shares that may be issued under the Plan;

(b)  permit granting of Stock Options at less than fair market value;

(c)  reduce or adjust downward the exercise price of outstanding Stock Options, whether through amendment, cancellation or replacement grants, or any other means;

(d)  impair the rights of any participant without his or her consent;

(e)  change the class of individuals eligible for the Plan;

(f)  extend the term of the Plan; and

(g)  otherwise amend the Plan in any manner if not permitted to do so by law or the NYSE listing requirements without such shareholder approval.

Attachment B

SLM CORPORATION
2009-2012 INCENTIVE PLAN

SECTION 1.	PURPOSE OF PLAN

The purpose of the SLM Corporation 2009-2012 Incentive Plan (“Plan”) is to enable SLM Corporation (the “Corporation”) to attract, retain and motivate its employees and to further align the interests of the Corporation’s employees with those of the shareholders of the Corporation by providing for or increasing their proprietary interest in the Corporation.

SECTION 2.	ADMINISTRATION OF THE PLAN

2.1  Composition of Committee.  The Plan shall be administered by the Board of Directors and/or the Compensation and Personnel Committee of the Board of Directors of SLM Corporation (the “Committee”). The Committee shall act pursuant to a majority vote or unanimous written consent. Notwithstanding the foregoing, with respect to any Award that is not intended to satisfy the conditions of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the Committee may appoint one or more separate committees (any such committee, a “Subcommittee”) composed of one or more directors of the Corporation, (who may but need not be members of the Committee) and may delegate to any such Subcommittee(s) the authority to grant Awards, as defined in Section 5.1 hereof, under the Plan to Employees, as defined in Section 4, to determine all terms of such Awards, and/or to administer the Plan or any aspect of it. Any action by any such Subcommittee within the scope of such delegation shall be deemed for all purposes to have been taken by the Committee. The Committee hereby designates the Secretary of the Corporation and the head of the Corporation’s human resource function to assist the Committee in the administration of the Plan, and may grant authority to such persons to execute agreements evidencing Awards made under this Plan or other documents entered into under this Plan on behalf of the Committee or the Corporation. In addition, the Committee may delegate any or all aspects of the day-to-day administration of the Plan to one or more officers or employees of the Corporation, and/or to one or more agents.

2.2  Powers of the Committee.  Subject to the express provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan with respect to the Awards over which such Committee has authority, including, without limitation, the following:

(a)  to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; provided that, unless the Committee shall specify otherwise, for purposes of this Plan (i) the term “fair market value” shall mean, as of any date, the closing price for a Share, as defined in Section 3.1 hereof, reported for that date on the composite tape for securities listed on national exchange on which the Corporation’s common stock is primarily listed (the “National Exchange”), or if the Common Stock did not trade on the National Exchange on the date in question, then for the next preceding date for which the Common Stock traded on the National Exchange; and (ii) the term “Corporation” shall mean SLM Corporation and its subsidiaries and affiliates, unless the context otherwise requires;

(b)  to determine the Employees to whom Awards shall be granted hereunder and the timing of any such Awards;

(c)  to grant Awards and determine the terms and conditions thereof, including the number of Shares subject to Awards and the exercise or purchase price of such Shares and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events, or other factors;

(d)  to establish and verify the extent of satisfaction of any performance goals applicable to Awards or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award;

(e)  to prescribe and amend the terms of the agreements evidencing Awards made under this Plan (which need not be identical) and the terms of or form of any document or notice required to be delivered to the Corporation by Participants under this Plan;

(f)  to determine the extent to which adjustments are required pursuant to Section 12 hereof;

(g)  to interpret and construe this Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions if the Committee, in good faith, determines that it is necessary to do so in light of extraordinary circumstances and for the benefit of the Corporation;

(h)  to approve corrections in the documentation or administration of any Award;

(i)  to require or permit Participant elections and/or consents under this Plan to be made by means of such electronic media as the Committee may prescribe; and

(j)  to make all other determinations deemed necessary or advisable for the administration of the Plan.

The Committee may, in its sole and absolute discretion, without amendment to the Plan, waive or amend the operation of Plan provisions respecting exercise after termination of employment or service to the Corporation or an Affiliate and, except as otherwise provided herein, adjust any of the terms of any Award. The Committee may also (A) accelerate the date on which any Award granted under the Plan becomes exercisable or (B) accelerate the vesting date or waive or adjust any condition imposed hereunder with respect to the vesting or exercisability of an Award, provided that the Committee, in good faith, determines that such acceleration, waiver or other adjustment is necessary or desirable in light of extraordinary circumstances.

2.3  Determinations of the Committee.  All decisions, determinations and interpretations by the Committee or the Board regarding the Plan, any rules and regulations under the Plan and the terms and conditions of or operation of any Award granted hereunder, shall be final and binding on all Participants, beneficiaries, heirs, assigns or other persons holding or claiming rights under the Plan or any Award. The Committee or the Board, as applicable, shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer of the Corporation or Employee and such attorneys, consultants and accountants as it may select.

2.4  No Repricing.  Notwithstanding anything in the Plan to the contrary, no Award outstanding under the Plan may be repriced, regranted through cancellation, including cancellation in exchange for cash or other Awards, or otherwise amended to reduce the exercise price applicable thereto (other than with respect to adjustments made in connection with a transaction or other change in the Corporation’s capitalization as described in Section 12) without the approval of the Corporation’s shareholders.

SECTION 3.	STOCK SUBJECT TO PLAN

3.1  Aggregate Limits.  Subject to adjustment as provided in Section 12, at any time, the aggregate number of shares of the Corporation’s common stock, $.20 par value (“Shares”), issued and issuable pursuant to all Awards granted under this Plan shall not exceed 10,000,000, plus any Shares authorized to be issued under the SLM Corporation Incentive Plan and the SLM Corporation Management Incentive Plan (the “Prior Plans”) that are not actually issued under the Prior Plans by reason of cancellation, forfeiture or net-settlement of Awards. The Shares subject to the Plan may be either Shares reacquired by the Corporation, including Shares purchased in the open market, or authorized but unissued Shares.

3.2  Code Section 162(m) Limits.  The maximum amount payable pursuant to that portion of an Incentive Bonus Award granted under this Plan for any calendar year to any Employee that is intended to satisfy the requirements for “performance based compensation” under Code Section 162(m) shall not exceed three million dollars ($3,000,000). In each calendar year an Employee may be granted Awards under this Plan relating up to his or her Annual Limit. A Participant’s Annual Limit, in any calendar year, shall equal one million (1,000,000) shares.

3.3  Issuance of Shares.  For purposes of Section 3.1, the aggregate number of Shares issued under this Plan at any time shall equal the number of Shares actually issued upon exercise or settlement of an Award. The aggregate number of Shares available for Awards under this Plan at any time shall not be reduced by (i) Shares subject to Awards that have been terminated, expired unexercised, forfeited or settled in cash, (ii) Shares subject to Awards (or Prior Plan Awards) that have been retained or withheld by the Corporation in payment or satisfaction of the exercise price, purchase price or tax withholding obligation of an Award (or Prior Plan Award), or (iii) Shares subject to Awards (or Prior Plan Awards) that otherwise do not result in the issuance of Shares in connection with payment or settlement thereof. In addition, Shares that have been delivered (either actually or by attestation) to the Corporation in payment or satisfaction of the exercise price, purchase price or tax withholding obligation of an Award (or Prior Plan Award) shall be available for Awards under this Plan.

SECTION 4.	PERSONS ELIGIBLE UNDER PLAN

Only employees of the Corporation shall be eligible to be considered for the grant of Awards under the Plan. For purposes of the administration of Awards, the term “Employee” shall also include a former Employee or any person (including any estate) who is a beneficiary of a former Employee. A “Participant” is any Employee to whom an Award has been made and any person (including any estate) to whom an Award has been assigned or transferred pursuant to Section 11.1.

SECTION 5.	PLAN AWARDS

5.1  Award Types.  The following arrangements or benefits are authorized under the Plan if their terms and conditions are not inconsistent with the provisions of the Plan: Stock Options, Stock Appreciation Rights, Incentive Bonuses, Performance Stock, Performance Stock Units, Restricted Stock and Restricted Stock Units. Such arrangements and benefits are sometimes referred to herein as “Awards.” Incentive Bonuses, Performance Stock, Performance Stock Units, Restricted Stock and Restricted Stock Units are also referred to as “Share Awards”. Each type of Award is defined as follows:

Stock Options:  A Stock Option is a right granted under Section 6 to purchase a number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in or determined pursuant to the agreement evidencing the Award (the “Award Agreement”). Options intended to qualify as Incentive Stock Options (“ISOs”) pursuant to Code Section 422 and Options which are not intended to qualify as ISOs (“Non-qualified Options”) may be granted under Section 6 as the Committee in its sole discretion shall determine.

Stock Appreciation Rights:  A Stock Appreciation Rights is a right granted under Section 7 that entitles the Participant to receive, in cash or Shares or a combination thereof, as determined by the Committee, value equal to or otherwise based on the excess of (i) the fair market value of a specified number of Shares at the time of exercise over (ii) the exercise price of the right, as established by the Committee on the date of grant, at such times, and on such other terms and conditions as are specified in or determined pursuant to the Award Agreement evidencing the Award.

Incentive Bonus:  An Incentive Bonus is a bonus opportunity awarded under Section 8 pursuant to which an Employee may become entitled to receive an amount based on satisfaction of such performance criteria as are specified in the Award Agreement evidencing the Award.

Performance Stock:  Performance Stock is an award of Shares made under Section 9, the grant, issuance, retention and/or vesting of which is subject to such performance and other conditions as are expressed in the Award Agreement evidencing the Award.

Performance Stock Units:  A Performance Stock Unit is an award made under Section 9 denominated in units of Shares under which the issuance of Shares (or cash in lieu thereof) is subject to such performance and other conditions as are expressed in the Award Agreement evidencing the Award.

Restricted Stock:  Restricted Stock is an award of Shares made under Section 10, the grant, issuance, retention and/or vesting of which is subject to certain restrictions, as are appropriate in the Award Agreement evidencing the Award.

Restricted Stock Units:  A Restricted Stock Unit is an award made under Section 10 denominated in units of Shares under which the issuance of Shares (or cash in lieu thereof) is subject to such conditions (including continued employment) and terms as the Committee deems appropriate in the Award Agreement evidencing the Award.

5.2  Grants of Awards.  An Award may consist of one such arrangement or benefit or two or more of them in tandem or in the alternative.

SECTION 6.	STOCK OPTION GRANTS

The Committee may grant an Option or provide for the grant of an Option, either from time-to-time in the discretion of the Committee or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals, the satisfaction of an event or condition within the control of the recipient of the Award, within the control of others or not within the person’s control.

6.1  Award Agreement.  Each Award Agreement evidencing an Option shall contain provisions regarding (a) the number of Shares which may be issued upon exercise of the Option, (b) the purchase price of the Shares and the means of payment for the Shares, (c) the term of the Option, (d) such terms and conditions of exercisability as may be determined from time to time by the Committee, (e) restrictions on the transfer of the Option and forfeiture provisions, and (f) such further terms and conditions, in each case not inconsistent with the Plan as may be determined from time to time by the Committee. Award Agreements evidencing ISOs shall contain such terms and conditions as may be necessary to comply with the applicable provisions of Section 422 of the Code.

6.2  Option Price.  The purchase price per Share of the Shares subject to each Option granted under the Plan shall equal or exceed 100 percent of the fair market value of such Stock on the date the Option is granted, except that in the case of Options granted to employees upon a merger or acquisition, the purchase price may be higher or lower than the fair market value of the Stock on the date the Option is granted if such purchase price is required to assume or substitute options held by employees of the acquired Corporation at the time of the acquisition.

6.3  Option Term.  The “Term” of each Option granted under the Plan, including any ISOs, shall not exceed ten (10) years from the date of its grant.

6.4  Option Vesting.  Options granted under the Plan shall be exercisable at such time and in such installments during the period prior to the expiration of the Option’s Term as determined by the Committee in its sole discretion. The Committee shall have the right to make the timing of the ability to exercise any Option granted under the Plan subject to such performance requirements as deemed appropriate by the Committee. At any time after the grant of an Option the Committee may, in its sole discretion, reduce or eliminate any restrictions surrounding any Participant’s right to exercise all or part of the Option.

6.5  Option Exercise.

(a)  Partial Exercise.  An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional Shares and the Committee may require, by the terms of the Award Agreement, a partial exercise to include a minimum number of Shares.

(b)  Manner of Exercise.  All or a portion of an exercisable Option shall be deemed exercised upon delivery to the representative of the Corporation designated for such purpose by the Committee all of the following: (i) notice of exercise in such form as the Committee authorizes specifying the number of Shares to be purchased by the Participant, (ii) payment or provision for payment of the exercise price for such number of Shares, (iii) such representations and documents as the Committee, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal, state or foreign securities laws or regulations, (iv) in the event that the Option shall be exercised pursuant to Section 11.1 by any person or persons other than the Employee, appropriate proof of the right of such person or persons to exercise the Option, and (v) such representations and documents as the Committee, in its sole discretion, deems necessary or advisable to provide for the tax withholding pursuant to Section 14. Unless provided otherwise by the Committee, no Participant shall have any right as a shareholder with respect to any Shares purchased pursuant to any Option until the registration of Shares in the name of such person, and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such Shares are so registered.

(c)  Payment of Exercise Price.  To the extent authorized by the Committee, the exercise price of an Option may be paid in the form of one of more of the following, either through the terms of the Award Agreement or at the time of exercise of an Option: (i) cash or certified or cashiers’ check, (ii) Shares that have been held by the Participant for such period of time as the Committee may specify, (iii) other property deemed acceptable by the Committee, (iv) a reduction in the number of Shares or other property otherwise issuable pursuant to such Option, (v) any combination of (i) through (iv).

SECTION 7.	STOCK APPRECIATION RIGHTS

Stock Appreciation Rights may be granted to Participants from time to time either in tandem with or as a component of other Awards granted under the Plan (“tandem SARs”) or not in conjunction with other Awards (“freestanding SARs”) and may, but need not, relate to a specific Option granted under Section 6. The provisions of Stock Appreciation Rights need not be the same with respect to each grant or each recipient. Any Stock Appreciation Right granted in tandem with an Award may be granted at the same time such Award is granted or at any time thereafter before exercise or expiration of such Award. All freestanding SARs shall be granted subject to the same terms and conditions applicable to Options as set forth in Section 6 and all tandem SARs shall have the same exercise price, vesting, exercisability, forfeiture and termination provisions as the Award to which they relate. Subject to the provisions of Section 6 and the immediately preceding sentence, the Committee may impose such other conditions or restrictions on any Stock Appreciation Right as it shall deem appropriate. Stock Appreciation Rights may be settled in Shares, cash or a combination thereof, as determined by the Committee and set forth in the applicable Award Agreement.

SECTION 8.	INCENTIVE BONUS

Incentive Bonus Awards may be granted at any time and from time to time prior to the termination of the Plan to Participants as determined by the Committee.

8.1  Incentive Bonus Award.  Each Incentive Bonus Award shall contain provisions regarding (a) the target and maximum amount payable to the Employee as an Incentive Bonus, (b) the performance criteria and level of achievement versus these criteria which shall determine the amount of such payment, (c) the period as to which performance shall be measured for determining the amount of any payment, (d) the timing of any payment earned by virtue of performance, (e) restrictions on the alienation or transfer of the Incentive Bonus prior to actual payment, (f) forfeiture provisions, and (g) such further terms and conditions, in each case not inconsistent with the Plan as may be determined from time to time by the Committee.

8.2  Performance Criteria.  The Committee shall establish the performance criteria and level of achievement versus these criteria, which shall determine the maximum amount payable under an Incentive Bonus Award, which criteria may be based on financial performance and/or personal performance evaluations. The Committee may specify the percentage of the target Incentive Bonus that is intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m). Notwithstanding anything to the contrary herein, the performance criteria for any portion of an Incentive Bonus that is intended by the Committee to satisfy the requirements for

“performance-based compensation” under Code Section 162(m) shall be a measure based on one or more Qualifying Performance Criteria (as defined in Section 11.2 hereof) selected by the Committee and specified at the time the Incentive Bonus Award is granted. The Committee shall certify the extent to which any Qualifying Performance Criteria has been satisfied and the amount payable as a result thereof, prior to payment of any Incentive Bonus that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Code Section 162(m)

8.3  Timing and Form of Payment.  The Committee shall determine the timing of payment of any Incentive Bonus. The Committee may provide for or, subject to such terms and conditions as the Committee may specify, may permit a Participant to elect for the payment of any Incentive Bonus to be deferred to a specified date or event. The Committee may provide for a Participant to have the option for his or her Incentive Bonus, or such portion thereof as the Committee may specify, to be paid in whole or in part in Shares or Stock Units.

8.4  Discretionary Adjustments.  Notwithstanding satisfaction of any performance goals, the amount paid under an Incentive Bonus Award on account of either financial performance or personal performance evaluations may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

SECTION 9.	PERFORMANCE STOCK AND PERFORMANCE STOCK UNITS

Performance Stock and Performance Stock Units may be granted at any time and from time to time prior to the termination of the Plan to Participants as determined by the Committee.

9.1  Performance Stock Award.  Each Performance Stock and Performance Stock Unit Award shall contain provisions regarding (a) the number of Shares subject to such Award or a formula for determining such, (b) the performance criteria and level of achievement versus these criteria which shall determine the number of Shares granted, issued, retainable and/or vested, (c) the period as to which performance shall be measured for determining achievement of performance, provided that such period shall be no shorter than twelve months, (d) forfeiture provisions, and (e) such further terms and conditions, in each case not inconsistent with the Plan as may be determined from time to time by the Committee. Unless determined otherwise by the Committee, each Performance Stock Unit will be equal to one Share and will entitle a Participant to either the issuance of Shares or payment of an amount of cash determined with reference to the value of Shares.

9.2  Performance Criteria.  The grant, issuance, retention and/or vesting of each Performance Stock and Performance Stock Unit Award shall be subject to such performance criteria and level of achievement versus these criteria as the Committee shall determine, which criteria may be based on financial performance and/or personal performance evaluations. Notwithstanding anything to the contrary herein, the performance criteria for any Performance Stock and Performance Stock Unit Award that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Code Section 162(m) shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified at the time the Award is granted.

9.3  Timing and Form of Payment.  The Committee shall determine the timing of payment of any Performance Stock and Performance Stock Unit Award. The Committee may provide for or, subject to such terms and conditions as the Committee may specify, may permit a Participant to elect for the payment of any Performance Stock and Performance Stock Unit Award to be deferred to a specified date or event.

9.4  Discretionary Adjustments.  Notwithstanding satisfaction of any performance goals, the number of Shares granted, issued, retainable and/or vested under a Performance Stock Award on account of either financial performance or personal performance evaluations may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

SECTION 10.	RESTRICTED STOCK

Restricted Stock and Restricted Stock Units may be granted at any time and from time to time prior to the termination of the Plan to Participants as determined by the Committee.

10.1  Restricted Stock Award.  Each Restricted Stock and Restricted Stock Unit Award shall contain provisions regarding (a) the number of Shares subject to such Award or a formula for determining such, (b) the length of the period over which the Award shall vest or may ratably vest, provided that such period shall be no shorter than thirty-six months, other than for reasons set forth in Section 11.7 and Section 13, (c) forfeiture provisions, and (d) such further terms and conditions, in each case not inconsistent with the Plan as may be determined from time to time by the Committee. Notwithstanding anything herein to the contrary, the limitation set forth in clause (b) of the preceding sentence shall not with respect to up to an aggregate of 5% of the Shares authorized for issuance under the Plan, which may be granted (or regranted upon forfeiture) as Restricted Stock and/or Restricted Stock Unit Awards without regard to such minimum vesting requirements. Unless determined otherwise by the Committee, each Restricted Stock Unit will be equal to one Share and will entitle a Participant to either the issuance of Shares or payment of an amount of cash determined with reference to the value of Shares.

10.2  Timing and Form of Payment.  The Committee shall determine the timing of payment of any Restricted Stock and Restricted Stock Unit Award. The Committee may provide for or, subject to such terms and conditions as the Committee may specify, may permit a Participant to elect for the payment of any Restricted Stock and Restricted Stock Unit Award to be deferred to a specified date or event.

10.3  Discretionary Adjustments.  The number of Shares granted, issued, retainable and/or vested under a Restricted Stock and Restricted Stock Unit Award may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

SECTION 11.	OTHER PROVISIONS APPLICABLE TO AWARDS

11.1  Transferability.  Unless the agreement evidencing an Award (or an amendment thereto authorized by the Committee) expressly states that the Award is transferable as provided hereunder, no Award granted under the Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner prior to the vesting or lapse of any and all restrictions applicable thereto, other than by will or the laws of descent and distribution. The Committee may in its sole discretion grant an Award or amend an outstanding Award to provide that the Award is transferable or assignable to a member or members of the Employee’s “immediate family,” as such term is defined under Exchange Act Rule 16a-1(e), or to a trust for the benefit solely of a member or members of the Employee’s immediate family, or to a partnership or other entity whose only owners are members of the Employee’s family, provided that (i) no consideration is given in connection with the transfer of such Award, and (2) following any such transfer or assignment the Award will remain subject to substantially the same terms applicable to the Award while held by the Employee, as modified as the Committee in its sole discretion shall determine appropriate, and the Participant shall execute an agreement agreeing to be bound by such terms.

11.2  Qualifying Performance Criteria.

(a)  The Committee may establish performance criteria and level of achievement versus such criteria that shall determine the number of Shares to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an Award, which criteria may be based on Qualifying Performance Criteria or other standards of financial performance and/or personal performance evaluations. In addition, the Committee may specify that an Award or a portion of an Award is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, provided that the performance criteria for such Award or portion of an Award that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified at the time the Award is granted. The Committee shall certify the extent to which any Qualifying Performance Criteria has been satisfied and the amount payable as a result thereof, prior to payment, settlement or vesting of any Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding satisfaction of any performance goals, the number of Shares issued under or the amount paid under an award may, to the extent specified in the Award Agreement, be reduced, but not increased, by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

(b)  For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, or derivations of such performance criteria, either individually, alternatively or in any combination, applied to either the Corporation as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually (or over such shorter period) or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Award: (a) cash flow (including operating cash flow, free cash flow, cash flow return on capital, or cash flow per share), (b) core cash earnings per share (including earnings before interest, taxes, depreciation and amortization), (c) return measures (including return on assets, capital, equity, or sales), (d) total shareholder return, (e) productivity ratios, (f) expense targets or ratios, (g) revenue, (h) core cash income or net income, (i) core cash operating income or net operating income, (j) operating profit or net operating profit, (k) gross or operating margin, (l) return on operating revenue, (m) market share, (n) loan volume, (o) overhead or other expense reduction, (p) charge-off levels, (q) deposit growth, (r) margins, (s) operating efficiency, (t) economic value added, (u) customer or employee satisfaction, (v) debt reduction, (w) capital targets, (x) consummation of acquisitions, dispositions, projects or other specific events or transactions, (y) liquidity, (z) capital adequacy, (aa) ratio of nonperforming to performing assets, (bb) ratio of common equity to total assets, or (cc) regulatory compliance metrics. To the extent consistent with Code Section 162(m), the Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Corporation’s annual report to shareholders for the applicable year.

11.3  Dividends.  Unless otherwise provided by the Committee, no adjustment shall be made in Shares issuable under Awards on account of cash dividends that may be paid or other rights that may be issued to the holders of Shares prior to their issuance under any Award. The Committee shall specify whether dividends or dividend equivalent amounts shall be paid to any Participant with respect to the Shares subject to any Share Award that have not vested or been issued or that are subject to any restrictions or conditions on the record date for dividends.

11.4  Deferral of Gains.  The Committee may, in an Award Agreement or otherwise, provide for the deferred delivery of Shares upon settlement, payment, vesting or other events with respect to Share Awards. Notwithstanding anything herein to the contrary, in no event will any deferral of the delivery of Shares or any other payment with respect to any Award be allowed if the Committee determines, in its sole discretion, that the deferral would result in the imposition of the additional tax under Section 409A(a)(1)(B) of the Code.

11.5  Award Agreements.  The Committee shall, subject to applicable law, determine the date an Award is deemed to be granted, which for purposes of this Plan shall not be affected by the fact that an Award is contingent on subsequent shareholder approval of the Plan. The Committee or, except to the extent prohibited under applicable law, its delegate(s) may establish the terms of agreements evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement’s effectiveness that such agreement be executed by the Participant and that such Participant agree to such further terms and conditions as specified in such agreement. The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the Award Agreement evidencing such Award.

11.6  Tandem Stock or Cash Rights.  Either at the time an Award is granted or by subsequent action, the Committee may, but need not, provide that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Corporation, a number of Shares, cash or a combination thereof, the amount of which is determined by reference to the value of the Award.

11.7  Termination of Employment.  At the time of the grant of an Award, the Committee may provide that upon an Award holder’s termination of employment on account of death, Disability or Involuntary Termination, as those terms are defined herein, all unvested Awards held by the Award holder shall vest. “Disability” means total and permanent disability within the meaning of the Corporation’s long-term disability policy applicable at the time to the Award holder, as may be amended from time to time. “Involuntary Termination” means termination of employment.

11.8  Misconduct.  At the time of the grant of an Award, the Committee may provide that if the Award holder engages in Misconduct, as defined herein, the Award, whether vested or unvested, is forfeited. Whether an Award holder has engaged in Misconduct will be determined by the Corporation’s senior human resources officer or his or her designee. Misconduct is defined as an act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to the Corporation, breach of fiduciary duty or deliberate disregard of Corporation rules; an unauthorized disclosure of any Corporation trade secret or confidential information; any conduct constituting unfair competition; inducing any customer of the Corporation to breach a contract with the Corporation or any principal for whom the Corporation acts as agent to terminate such agency relationship; or engaging in any other act or conduct proscribed by the senior human resources officer as Misconduct.

11.9  Conditions and Restrictions Upon Securities Subject to Awards.  The Committee may provide that the Shares issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Committee in its discretion may specify prior to the grant, exercise, vesting or settlement of such Award, including without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the Shares issued upon exercise, vesting or settlement of such Award (including the actual or constructive surrender of Shares already owned by the Participant) or payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Shares issued under an Award, including without limitation (i) restrictions under an insider trading policy or pursuant to applicable law, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and holders of other Corporation equity compensation arrangements, (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers and (iv) provisions requiring Shares to be sold on the open market or to the Corporation in order to satisfy tax withholding or other obligations.

SECTION 12.	CHANGES IN CAPITAL STRUCTURE

If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of shares or securities, or if cash, property or shares or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split, spin-off or the like, or if substantially all of the property and assets of the Corporation are sold, then, unless the terms of such transaction shall provide otherwise, the Committee shall make appropriate and proportionate adjustments in (i) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Awards theretofore granted under this Plan and the exercise or settlement price of such Awards, provided, however, that such adjustment shall be made in such a manner that will not affect the status of any Award intended to qualify as an ISO under Code Section 422 or as “performance based compensation” under Code Section 162(m), and (ii) the maximum number and type of shares or other securities that may be issued pursuant to such Awards thereafter granted under this Plan.

SECTION 13.	CHANGE OF CONTROL

13.1  Effect of Change of Control.  The Committee may through the terms of the Award or otherwise provide that any or all of the following shall occur upon termination of the Employee’s employment within twenty-four (24) months following a Change of Control or a Change of Control Transaction: (a) in the case of an Option or Stock Appreciation Right, the Participant’s ability to exercise any portion of the Option not previously exercisable, (b) in the case of an Incentive Bonus, the right to receive a payment equal to the target amount payable or, if greater, a payment based on performance through a date determined by the Committee prior to the Change of Control, and (c) in the case of Shares issued in payment of any Incentive Bonus, and/or in the case of Share Awards, the lapse and expiration on any conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such Award. The Committee also may, through the terms of the Award or otherwise, provide for an absolute or conditional exercise, payment or lapse of conditions or restrictions on an Award which shall only be effective if, upon the announcement of a Change of Control Transaction, no provision is made in such Change of Control Transaction for the exercise, payment or lapse of conditions or restrictions on the Award, or other procedure whereby the Participant may realize the full benefit of the Award. Notwithstanding anything herein to the contrary, in the event of a Change in Control or Change of Control Transaction in which the acquiring or surviving company in the transaction does not assume or continue outstanding Awards upon the Change of Control or Change of Control Transaction, immediately prior to the Change of Control, all Awards that are not assumed or continued shall be treated as follows effective immediately prior to the Change of Control or Change of Control Transaction, as applicable: (a) in the case of an Option or Stock Appreciation Right, the Participant shall have the ability to exercise such Option or Stock Appreciation Right, including any portion of the Option or Stock Appreciation Right not previously exercisable, (b) in the case of an Incentive Bonus, the Participant shall have the right to receive a payment equal to the target amount payable or, if greater, a payment based on performance through a date determined by the Committee prior to the Change of Control, and (c) in the case of Shares issued in payment of any Incentive Bonus, and/or in the case of Share Awards, the lapse and expiration on any conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such Award.

13.2  Definitions.  Unless the Committee or the Board shall provide otherwise, “Change of Control” shall mean an occurrence of any of the following events: (a) an acquisition (other than directly from the Corporation) of any voting securities of the Corporation (the “Voting Securities”) by any “person or group” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) other than an employee benefit plan of the Corporation, immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of more than fifty percent (50%) of the combined voting power of the Corporation’s then outstanding Voting Securities; or (b) the consummation of (i) a merger, consolidation or reorganization involving the Corporation, unless the Corporation resulting from such merger, consolidation or reorganization (the “Surviving Corporation”) shall adopt or assume this Plan and a Participant’s Awards under the Plan and either (A) the shareholders of the Corporation immediately before such merger, consolidation or reorganization own, directly or indirectly immediately following such merger, consolidation or reorganization, at least seventy-five percent (75%) of the combined voting power of the Surviving Corporation in substantially the same proportion as their ownership immediately before such merger, consolidation or reorganization, or (B) at least a majority of the members of the Board of Directors of the Surviving Corporation were directors of the Corporation immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization, or (ii) a complete liquidation or dissolution of the Corporation. “Change of Control Transaction” shall mean the consummation of any tender offer, offer, exchange offer, solicitation, merger, consolidation, reorganization or other transaction which result in a Change of Control.

SECTION 14.	TAXES

14.1  Withholding Requirements.  The Committee may make such provisions or impose such conditions as it may deem appropriate for the withholding or payment by the Employee or Participant, as appropriate, of any taxes which it determines are required in connection with any Awards granted under this Plan, and a Participant’s rights in any Award are subject to satisfaction of such conditions.

14.2  Payment of Withholding Taxes.  Notwithstanding the terms of Section 14.1 hereof, the Committee may provide in the agreement evidencing an Award or otherwise that all or any portion of the taxes required to be withheld by the Corporation or, if permitted by the Committee, desired to be paid by the Participant, in connection with the exercise of a Non-qualified Option or the exercise, vesting, settlement or transfer of any other Award shall be paid or, at the election of the Participant, may be paid by the Corporation withholding Shares otherwise issuable or subject to such Award, or by the Participant delivering previously owned Shares, in each case having a fair market value equal to the amount required or elected to be withheld or paid. Any such elections are subject to such conditions or procedures as may be established by the Committee and may be subject to disapproval by the Committee.

SECTION 15.	AMENDMENTS OR TERMINATION

The Board may amend, alter or discontinue the Plan or any agreement evidencing an Award made under the Plan, but no such amendment shall, without the approval of the shareholders of the Corporation:

(a)  materially increase the number of shares that may be issued under the Plan;

(b)  permit granting of stock options at less than fair market value;

(c)  reduce or adjust downward the exercise price of outstanding options, whether through amendment, cancellation or replacement grants, or any other means;

(d)  impair the rights of any award holder without his or her consent;

(e)  change the class of individuals eligible for the Plan

(f)  extend the term of the Plan; and

(g)  otherwise amend the Plan in any manner if not permitted to do so by law or the National Exchange listing requirements without shareholder approval.

SECTION 16.	COMPLIANCE WITH OTHER LAWS AND REGULATIONS

The Plan, the grant and exercise of Awards thereunder, and the obligation of the Corporation to sell, issue or deliver Shares under such Awards, shall be subject to all applicable federal, state and foreign laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Corporation shall not be required to register in a Participant’s name or deliver any Shares prior to the completion of any registration or qualification of such Shares under any federal, state or foreign law or any ruling or regulation of any government body which the Committee shall, in its sole discretion, determine to be necessary or advisable. This Plan is intended to constitute an unfunded arrangement for a select group of management or other key employees.

No Option shall be exercisable unless a registration statement with respect to the Option is effective or the Corporation has determined that such registration is unnecessary. Unless the Awards and Shares covered by this Plan have been registered under the Securities Act of 1933, as amended, or the Corporation has determined that such registration is unnecessary, each person receiving an Award and/or Shares pursuant to any Award may be required by the Corporation to give a representation in writing that such person is acquiring such Shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

SECTION 17.	OPTION GRANTS BY SUBSIDIARIES

In the case of a grant of an option to any eligible Employee employed by a subsidiary, such grant may, if the Committee so directs, be implemented by the Corporation issuing any subject shares to the subsidiary, for such lawful consideration as the Committee may determine, upon the condition or understanding that the subsidiary will transfer the shares to the option holder in accordance with the terms of the option specified by the Committee pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such option may be issued by and in the name of the subsidiary and shall be deemed granted on such date as the Committee shall determine.

SECTION 18.	NO RIGHT TO EMPLOYMENT

Nothing in this Plan or as a result of any Award granted pursuant to this Plan shall confer on any individual any right to continue in the employ of the Corporation or interfere in any way with the right of the Corporation to terminate an individual’s employment at any time. The Award agreements may contain such provisions as the Committee may approve with reference to the effect of approved leaves of absence.

SECTION 19.	EFFECTIVENESS AND EXPIRATION OF PLAN

The Plan was adopted by the Board on March 26, 2009, and will become effective upon approval of the Plan by the Corporation’s shareholders (the date of such approval the “Effective Date”). All Awards granted under this Plan are subject to, and may not be exercised before, the approval of the Plan by the affirmative vote of the holders of a majority of the outstanding shares of the Corporation present, or represented by proxy, and entitled to vote, at a meeting of the Corporation’s shareholders or by written consent in accordance with the laws of the State of Delaware; provided that if such approval by the shareholders of the Company does not occur within one year of the approval of the Plan by the Board, all Awards previously granted under this Plan shall be void. The Plan shall remain available for the grant of Awards until the third (3rd) anniversary of the date that the Plan is approved by the Corporation’s shareholders. Notwithstanding the foregoing, the Plan may be terminated at such earlier time as the Board may determine. Termination of the Plan will not affect the rights and obligations of the Participants and the Corporation arising under Awards theretofore granted and then in effect.

SECTION 20.	NON-EXCLUSIVITY OF THE PLAN

Neither the adoption of the Plan by the Board nor the submission of the Plan to the shareholders of the Corporation for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as it or they may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

SECTION 21.	GOVERNING LAW

This Plan and any agreements hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law. The Committee may provide that any dispute as to any Award shall be presented and determined in such forum as the Committee may specify, including through binding arbitration. Any reference in this Plan or in the agreement evidencing any Award to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

Admission Ticket C123456789 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) 000000000.000000 ext 000000000.000000 ext ADD 1 Electronic Voting Instructions ADD 2 ADD 3 You can vote by Internet or telephone! ADD 4 Available 24 hours a day, 7 days a week!
ADD 5 Instead of mailing your vote, you may choose one of the two voting ADD 6 methods outlined below to vote your vote. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Votes submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 22, 2009. Vote by Internet · Log on to the Internet and go to www.envisionreports.com/SLM · Follow the steps outlined on the secured website. Vote by telephone · Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call. Using a black ink pen, mark your votes with an X as shown in • Follow the instructions provided by the recorded message. this example. Please do not write outside the designated areas.
Annual Meeting Voting Instruction Card123456 C0123456789 12345 3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 — 4. 1. Election of Directors: For Against Abstain For Against AbstainFor Against Abstain 01 — Ann Torre Bates 02 — W.M. Diefenderfer III 03 — Diane Suitt Gilleland 04 — Earl A. Goode 05 — Ronald F. Hunt 06 — Albert L. Lord 07 — Michael E. Martin 08 — Barry A. Munitz 09 — Howard H. Newman 10 — A. Alexander Porter, Jr. 11 — Frank C. Puleo 12 — Wolfgang Schoellkopf 13 - Steven L. Shapiro 14 — J. Terry Strange 15 — Anthony P. Terracciano 16 — Barry L. Williams If you wish to cumulate votes for Directors, do NOT mark the boxes above, but check this box and write your voting instructions on the line below. For Against Abstain For Against Abstain 2. Adoption of the SLM Corporation Directors 3. Adoption of the SLM Corporation 2009 — 2012 Incentive Plan. Equity Plan. 4. Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A — B ON BOTH SIDES OF THIS CARD. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR ASAMPLE AND MR A SAMPLE AND MR A SAMPLE AND1 U P X 0 2 1 4 0 6 3 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE A + <STOCK#> 010XKB

2009 Annual Meeting Admission Ticket

2009 Annual Meeting of
SLM Corporation

May 22, 2009
11:00 A.M.

SallieMae®
Champions for Higher Education.℠

+

Proxy — SLM Corporation

Proxy Solicited by Board of Directors for Annual Meeting — May 22, 2009

Each of the undersigned, revoking all other proxies heretofore given, hereby constitutes and appoints Mark L. Heleen individually and with full power of substitution, as proxy to represent and vote all shares of Common Stock, par value $.20 per share (the "Common Stock"), of SLM Corporation (the "Company") owned by the undersigned at the Annual Meeting and any adjournments or postponements thereof.

If you wish to cumulate votes for a Director(s), write the name(s) of the nominee(s) on the reverse side and next to the name(s), the percentage(s) of votes you wish to allocate, not to exceed 100%.

The shares represented hereby will be voted in accordance with the directions given in this proxy. **If not otherwise directed herein, shares represented by this proxy will be voted FOR Item 1 (Election of Directors), FOR Item 2 (Adoption of the SLM Corporation Directors Equity Plan), FOR Item 3 (Adoption of the SLM Corporation 2009 - 2012 Incentive Plan), and FOR Item 4 (Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm.)** If any other matters are properly brought before the Annual Meeting, proxies will be voted on such matters as the proxies named herein, in their sole discretion, may determine.

2009 Annual Meeting Admission Ticket 2009 Annual Meeting of SLM Corporation May 22, 2009 11:00 A.M. Upon arrival, please present this admission ticket and photo identification at the registration desk. 3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 4 VOTING INSTRUCTION CARD — SLM Corporation Annual Meeting of Shareholders to be held on May 22, 2009 This Instruction Card is Solicited by Fidelity Management Trust Company As a participant in The Sallie Mae 401(k) Savings Plan or The Sallie Mae 401(k) Retirement Savings Plan, you have the right to direct Fidelity Management Trust Company regarding how to vote the shares of SLM Corporation attributable to your account at the Annual Meeting to be held on May 22, 2009 at 11:00 A.M. Easter, Time. Your voting directions will be tabulated confidentially. Only Fidelity will have access to your individual voting direction. Unless otherwise required by law, the shares attributable to your account will be voted as directed. If no direction is made, if the card is not signed, or if the card is not received by May 19, 2009, the shares attributable to your account will be voted in the same proportion as directions received from participants. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A — B ON BOTH SIDES OF THIS CARD. +

Admission Ticket C123456789 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) 000000000.000000ext 000000000.000000 ext ADD 1 Electronic Voting Instructions ADD 2 ADD 3You can vote by Internet or telephone! ADD 4 Available 24 hours a day, 7 days a week! ADD 5 Instead of mailing your proxy, you may choose one of the two voting ADD 6 methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 22, 2009. Vote by Interne · Log on to the Internet and go to www.envisionreports.com/SLM · Follow the steps outlined on the secured website. Vote by telephone · Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call. Using a black ink pen, mark your votes with an X as shown in • Follow the instructions provided by the recorded message. this example. Please do not write outside the designated areas.
Annual Meeting Proxy Card123456 C0123456789 12345 3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 — 4.1. Election of Directors: For Against Abstain For Against Abstain For Against Abstain 01 — Ann Torre Bates 02 — W.M. Diefenderfer III 03 — Diane Suitt Gilleland 04 — Earl A. Goode 05 — Ronald F. Hunt 06 — Albert L. Lord 07 — Michael E. Martin 08 — Barry A. Munitz 09 — Howard H. Newman 10 — A. Alexander Porter, Jr. 11 — Frank C. Puleo 12 — Wolfgang Schoellkopf 13 - Steven L. Shapiro 14 — J. Terry Strange 15 — Anthony P. Terracciano 16 — Barry L. Williams If you wish to cumulate votes for Directors, do NOT mark the boxes above, but check this box and write your voting instructions on the line below. For Against Abstain or Against Abstain 2. Adoption of the SLM Corporation Directors 3. Adoption of the SLM Corporation 2009 — 2012 Incentive Plan. Equity Plan. 4. Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A — B ON BOTH SIDES OF THIS CARD. NNNNNNNC 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 1 U P X 0 2 1 4 0 6 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND +
<STOCK#> 010X7B

2009 Annual Meeting Admission Ticket 2009 Annual Meeting of SLM Corporation May 22, 2009 11:00 A.M. Upon arrival, please present this admission ticket and photo identification at the registration desk. 3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 + VOTING INSTRUCTION CARD — SLM Corporation Annual Meeting of Shareholders to be held on May 22, 2009 This Instruction Card is Solicited by Fidelity Management Trust Company As a participant in The Sallie Mae 401(k) Savings Plan or The Sallie Mae 401(k) Retirement Savings Plan, you have the right to direct Fidelity Management Trust Company regarding how to vote the shares of SLM Corporation attributable to your account at the Annual Meeting to be held on May 22, 2009 at 11:00 A.M. Easter, Time. Your voting directions will be tabulated confidentially. Only Fidelity will have access to your individual voting direction. Unless otherwise required by law, the shares attributable to your account will be voted as directed. If no direction is made, if the card is not signed, or if the card is not received by May 19, 2009, the shares attributable to your account will be voted in the same proportion as directions received from participants. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A — B ON BOTH SIDES OF THIS CARD. +